As filed with the U.S. Securities and Exchange Commission on November 4, 2026.

Registration No. 333-296656

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Ventures Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Florida	6770	41-3533528
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 Front Street

Suite 300, Jupiter, FL 33477

Telephone:

1 (833) 282-2001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Devall

Chief Executive Officer

110 Front Street

Suite 300, Jupiter, FL 33477

Telephone:

1 (833) 282-2001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross David Carmel, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, New York 10036 United States of America (212) 930-9700	Kevin E. Manz King & Spalding LLP 1290 Avenue of the Americas, 14th Floor New York, New York 10104 (212) 556-2100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED November 4, 2026

$75,000,000

American Ventures Acquisition Corp. I

15,000,000 Shares of Class A Common Stock

American Ventures Acquisition Corp. I is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to identify and acquire a business where we believe our management teams’ and our affiliates’ expertise will provide us with a competitive advantage, including technology, healthcare and logistics industries. We will seek to acquire one or more businesses with an aggregate enterprise value of $700 million or greater, although, if we believe it is in the best interests of our stockholders, we may pursue a business combination with a target below that size.

This is an initial public offering of our common stock. Each share of Class A common stock has an offering price of $5.00. The underwriters have a 45-day option from the date of this prospectus to purchase up to an additional 2,250,000 shares of Class A common stock to cover over-allotments, if any. Unlike in the initial public offerings by certain other special purpose acquisition companies, this is not an offering of units and investors will not receive warrants that would become exercisable following the completion of our initial business combination.

We will provide our public stockholders with the opportunity to redeem, regardless of whether they abstain, vote for, or vote against, our initial business combination, all or a portion of their shares of Class A common stock that were sold in this offering, which we refer to collectively as our public shares, upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account, less taxes payable, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The proceeds placed in the trust account and the interest earned thereon will not be used to pay for possible excise tax or any other fees or taxes that may be levied on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 on any redemptions or share buybacks by our company. See “Summary — The Offering — Redemption rights for public stockholders upon completion of our initial business combination” and “Summary — The Offering — Redemption of public shares and distribution and liquidation if no initial business combination” for more information.

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination, and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. However, it will not restrict our stockholders’ ability to vote all their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. See “Summary — The Offering — Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold stockholder vote” for further discussion of certain limitations on redemption rights.

Our sponsor, American Ventures Sponsor I LLC, has committed to purchase an aggregate of 2,250,000 private shares of Class A common stock, or the “private shares” (whether or not the over-allotment option is exercised), at a price of $2.00 per share for an aggregate purchase price of $ 4,500,000. Each private share will be identical to the shares sold in this offering, except as described in this prospectus. The private shares will be sold in a private placement that will close simultaneously with the closing of this offering. Investors, which we refer to as the “non-sponsor investors” throughout this prospectus, have expressed to us an interest in purchasing, indirectly through the purchase of non-managing sponsor membership interests, an aggregate of 1,630,000 private shares (whether or not the over-allotment option is exercised) at a price of $2.00 per share for an aggregate purchase price of $3,260,000 in a private placement that will close simultaneously with the closing of this offering. Anthony Hayes, a director, will receive an indirect interest in 200,000 private placement shares through membership interests in our sponsor, Kyle Haug, a director nominee, will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, Steven Scopellite, a director nominee, will receive an indirect interest in 250,000 private placement shares through membership interests in our sponsor, Stefan Passantino, a director nominee, will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, David Kutcher, our Chief Financial Officer, will receive an indirect interest in 12,500 private placement shares through membership interests in our sponsor, and Christopher Devall, our Chief Executive Officer, will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor. Each insider has agreed to pay $2.00 per share for his indirect interest in the private placement shares. Eric Newman, the manager of our sponsor will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

On January 26, 2026 our sponsor purchased 23,000,000 shares of our Class B common stock for $25,000, of which 12,750,000 shares have been cancelled, resulting in 10,250,000 shares of our Class B common stock outstanding. These shares (the “founder shares”) will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. At the closing of this offering, our sponsor will own approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement).

The sponsor is deemed to have purchased the founder shares for $0.0024 per share. Because our sponsor acquired the shares of Class B common stock at a nominal price, our public stockholders will incur immediate and substantial dilution upon the closing of this offering. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed sold in excess of the amounts issued in this offering and related to the closing of our initial business combination, all issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the closing of our initial business combination so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 37.27% of the sum of (i) the total number of all shares of common stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) upon the completion of this offering (including all shares of Class A common stock issuable pursuant to an exercise of the underwriters’ over-allotment option, if any, the private shares and the founder shares issued to our sponsor before the closing of this offering), plus (ii) all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any shares issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans), minus (iii) any redemptions of shares of Class A common stock by public stockholders in connection with our initial business combination. This adjustment may be waived as to any particular issuance or deemed issuance of additional shares of Class A common stock or equity-linked securities by the written consent or agreement of the holders of a majority of the shares of Class B common stock then outstanding, consenting or agreeing separately as a single class, and in no event will the shares of Class B common stock convert into shares of Class A common stock at a ratio that is less than one-for-one. As a result, the shares of Class A common stock issuable in connection with the conversion of the founder shares may result in material dilution to our public stockholders due to the anti-dilution rights of our founder shares that may result in an issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion. Public stockholders will experience additional dilution from the issuance of the private shares. See “Summary – The Offering – Founder shares conversion and anti-dilution rights” and “Dilution.”

Prior to the closing of our initial business combination, only holders of our shares of Class B common stock will have the right to vote to appoint and remove directors. On any other matters submitted to a vote of our stockholders, holders of the shares of Class B common stock and holders of the shares of Class A common stock will vote together as a single class, except as required by law. Upon consummation of this offering or thereafter, we will repay up to $400,000 in loans made to us by our sponsor to cover offering-related and organizational expenses, and we will begin paying an affiliate of our sponsor $20,000 per month for office space, administrative services and compensation for sponsor officer time made available to us. On November 3, 2026, our sponsor irrevocably committed, in a support letter, to provide us with loans or capital contributions of up to $300,000, if needed to pay our obligations as they become due, including amounts payable if this offering is not completed, through the earlier of the consummation of our initial business combination and December 31, 2027. In the event that following this offering we obtain working capital loans from our sponsor or any of its affiliates or from our officers or directors to finance transaction costs related to our initial business combination, up to $2,500,000 of such loans may be convertible into private shares of the post-business combination entity at a price of $5.00 per share at the option of the applicable lender. Additionally, following consummation of a business combination, members of our management team will be entitled to reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. As a result, there may be actual or potential material conflicts of interest between members of our management team, our sponsor and its affiliates on the one hand, and purchasers in this offering on the other. See “Summary — Sponsor Information,” “Summary — The Offering — Founder Shares,” “Summary — The Offering — Transfer Restrictions on Founder Shares,” and “Summary — The Offering — Founder Shares Conversion and Anti-Dilution Rights” and “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of Class A Common Stock to materially decline.” for further discussion of our sponsor’s and our affiliates’ securities and compensation.

The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our sponsor, officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) (as may be extended by stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination), or by such earlier liquidation date as our board of directors may approve, the founder shares and private shares may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. If we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination. We may also engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions. Any such salary or fee would be paid using available working capital funds (including proceeds from any promissory notes issued by us and funds released from the trust account upon completion of our initial business combination), or through the issuance of equity or equity-linked securities. As of the date of this prospectus, no arrangements are currently in place with respect to the payment of any finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, or with respect to the payment of a salary or other fee to our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination or any other transaction. Additionally, our sponsor, officers and directors, or any affiliate of theirs, will be entitled to certain payments including, but not limited to, reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We will reimburse an affiliate of our sponsor in an amount equal to $20,000 per month for office space, administrative services and compensation for sponsor officer time made available to us, as described elsewhere in this prospectus.

In addition, our officers and directors will receive for their services an indirect interest in the founder shares and will also purchase an indirect interest in the private placement shares, each through their ownership of our sponsor. Anthony Hayes will receive an indirect interest in 22,577 founder shares and an indirect interest in 200,000 private placement shares, Kyle Haug will receive an indirect interest in 22,577 founder shares and 50,000 private placement shares, Steven Scopellite will receive an indirect interest in 22,577 founder shares and 250,000 private placement shares, Stefan Passantino will receive an indirect interest in 22,577 founder shares and 50,000 private placement shares, David Kutcher will receive an indirect interest in 22,577 founder shares and 12,500 private placement shares and Christopher Devall will receive an indirect interest in 22,576  founder shares and 50,000 private placement shares. Kyle Wool, our Chairman, purchased for a nominal price an indirect interest in 2,960,353 founder shares and Eric Trump, a member of our advisory board, purchased for a nominal price an indirect interest in 2,960,353 founder shares, each through membership interests in American Ventures LLC, Series XLII Sponsor 1 ( “Series”), a member of our sponsor. Eric Newman, the manager of our sponsor and the manager of Series, will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

As a result of their indirect interest in the founder shares and private placement shares through membership interests in our sponsor, our management team may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. In addition, upon consummation of this offering, we will repay up to $400,000 in loans made to us by our sponsor to cover offering-related and organizational expenses, and our sponsor has committed to provide us with up to $300,000 of loans or capital contributions, as described above. In the event that following this offering we obtain working capital loans from our sponsor or any of its affiliates or from our officers or directors to finance transaction costs related to our initial business combination, up to $2,500,000 of such loans may be convertible into private shares of the post-business combination entity at a price of $5.00 per share at the option of the applicable lender. As a result, there may be actual or potential material conflicts of interest between our sponsor and its affiliates on the one hand, and purchasers in this offering on the other hand.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
American Ventures Sponsor I LLC	10,250,000 shares of Class B common stock(1)(2)	$25,000

	2,250,000 private shares to be purchased simultaneously with the closing of this offering(3)	$4,500,000

	Up to $400,000, plus interest at 4.00% per annum; as of September 30, 2026, $107,000 of principal and $1,654 of accrued interest were outstanding	Repayment of loans made to us to cover offering related and organizational expenses

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Expenses incurred in connection with identifying, investigating and completing an initial business combination

	Up to $2,500,000 in working capital loans, which loans may be converted into private shares of the post-business combination entity at the price of $5.00 per private share	Working capital loans to finance transaction costs in connection with an initial business combination

	Up to $300,000 through the earlier of our initial business combination and December 31, 2027, if needed	Working capital loans to pay our obligations as they become due, including amounts payable if this offering is not completed

American Ventures Sponsor I LLC, our officers, directors, members of our advisory board or our or their affiliates	Finder’s, advisory, consulting or success fees	Payment for any services rendered in order to effectuate the completion of our initial business combination, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account

Dominari Holdings Inc.	$20,000 per month, commencing on the first date on which our securities are listed on the Nasdaq Capital Market, or “Nasdaq”	Office space, administrative services and compensation for sponsor officer time made available to us

(1)	The shares of Class B common stock and the Class A common stock issuable in connection with the conversion of the shares of Class B common stock may result in material dilution to our public stockholders due to the nominal price of $0.0024 per share at which our sponsor purchased the shares of Class B common stock and/or the anti-dilution rights of our shares of Class B common stock that may result in an issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion. Our sponsor, directors, officers and members of our advisory board and their affiliates may receive additional compensation and/or may be issued additional securities in connection with an initial business combination, including securities that may result in material dilution to public stockholders. See “Risk Factors — Risks Relating to our Securities – The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of Class A common stock to materially decline.”, “— Risks Relating to our Securities — We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our stockholders and likely present other risks.”, and “— Our initial stockholders paid an aggregate of $25,000, or approximately $0.0024 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of Class A common stock.”

(2)

Each of Kyle Wool and Eric Trump purchased for a nominal price an indirect interest in 2,960,353 founder shares through membership interests in Series, a member of our sponsor. The sponsor will issue membership interests to Anthony Hayes, Kyle Haug, Steven Scopellite, Stefan Passantino, David Kutcher and Christopher Devall as compensation for their services, representing an indirect interest in 22,577 founder shares each (22,576 for Mr. Devall).

(3)	The non-sponsor investors have expressed to us an interest in purchasing, indirectly through the purchase of non-managing sponsor membership interests, an aggregate of 1,630,000 private shares (whether or not the over-allotment option is exercised) at a price of $2.00 per share for an aggregate purchase price of $3,260,000 in a private placement that will close simultaneously with the closing of this offering. Anthony Hayes will receive an indirect interest in 200,000 private placement shares through membership interests in our sponsor, Kyle Haug will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, Steven Scopellite will receive an indirect interest in 250,000 private placement shares through membership interests in our sponsor, Stefan Passantino will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, David Kutcher will receive an indirect interest in 12,500 private placement shares through membership interests in our sponsor and Christopher Devall will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor. Each insider has agreed to pay $2.00 per share for his indirect interest in the private placement shares. Eric Newman, the manager of our sponsor will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

The following table illustrates the difference between the public offering price per share and our net tangible book value per share (“NTBV”), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels and the exercise in full and no exercise of the over-allotment option. See the section titled “Dilution” for more information.

As of September 30, 2026
Offering Price of $5.00	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		100% of Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$3.01	$2.67	$2.33	$2.20	$2.80	$1.48	$3.52	$0.27	$4.73
Assuming No Exercise of Over-Allotment Option
$2.85	$2.51	$2.49	$2.04	$2.96	$1.35	$3.65	$0.26	$4.74

The nominal purchase price paid by our sponsor for the founder shares creates an incentive whereby our sponsor, officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. See the section titled “Dilution” for more information. See the sections titled “Summary — Sponsor Information,” “Summary — Conflicts of Interest,” “Risk Factors — Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination,” “Risk Factors — Since our sponsor, officers and directors, and any other holders of our founder shares may lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination,” “Management and Advisory Board — Conflicts of Interest” and “Underwriting” for more information.

Our initial stockholders paid an aggregate of $25,000, or $0.0024 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of Class A common stock. The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of Class A common stock to materially decline. See the section titled “Dilution” for more information.

Our sponsor, members of our management team and our independent directors (as consideration for each such director’s service as a director, as further described in this prospectus) will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. In particular, Anthony Hayes, a member of our board of directors, is currently the Chairman of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW) (“SIMA”), David Kutcher, our Chief Financial Officer, is currently the Chief Financial Officer and a director of SIMA, and Christopher Devall, our Chief Executive Officer, is currently the Chief Executive Officer of SIMA. Eric Newman, the manager of our sponsor is the managing member of Conroy Partners LLC, the managing member of SIM Sponsor 1 LLC, and the Executive Vice President and Global Head of Investment Banking at Dominari Securities LLC. Kyle Wool, our Chairman, currently serves as Chairman and CEO of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Christopher Devall, our Chief Executive Officer, currently serves as the Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Kyle Haug is expected to serve on our board of directors and currently serves on the board of Dominari Holdings Inc. (Nasdaq: DOMH) and SIMA. Steven Scopellite is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW) and OceanFirst Financial Corp. (Nasdaq: OCFC). Stefan Passantino is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW), JFB Construction Holdings (Nasdaq: JFB) and Mercantile Ports & Logistics Limited (LSE AIM: MPL). SIMA is a blank check company incorporated as a Cayman Islands exempted company with limited liability and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230,000,000. On October 2, 2026, SIMA entered into a binding letter of intent with American Industrial Technologies, Inc., a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems. New America Acquisition I Corp. is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in December 2025 and raised aggregate proceeds of $345,000,000. See the sections titled “Summary — Conflicts of Interest”, “Proposed Business — Sourcing of Potential Business Combination Targets” and “Management and Advisory Board — Conflicts of Interest” for more information.

We have until the date that is 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) (as may be extended further by stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 18-month period (or 24-month period if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering), we may seek stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek stockholder approval for an extension or the length of time of any such extension. However, if we seek stockholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable other than excise taxes), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering), or by such earlier liquidation date as our board of directors may approve, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable (other than excise taxes) and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law as further described herein.

Of the proceeds we receive from this offering and the sale of the private shares described in this prospectus, $75,000,000, or $86,250,000 if the underwriters’ over-allotment option is exercised in full ($5.00 per share in either case), will be placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee.

Currently, there is no public market for our shares of Class A common stock. We intend to apply to have our shares of Class A common stock listed on Nasdaq under the symbol “AVAC,” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 37 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Securities Act Rule 419 (“Rule 419”) blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$5.00	$75,000,000
Underwriting discounts and commissions(1)	$0.025	$375,000
Proceeds, before expenses, to us	$4.975	$74,625,000

(1)	Comprised of a $375,000 fixed cash underwriting discount to be paid to the underwriters upon the closing of this offering, independent of whether the underwriters’ over-allotment option is exercised or not. In addition, $0.025 per share, or $56,250 in the aggregate, is payable to the underwriters for the sale of shares pursuant to the exercise of the underwriters’ over-allotment option, if any. See the section of this prospectus entitled “Underwriting” beginning on page 147 for a description of compensation and other items of value payable to the underwriters.

The underwriters are offering the shares of Class A common stock for sale on a firm commitment basis. The underwriters expect to deliver the shares of Class A common stock to the purchasers on or about           , 2026.

Lead Book-Running Manager

Joint Book-Running Manager

D. Boral Capital

                 , 2026

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different from or inconsistent with that contained in this prospectus. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to “we,” “us,” “company” or “our company” are to American Ventures Acquisition Corp. I, a Florida corporation.

In addition, unless otherwise stated in this prospectus or the context otherwise requires, references to:

●	“common stock” are to our shares of Class A common stock and Class B common stock;

●	“completion window” are to (i) the period ending on the date that is 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering), or such earlier liquidation date as our board of directors may approve, in which we must complete an initial business combination or (ii) such other time period in which we must complete an initial business combination pursuant to an amendment to our amended and restated articles of incorporation. Our stockholders can vote at any time to amend our amended and restated articles of incorporation to modify the amount of time we will have to complete an initial business combination, in which case our public stockholders will be offered an opportunity to redeem their public shares;

●	“D. Boral Capital” are to D. Boral Capital LLC, a book-running manager for the offering;

●	“Dominari” are to Dominari Holdings Inc.;

●	“founder shares” are to shares of Class B common stock initially purchased by our sponsor in a private placement prior to this offering and the shares of Class A common stock that will be issued upon the automatic conversion of the shares of Class B common stock concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holders thereof as described herein (for the avoidance of doubt, such shares of Class A common stock will not be “public shares”);

●	“FBCA” are the Florida Business Corporations Act, as amended;

●	“initial stockholders” are to our sponsor and any other holders of our founder shares immediately prior to this offering;

●	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

●	“Jones” are to JonesTrading Institutional Services LLC, a book-running manager for the offering;

●	“management” or our “management team” are to our officers and directors;

●	“non-managing sponsor member” means any members of the sponsor, who are not affiliated with any member of our management, the representatives of the underwriters or other members of our sponsor;

●	“non-sponsor investors” means the investors that have expressed to us an interest in purchasing, indirectly through the purchase of non-managing sponsor membership interests, an aggregate of 1,630,000 private shares (whether or not the over-allotment option is exercised) at a price of $2.00 per share for an aggregate purchase price of $3,260,000 in a private placement that will close simultaneously with the closing of this offering.

●	Post-IBC American Ventures” is to American Ventures Acquisition Corp. I from and after the closing of our initial business combination;

●	“public shares” are to shares of Class A common stock sold in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public stockholders” are to the holders of our public shares, including our initial stockholders, our management team and any non-managing sponsor members to the extent our initial stockholders, members of our management team or any non-managing sponsor members purchase public shares, provided that each initial stockholder’s, member of our management team’s or any non-managing sponsor members’ status as a “public stockholder” will only exist with respect to such public shares;

●	“representatives” are to JonesTrading Institutional Services LLC and D. Boral Capital, as representatives of the underwriters in this offering;

●	“SPACs” are to special purpose acquisition companies;

●	“sponsor” is to American Ventures Sponsor I LLC, a Florida limited liability company, which was recently formed to serve as the sponsor of our company, as further discussed under “Our Sponsor” below;

●	“taxes payable” are to any taxes applicable to us, provided, however, that the proceeds placed in the trust account and the interest earned thereon will not be used to pay for possible excise tax or any other similar fees or taxes that may be levied on us pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 on any redemptions or share buybacks by our company;

●	“underwriters’ option to purchase additional shares” are to the underwriters’ 45-day option to purchase up to an additional 2,250,000 shares to cover over-allotments, if any;

●	“working capital loans” are to any loans from our sponsor or any of its affiliates or from our officers or directors to finance transaction costs related to our initial business combination, up to $2,500,000 of which may be convertible into private shares of the post-business combination entity at a price of $5.00 per share at the option of the applicable lender.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

OUR COMPANY

We are a blank check company incorporated on December 29, 2025 as a Florida corporation and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business. We will seek to acquire one or more businesses with an aggregate enterprise value of $700 million or greater, although, if we believe it is in the best interests of our stockholders, we may pursue a business combination with a target below that size.

We believe that the experience and capabilities of our management team will make us an attractive partner to potential target businesses, enhance our ability to complete a successful business combination, and bring value to the business post-business combination. Not only does our management team bring a combination of operating, investing, financial and transactional experience, but members of our management team have successfully identified and closed special purpose acquisition company business combinations. Our team has broad sector knowledge through their collective involvement across a variety of industries, as well as extensive global capital markets experience, with local and cross-border capabilities allowing access to different sectors of the capital markets.

Our Management Team

Our management team is led by Kyle Wool as our Chairman, Christopher Devall as our Chief Executive Officer, and David Kutcher as our Chief Financial Officer.

Kyle Wool

Kyle Wool has served as Chairman of our board since February 27, 2026. Mr. Wool currently serves as the President of Dominari Holdings Inc. since July 2022 and a member of the board of directors since April 2021. He also serves as the CEO and Chairman of Dominari Securities LLC, a FINRA registered broker dealer and SEC registered investment advisor since July 2022. He also serves as the Chairman and CEO of New America Acquisition I Corp. (NYSE: NWAX, NWAXW, NWAXU). He is the CEO of American Ventures Global X LP, a multi-strategy hedge fund. He boasts over 20 years in various aspects of global finance as a Managing Director of Oppenheimer & Co. and Head of The Professional Investors Group of Oppenheimer Asia LTD. from 2009 to 2013, and Executive Director at Morgan Stanley from May 2013 to January 2021. Mr. Wool is active in various philanthropic endeavors both domestically and abroad. He currently serves as a board member of LifeLine NY, board member of the CIRSD (Center for International Relations and Sustainable Development), and board member of Project Rousseau. Mr. Wool holds Series 7, 63, & 24 securities licenses.

Christopher Devall

Christopher Devall has served as our Chief Executive Officer since August 13, 2026, having previously served as the Company’s President. Mr. Devall currently serves as the Chief Operating Officer of Dominari Holdings Inc. (Nasdaq: DOMH), a publicly traded company operating in the fintech and financial services sectors. Prior to his appointment as Chief Operating Officer, he served as the company’s Vice President of Operations and was a member of its Advisory Board. Mr. Devall also serves as the Chief Executive Officer of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), a special purpose acquisition company, since January 28, 2026, and he is the Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAX, NWAXW, NWAXU), a special purpose acquisition company, since August 26, 2026. A retired U.S. Navy veteran with more than 20 years of military service, Mr. Devall developed a distinguished record of leadership, operational excellence, and strategic execution throughout his service. Mr. Devall holds an MBA from the University of Virginia’s Darden School of Business and a Bachelor of Science degree from Norwich University. He also maintains active FINRA registration and holds Series 7, 66, and 24 licenses. In addition to his executive responsibilities, Mr. Devall serves on the board of directors of Dominari Securities LLC, a FINRA member introducing broker-dealer and SEC-registered investment advisor. He remains active in his community and supports various nonprofit organizations, including serving as a director of The Forge Christian Ministries and Secretary of the Dominari Charitable Foundation.

David Kutcher

David Kutcher has served as our Chief Financial Officer since February 27, 2026. Mr. Kutcher currently serves as a director, President, Chief Financial Officer and Co-Founder of Sauvegarder Investment Management, Inc. (SIM IP) where he is also a member of its Investment and Management Committees. Mr. Kutcher is also the Chief Financial Officer and director of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), a special purpose acquisition company which announced a binding letter of intent with American Industrial Technologies in October 2026. Prior to SIM IP, he was a Venture Partner with Corner Ventures from March 2020 to January 2023, where he focused on later-stage investments and public markets. Mr. Kutcher previously served as Chief Investment Officer of Corner Growth Acquisition Corp. (Nasdaq: COOL) from December 2020 to August 2024 and Chief Investment Officer of Corner Growth Acquisition Corp. 2 (Nasdaq: TRON) from June 2021 to August 2024. From 2016 to 2020, he was the managing partner at Torian Capital Partners, a firm he co-founded in 2016, which now serves as a family investment vehicle. From 2011 to 2016, Mr. Kutcher was a Managing Director with Broadband Capital Management, a New York-based merchant banking firm and was an advisor to its successor firm, Broadband Capital Partners, an alternative investment firm, from February 2016 until December 2018. Mr. Kutcher was also the interim chief financial officer for Immunome (Nasdaq: IMNM), a Broadband Capital portfolio company, from June 2016 through March 2018. Mr. Kutcher had a significant role in assisting special purpose acquisition companies through their initial public offering and Business Combination processes, including Committed Capital Acquisition Corporation, which acquired One Group Hospitality, Inc. (Nasdaq: STKS) in October 2013 and was controlled by Broadband Capital principals and Spectral AI (Nasdaq: MDAI). Mr. Kutcher started his career as a mergers and acquisitions and capital markets attorney with Ellenoff Grossman & Schole LLP in New York from 2008 to 2011. Mr. Kutcher holds a Bachelor of Arts from the University of the South (Sewanee) and a JD from Samford University (Cumberland).

Our Board of Directors

Our board of directors will include five members upon the commencement of trading of our Class A common shares on Nasdaq. The board will be led by our Chairman, Kyle Wool, and will include Anthony Hayes, Kyle Haug, Steven Scopellite, and Stefan Passantino. Each board member brings diversity of experience, perspective and industry contacts that when combined create a distinguished board of directors.

Kyle Wool

Kyle Wool has served as Chairman of our board since February 27, 2026. Mr. Wool currently serves as the President of Dominari Holdings Inc. since July 2022 and a member of the board of directors since April 2021. He also serves as the CEO and Chairman of Dominari Securities LLC, a FINRA registered broker dealer and SEC registered investment advisor since July 2022. He also serves as the Chairman and CEO of New America Acquisition I Corp. (NYSE: NWAX, NWAXW, NWAXU). He is the CEO of American Ventures Global X LP, a multi-strategy hedge fund. He boasts over 20 years in various aspects of global finance as a Managing Director of Oppenheimer & Co. and Head of The Professional Investors Group of Oppenheimer Asia LTD. from 2009 to 2013, and Executive Director at Morgan Stanley from May 2013 to January 2021. Mr. Wool is active in various philanthropic endeavors both domestically and abroad. He currently serves as a board member of LifeLine NY, board member of the CIRSD (Center for International Relations and Sustainable Development), and board member of Project Rousseau. Mr. Wool holds Series 7, 63, & 24 securities licenses.

Anthony Hayes

Anthony Hayes has served as a member of our board of directors since February 27, 2026. He currently serves as the Chief Executive Officer and Chairman of the Board at Dominari Holdings Inc. (Nasdaq: DOMH) since September 2013. Dominari Holdings Inc. is a diversified holding company with interests spanning financial services, insurance and emerging growth sectors. Under his leadership, the company transitioned from its pharmaceutical origins to its current diversified structure. Mr. Hayes has helped in steering the company’s strategic direction, overseeing significant mergers and acquisitions, and expanding its portfolio across various industries. His efforts aided Dominari Holdings in becoming a forward-thinking enterprise committed to innovation and growth. Mr. Hayes is also the Chairman of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), a blank check company, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230M. Before his role at Dominari, Mr. Hayes was a partner at Nelson Mullins, an Am Law 100 law firm, from May 1999 to March 2010. His legal expertise and business acumen have been recognized through various accolades including by President George W. Bush who gave Mr. Hayes special recognition for creating the Wills for Heroes program, a national 501(c)(3), in response to the September 11 attacks (willsforheroes.com), and his work, “Avoiding the Post-Crisis Crisis: How to Prevent Post-Crisis Donation for Victims from Leading to Litigation”, was published in the ICMA Journal (ICMA Journal, January/February 2008). Other honors include IAM IP Personality of 2013, American Board of Trial Advocates Young Lawyer of the Year and “20 Under 40” in Columbia, South Carolina. Mr. Hayes received his Juris Doctor from Tulane University Law School in May 1995, a Bachelor of Arts in economics from Mary Washington College in May 1990, and he is a member of the bar in the District of Columbia, Florida, New York, and South Carolina.

Kyle Haug

Kyle Haug is expected to serve on our board of directors. He currently serves as the Chief Operating Officer, Chief Technology Officer and Chief Financial Officer for Haug Partners LLP. Haug Partners is an intellectual property law firm with offices in New York, Washington D.C. and Florida. The firm specializes in protecting innovator portfolios in the life science, automobile, and technology sectors. Prior to joining Haug Partners in January 2005, Mr. Haug received a B.S. in Administration of Justice from Penn State University. Mr. Haug also served on the Junior Council for the American Museum of Natural History for over a decade and is a current committee member at the Metropolitan Club, Plandome Country Club, and Haug Family Foundation. Mr. Haug is also a member of the Board of Directors of Dominari Holdings Inc. (Nasdaq: DOMH) and SIM Acquisition Corp I (Nasdaq: SIMAU, SIMA, SIMAW).

Steven Scopellite

Steven Scopellite is expected to serve on our board of directors. He is a seasoned technology, financial, and operational leader with extensive experience serving on public, private, and nonprofit boards. Mr. Scopellite has served as a director on the board of directors of New America Acquisition I Corp. (NYSE: NWAX, NWAXU, NWAXW), a blank check company that generated $345M in public proceeds after its initial public offering, since December 2025. Steve also serves as a board member of OceanFirst Financial Corp. (Nasdaq: OCFC) since June 2019, as a founding board member and advisor to Brink Gaming AG (formerly known as Pledge Publishing), a video game publisher that connects the gaming industry with the emerging Web3 ecosystem, since May 2023. He has also served as a board member of the Riverview Medical Center Foundation Board of Trustees from 2013-2025. Mr. Scopellite retired from Goldman Sachs in 2013 after nearly 30 years with the firm, culminating in his role as Global Chief Information Officer. During his tenure, he was instrumental in Goldman Sachs’ global expansion, leading the development of its world-class technology organization of 8,000 technologists across 22 locations, advancing electronic trading, and driving the firm’s entry into new markets. Mr. Scopellite graduated from Brooklyn College with a bachelor’s degree in computer science. Mr. Scopellite is qualified to serve on our board of directors based on his extensive leadership experience across financial services, technology innovation, healthcare, education, and philanthropy.

Stefan Passantino

Stefan Passantino is expected to serve on our board of directors. He combines experience in logistics and manufacturing senior management as a part of a 35-year legal career as a private sector compliance and litigation counsel. Previously, he has been involved in the management of numerous companies across industry groups as outside counsel and a member of various boards of directors. Mr. Passantino has been an equity partner in several law firms including Arnall, Golden & Gregory, Dentons USA and Michael Best, LLP. From January, 2017 through September, 2018, Mr. Passantino served as Deputy White House Counsel in the Trump Administration. Mr. Passantino is currently a director of the Gingrich Foundation, JFB Construction Holdings (Nasdaq: JFB), New America Acquisition I Corp. (NYSE: NWAX, NWAXU, NWAXW), and Mercantile Ports & Logistics, Ltd. He has an undergraduate degree from Drew University and a law degree from Emory Law School.

Advisory Board

We have established an advisory board, the role and functions of which will be determined by the board of directors from time to time. We currently expect our advisory board to, upon the request of the directors, provide its business insights when we assess potential business combination targets identified by us and as we work to create additional value in the business or businesses that we acquire. The role of the advisory board is consultative in nature to support our directors and officers in operating our business, and it will not perform managerial board or committee functions. Members of the advisory board will not be subject to the fiduciary requirements to which our board of directors are subject, nor will advisory board members have any internal voting or decision making role, or any authority to act on our behalf. The board of directors is not required to follow any advice, comments or recommendations of the advisory board in relation to the matters described herein. However, we have agreed to consult with our advisory board prior to advancing our process with potential business combination targets. The consultation process we have agreed to is detailed below. We may modify or expand our roster of advisory board members as we source potential business combination targets or work to create value in the business or businesses that we acquire.

Eric Trump has served on our advisory board since July 22, 2026.

Eric Trump is the President and CEO of the Trump Organization, where he oversees all aspects of the company’s global operations, growth strategy, and development initiatives. Responsible for the continued expansion of the Trump brand worldwide, he leads the organization’s real estate, hospitality, golf, licensing, and consumer businesses, directing design, construction, development, acquisitions, operations, marketing, and asset management. Under his leadership, the company has expanded its international footprint with more than 20 active developments, including some of the world’s most prestigious luxury hotels, golf destinations, residential towers, and mixed-use projects.

An internationally recognized business leader, investor, and speaker, Eric is a frequent keynote presenter who addresses audiences around the world on business, entrepreneurship, finance, and emerging technologies. His investments span energy, cryptocurrency, artificial intelligence, robotics, and other various technologies, and he has played a leading role in some of the nation’s largest cryptocurrency ventures, establishing himself as a prominent voice in the digital asset industry. Eric is the author of Under Siege, a #1 New York Times bestseller, and was one of the most visible advocates for his father and the Make America Great Again movement. A key strategist in three presidential campaigns, he is also a highly sought-after media commentator whose television and digital appearances reach millions worldwide. Committed to philanthropy from an early age, Eric has helped raise more than $60 million for St. Jude Children’s Research Hospital in the fight against pediatric cancer. A graduate of Georgetown University with degrees in Finance and Management, Eric resides in Florida with his wife, Lara, and their two children, Luke and Carolina.

Business Strategy

Our objective is to target businesses that are not only well-positioned for long-term, sustainable growth, but also deeply aligned with the advancement of U.S. industrial capacity, technological leadership and innovation, and economic resilience. The core focus will be on companies headquartered or primarily operating in the United States that play a meaningful role in revitalizing domestic manufacturing, expanding innovation ecosystems, and strengthening critical supply chains. Through this strategy, we are aiming to generate long-term value while reinforcing America’s economic foundation and global competitiveness.

We will leverage our sponsor’s robust network, strategic Advisory Board and our management team’s comprehensive industry relationships as a leader in SPAC advisory and investment banking to generate a pipeline of compelling business combination opportunities. Our management team and Advisory Board bring proven expertise and will leverage their networks and comprehensive industry relationships to generate a pipeline of compelling business combination opportunities. Our management team and Advisory Board bring proven expertise in:

●	identifying, structuring, and executing strategic business acquisitions and divestitures;

●	successfully closing transactions in varying economic climates and market conditions;

●	cultivating and maintaining relationships with business owners, institutional investors, and executive leadership teams in the United States;

●	orchestrating complex transaction negotiations across diverse business environments;

●	securing strategic capital partnerships and navigating financial markets;

●	providing operational leadership, developing effective corporate strategies, and attracting and developing exceptional talent;

●	implementing post-acquisition integration strategies and synergy realization plans; and

●	driving sustainable growth through strategic initiatives, operational improvements, and calculated geographic and product line expansions.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on opportunities headquartered and operating primarily in the United States with a strong foundation for domestic growth.

Our core focus will be on companies headquartered or primarily operating in the United States that play a meaningful role in revitalizing domestic manufacturing, expanding innovation ecosystems, and strengthening critical supply chains, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. We may decide to enter into our initial business combination with a target business that does not meet any of the above criteria and guidelines, and in the event we do so, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

Competitive Strengths

Seasoned Board of Directors and Advisory Board with Extensive Industry Experience and Networks

We have assembled a distinguished and actively engaged group of directors and advisors who bring a wealth of experience across public company governance, executive leadership, operational oversight, and capital markets execution. Collectively, they have served as directors, principal officers, and strategic advisors for numerous publicly listed and privately held companies, across a diverse range of industries and market cycles. Our team possesses deep transactional expertise in mergers and acquisitions, divestitures, corporate restructuring, and strategic growth planning. They also bring specialized domain knowledge in sectors core to our investment thesis. In addition to their operational and governance capabilities, our board of directors and advisors maintain broad, high-level networks spanning corporate leadership, private equity, institutional investors, and strategic industry stakeholders. These relationships extend across verticals and into key areas of policymaking and capital formation, giving us access to deal flow, proprietary intelligence, and strategic partners. Their connectivity to industry leaders, founders, and decision-makers positions us to source high-quality opportunities, perform deep diligence and add tangible value post-combination. We believe the collective expertise, reputational capital and relational networks of our leadership significantly enhance our positioning as a competitive and credible merger partner — one capable not only of identifying exceptional targets but also of accelerating their success in the public markets.

Proprietary Deal Flow Optimized for SPAC Transactions

The principals of American Ventures Acquisition Corp. I, through their roles at their respective firms and affiliates, have established a broad, high-level network spanning corporate leadership, private equity, institutional investors, and strategic industry stakeholders. Their connectivity to industry leaders, founders, and decision-makers positions us to source high-quality opportunities. Our deal sourcing methodology combines quantitative screening with qualitative assessment to identify businesses with the optimal characteristics for successful SPAC transactions: strong growth profiles, defensible market positions, experienced management teams, and clear paths to value creation in the public markets. We believe this access to premium deal flow positions us as a preferred partner for high-quality acquisition targets.

Distinguished Leadership

Kyle Wool, our Chairman, currently serves as Chairman and Chief Executive Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Christopher Devall, our Chief Executive Officer, currently serves as Chief Operating Officer of New America Acquisition I Corp. New America Acquisition I Corp. is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in December 2025 and raised aggregate proceeds of $345,000,000. Anthony Hayes, a member of our board of directors, is currently the Chairman of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW). David Kutcher, our Chief Financial Officer, serves as the Chief Financial Officer and director of SIM Acquisition Corp. I, and Christopher Devall, our Chief Executive Officer is currently the Chief Executive Officer of SIM Acquisition Corp. I.

Prior SPAC Experience

Below are the SPAC transactions in which members of our management team and board of directors and manager of our sponsor have participated, along with certain other information:

SIM Acquisition Corp. I

Christopher Devall, our Chief Executive Officer, is currently the Chief Executive Officer of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW). David Kutcher, our Chief Financial Officer, is currently the Chief Financial Officer and director of SIM Acquisition Corp. I, and Anthony Hayes, a board member, is currently the Chairman of SIM Acquisition Corp. I. Kyle Haug, expected to serve as member of our board of directors, is currently a director of SIM Acquisition Corp. I. Eric Newman, the manager of our sponsor is the managing member of Conroy Partners LLC, the managing member of SIM Sponsor 1 LLC. SIM Acquisition Corp. I is a blank check company incorporated as a Cayman Islands exempted company with limited liability and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230,000,000. On October 2, 2026, SIMA entered into a binding letter of intent with American Industrial Technologies, Inc., a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems.

Corner Growth Acquisition Corp. I and II, Spectral AI (Nasdaq: MDAI) and Committed Capital Acquisition Corp. I

Mr. Kutcher was also the Chief Investment Officer of Corner Growth Acquisition Corp. I from December 2020 through August 2024 and Corner Growth Acquisition Corp. II from June 2021 until August 2024, advised the largest individual shareholder of Spectral AI in connection with its de-SPAC transaction with Rosecliff Acquisition Corp. I, and was actively involved in Broadband Capital Management’s committed capital vehicles, one of which (Committed Capital Acquisition Corp.) acquired The One Group (Nasdaq: STKS).

New America Acquisition I Corp.

Kyle Wool, our Chairman, currently serves as Chairman and Chief Executive Officer of New America Acquisition I Corp. (NYSE: NWAX), Christopher Devall, our Chief Executive Officer, currently serves as Chief Operating Officer, and Steven Scopellite and Stefan Passantino, both expected to serve as members of our board of directors, currently serve as directors. New America Acquisition I Corp. is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers and inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information about the target and its industry. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds available for us to use to complete another business combination.

Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private shares, the proceeds of the sale of our shares in connection with our initial business combination (including pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements.

We have until the date that is 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) (as may be extended by stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 18-month or 24-month period, as applicable, we may seek stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek stockholder approval for an extension or the length of time of any such extension. However, if we seek stockholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable, other than excise taxes), divided by the number of then issued and outstanding public shares, subject to applicable law.

If we are unable to complete our initial business combination within the completion window and do not hold a stockholder vote to amend our amended and restated articles of incorporation to extend the amount of time we will have to consummate an initial business combination, or by such earlier liquidation date as our board of directors may approve, from the closing of this offering, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable (other than excise taxes) and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein. We expect the pro rata redemption price to be approximately $5.00 per public share (whether or not the over-allotment option is exercised), without taking into account any interest or other income earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors, which may take priority over the claims of our public stockholders.

While we do not currently intend to seek stockholder approval to amend our amended and restated articles of incorporation to extend the amount of time we will have to consummate an initial business combination if we do not complete our initial business combination within the completion window, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect that it will be necessary to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we determine not to, or are unable to extend the time period to consummate our initial business combination, or fail to obtain stockholder approval to extend the completion window, our sponsor’s investment in our founder shares and our private shares will be worthless.

So long as we obtain and maintain a listing for our shares of Class A common stock on Nasdaq, we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. This implies a minimum enterprise value of approximately $60 million (or $69 million if the over-allotment option is exercised in full). Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. If we are no longer listed on Nasdaq, we would not be required to satisfy the above-referenced fair market value test.

We anticipate structuring our initial business combination so that the post -transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Due to our Class B stockholders’ anti-dilution rights, even if the post transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination (other than our Class B stockholders) will collectively own a minority interest in the post transaction company, regardless of valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, and the Class B stockholders’ anti-dilution rights, our stockholders immediately prior to our initial business combination (other than our Class B stockholders) would own less than a majority of our issued and outstanding shares subsequent to our initial business combination. Further, even if our Class B stockholders waive their anti-dilution rights, if the post transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post transaction company, depending on valuations ascribed to the target and us in the business combination.  If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors, members of our advisory board or non-managing sponsor members, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers, directors, members of our advisory board or non-managing sponsor members, or one in which any (or all) of them are shareholders, advisors, or investors. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated articles of incorporation) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our sponsor, officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares and private shares may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The manager of our sponsor and certain of our officers and directors are employed by Dominari. Eric Newman is the manager of our sponsor, American Ventures Sponsor I LLC, and Mr. Newman has sole voting and investment discretion with respect to the securities held by the sponsor. Mr. Newman currently serves as the Executive Vice President and Global Head of Investment Banking at Dominari Securities LLC. Kyle Wool, our Chairman currently serves as the President and board member of Dominari, and is the Chief Executive Officer and Chairman of Dominari Securities LLC. Anthony Hayes, a member of our board of directors, currently serves as the Chief Executive Officer and Chairman of Dominari, Christopher Devall, our Chief Executive Officer currently serves as the Chief Operating Officer of Dominari and board member of Dominari Securities LLC. Kyle Haug, expected to serve as a member of our board of directors, currently serves as a board member of Dominari. Dominari is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for an initial business combination. While Dominari will not have any duty to offer acquisition opportunities to us, Dominari may become aware of a potential transaction that is an attractive opportunity for us, which Dominari may decide to share with us. In addition, our officers and directors may have a duty to offer acquisition opportunities to other entities to which they owe duties or clients of affiliates of our sponsor or our officers or directors.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. In particular, Christopher Devall, our Chief Executive Officer, is currently the Chief Executive Officer of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), David Kutcher, our Chief Financial Officer, is currently the Chief Financial Officer and a director of SIM Acquisition Corp. I, and Anthony Hayes, a member of our board, is currently the Chairman of SIM Acquisition Corp. I. Eric Newman, the manager of our sponsor is the managing member of Conroy Partners LLC, the managing member of SIM Sponsor 1 LLC and the Executive Vice President and Global Head of Investment Banking at Dominari Securities LLC. Kyle Wool, our Chairman, currently serves as Chairman and Chief Executive Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Christopher Devall, our Chief Executive Officer, currently serves as the Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Kyle Haug is expected to serve on our board of directors and currently serves on the board of Dominari Holdings Inc. (Nasdaq: DOMH) and SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW). Steven Scopellite is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW) and OceanFirst Financial Corp. (Nasdaq: OCFC). Stefan Passantino is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW), JFB Construction Holdings (Nasdaq: JFB) and Mercantile Ports & Logistics Limited (LSE AIM: MPL). SIM Acquisition Corp. I is a blank check company incorporated as a Cayman Islands exempted company with limited liability and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230,000,000. On October 2, 2026, SIMA entered into a binding letter of intent with American Industrial Technologies, Inc., a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems. New America Acquisition I Corp. is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in December 2025 and raised aggregate proceeds of $345,000,000. Our amended and restated articles of incorporation provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity; except, the doctrine of corporate opportunity shall apply with respect to any of our directors or officers with respect to a corporate opportunity that was offered to such person solely in his or her capacity as our director or officer and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation (other than any legal obligation between the offeror and the director or officer pertaining to the offer). As a result, the fiduciary duties or contractual obligations of our officers or directors could materially adversely affect our ability to complete our initial business combination.

Other than SIM Acquisition Corp. I and New America Acquisition I Corp., because the other entities to which our officers and directors owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, we do not believe that the fiduciary, contractual or other obligations or duties of our officers or directors, or of any affiliates of our initial stockholders, or policies applicable to any affiliates of our initial stockholders, will materially affect our ability to complete our initial business combination.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially adversely affect our ability to complete our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter significant competition from other entities having a business objective similar to ours (including other special purpose acquisition companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions), which competition may impact the attractiveness of the acquisition terms that we will be able to negotiate. Many of these entities are well-established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess financial, technical, human and other resources that are similar to or greater than ours. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation will give less-constrained competitors an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with the exercise of redemption rights by our public stockholders may reduce the resources available to us for our initial business combination These factors may place us at a competitive disadvantage in successfully negotiating an initial business combination. See “Risk Factors — Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders.”

Potential Additional Financings

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public stockholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our founder shares, our public stockholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private shares, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public stockholders, we may be required to seek additional financing to complete any such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for a business combination target and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Sponsor Information

Our sponsor is a Florida limited liability company, which was recently formed on December 23, 2025 to invest in our company. Although our sponsor is permitted to undertake any activities permitted under the Florida Revised Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. Eric Newman is the manager of our sponsor, American Ventures Sponsor I LLC, and Mr. Newman has sole voting and investment discretion with respect to the securities held by the sponsor.

In addition, our officers and directors will receive for their services an indirect interest in the founder shares and will also purchase an indirect interest in the private placement shares, each through their ownership of our sponsor. Anthony Hayes will receive an indirect interest in 22,577 founder shares and an indirect interest in 200,000 private placement shares, Kyle Haug will receive an indirect interest in 22,577 founder shares and 50,000 private placement shares, Steven Scopellite will receive an indirect interest in 22,577 founder shares and 250,000 private placement shares, Stefan Passantino will receive an indirect interest in 22,577 founder shares and 50,000 private placement shares, David Kutcher will receive an indirect interest in 22,577 founder shares and 12,500 private placement shares and Christopher Devall will receive an indirect interest in 22,576  founder shares and 50,000 private placement shares. Kyle Wool, our Chairman, purchased for a nominal price an indirect interest in 2,960,353 founder shares and Eric Trump, a member of our advisory board, purchased for a nominal price an indirect interest in 2,960,353 founder shares, each through membership interests in Series, a member of our sponsor. Eric Newman, the manager of our sponsor and the manager of Series, will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
American Ventures Sponsor I LLC	10,250,000 shares of Class B common stock(1)(2)	$25,000

	2,250,000 private shares to be purchased simultaneously with the closing of this offering(3)	$4,500,000

	Up to $400,000, plus interest at 4.00% per annum; as of September 30, 2026, $107,000 of principal and $1,654 of accrued interest were outstanding	Repayment of loans made to us to cover offering related and organizational expenses

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Expenses incurred in connection with identifying, investigating and completing an initial business combination

	Up to $2,500,000 in working capital loans, which loans may be converted into private shares of the post-business combination entity at the price of $5.00 per private share	Working capital loans to finance transaction costs in connection with an initial business combination

	Up to $300,000 through the earlier of our initial business combination and December 31, 2027, if needed	Working capital loans to pay our obligations as they become due, including amounts payable if this offering is not completed

American Ventures Sponsor I LLC, our officers, directors, members of our advisory board or our or their affiliates	Finder’s, advisory, consulting or success fees	Payment for any services rendered in order to effectuate the completion of our initial business combination, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account

Dominari Holdings Inc.	$20,000 per month, commencing on the first date on which our securities are listed on the Nasdaq Capital Market, or “Nasdaq”	Office space, administrative services and compensation for sponsor officer time made available to us

(1)	The shares of Class B common stock and the Class A common stock issuable in connection with the conversion of the shares of Class B common stock may result in material dilution to our public stockholders due to the nominal price of $0.0024 per share at which our sponsor purchased the shares of Class B common stock and/or the anti-dilution rights of our shares of Class B common stock that may result in an issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion. Our sponsor, directors, officers and members of our advisory board and their affiliates may receive additional compensation and/or may be issued additional securities in connection with an initial business combination, including securities that may result in material dilution to public stockholders. See “Risk Factors — Risks Relating to our Securities – The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of Class A common stock to materially decline.”, “— Risks Relating to our Securities — We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our stockholders and likely present other risks.”, and “— Our initial stockholders paid an aggregate of $25,000, or approximately $0.0024 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of Class A common stock.”

(2)	Each of Kyle Wool and Eric Trump purchased for a nominal price an indirect interest in 2,960,353 founder shares through membership interests in Series, a member of our sponsor. The sponsor will issue membership interests to Anthony Hayes, Kyle Haug, Steven Scopellite, Stefan Passantino, David Kutcher and Christopher Devall as compensation for their services, representing an indirect interest in 22,577 founder shares each (22,576 for Mr. Devall).

(3)	The non-sponsor investors have expressed to us an interest in purchasing, indirectly through the purchase of non-managing sponsor membership interests, an aggregate of 1,630,000 private shares (whether or not the over-allotment option is exercised) at a price of $2.00 per share for an aggregate purchase price of $3,260,000 in a private placement that will close simultaneously with the closing of this offering. Anthony Hayes will receive an indirect interest in 200,000 private placement shares through membership interests in our sponsor, Kyle Haug will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, Steven Scopellite will receive an indirect interest in 250,000 private placement shares through membership interests in our sponsor, Stefan Passantino will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, David Kutcher will receive an indirect interest in 12,500 private placement shares through membership interests in our sponsor and Christopher Devall will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor. Each insider has agreed to pay $2.00 per share for his indirect interest in the private placement shares. Eric Newman, the manager of our sponsor will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

Because our sponsor acquired the founder shares at a nominal price ($0.0024 per share), our public stockholders will incur immediate and substantial dilution upon the closing of this offering. Further, the shares of Class A common stock issuable in connection with the conversion of the founder shares may result in material dilution to our public stockholders due to the anti-dilution rights of our founder shares that may result in an issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion. See the sections titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of Class A Common Stock to materially decline” and “Dilution.”

The founder shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, all issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the closing of our initial business combination so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 37.27% of the sum of (i) the total number of all shares of common stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) upon the completion of this offering (including all shares of Class A common stock issuable pursuant to an exercise of the underwriters’ over-allotment option, if any, the private shares and the founder shares issued to our sponsor before the closing of this offering), plus (ii) all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any shares issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans), minus (iii) any redemptions of shares of Class A common stock by public stockholders in connection with our initial business combination. This adjustment may be waived as to any particular issuance or deemed issuance of additional shares of Class A common stock or equity-linked securities by the written consent or agreement of the holders of a majority of the shares of Class B common stock then outstanding, consenting or agreeing separately as a single class, and in no event will the shares of Class B common stock convert into shares of Class A common stock at a ratio that is less than one-for-one. Our public stockholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion.

If we raise additional funds through equity or convertible debt issuances, our public stockholders may suffer significant dilution. This dilution would increase to the extent that the anti-dilution provision of the founder shares result in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination.

Pursuant to a letter agreement to be entered into among us, our sponsor, our directors and officers, members of our advisory board, each will agree to restrictions on their ability to transfer, assign, or sell the founder shares (and any shares of Class A common stock issuable upon conversion thereof) and the private shares (including component securities as well as any securities underlying those component securities), as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions(2)	Exceptions to Transfer Restrictions
Founder shares(1)	The completion of our initial business combination.	American Ventures Sponsor I LLC, Anthony Hayes, Kyle Haug, Steven Scopellite, Stefan Passantino, David Kutcher, Christopher Devall, Kyle Wool, and Eric Trump.	Transfers permitted (a) to our officers, directors, advisors, any affiliate or family member of any of our officers, directors, advisors, any members or partners of the sponsor or their respective affiliates and funds and accounts advised by such members or partners, any affiliates of the sponsor, or any employees of such affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the completion window or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) pro rata distributions from our sponsor to its respective members, partners or stockholders pursuant to our sponsor’s limited liability company agreement or other charter documents; (g) by virtue of the laws of the State of Florida or our sponsor’s limited liability company agreement upon dissolution of our sponsor, (h) in the event of our liquidation prior to our consummation of our initial business combination; (i) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property or (j) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (g); provided, however, that in the case of clauses (a) through (g) and clause (j) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement (a transfer permitted by clauses (a) through (j) of this sentence is referred to as a “Permitted Transfer”).

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions(2)	Exceptions to Transfer Restrictions
Private shares(3)	The completion of our initial business combination	American Ventures Sponsor I LLC, Anthony Hayes, Kyle Haug, Steven Scopellite, Stefan Passantino, David Kutcher, and Christopher Devall.	The securities are not transferable or saleable except in each case (a) to the subscriber’s officers or directors, any affiliates or family members of any of the subscriber’s officers or directors, any members of the sponsor, or any affiliates of the sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the State of Florida or Subscriber’s partnership agreement in the event of a subscriber’s liquidation; (f) in the event of the Company’s liquidation prior to the consummation of a Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the sponsor and the Subscriber with respect to such securities.

(1)	The founder shares beneficially owned by our officers and directors and the members of our advisory board will be subject to the same transfer restrictions as the founder shares are directly held by the sponsor, because the members of our advisory board will hold their founder shares indirectly through membership interests in our sponsor.

(2)	Any permitted recipient of the subject securities during the restricted period will generally be subject to the restrictions set forth herein.

(3)	The private shares beneficially owned by our officers and directors will be subject to the same transfer restrictions as the private shares are directly held by the sponsor, because our officers and directors will hold their private shares indirectly through membership interests in our sponsor.

In order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private shares or any of our other securities held by our sponsor, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. We may also issue shares of Class A common stock upon conversion of the shares of Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions protecting holders of Class B common stock, as set forth herein.

Corporate Information

Our executive offices are located at 110 Front Street, Suite 300, Jupiter, FL 33477, and our telephone number is +1 (833) 282-2001.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Class A common stock held by non-affiliates is equal to or exceeds $250 million as of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares of Class A common stock held by non-affiliates is equal to or exceeds $700 million as of the prior June 30.

In addition, after completion of this offering and prior to the consummation of a business combination, only holders of our shares of Class B common stock will have the right to vote on the appointment or removal of directors. As a result, Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, group or another company is a “controlled company” and may utilize exemptions from certain of Nasdaq’s corporate governance requirements. We currently intend to rely on the “controlled company” exemption, as Kyle Wool, our Chairman will serve as chair of the nominating and corporate governance committee. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities offered: common stock

Proposed Nasdaq symbol:	“AVAC”

Common Stock:

Number of shares of Class A common stock to be offered in this offering (1)	15,000,000

Number outstanding before this offering	10,250,000

Number of private shares to be sold in a private placement simultaneously with this offering	2,250,000

Number outstanding after this offering(1)(2)	27,500,000

(1)	Assumes no exercise of the underwriters’ over-allotment option.

(2)	Comprised of 15,000,000 shares of Class A common stock, 10,250,000 shares of Class B common stock, and 2,250,000 shares of Class A common stock included in the private shares (whether or not the over-allotment option is exercised). Founder shares are currently classified as shares of Class B common stock, which shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holder on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

Founder shares:	On January 26, 2026, our sponsor purchased 23,000,000 shares of our Class B common stock for $25,000, of which 12,750,000 shares have been cancelled, resulting in 10,250,000 shares of our Class B common stock outstanding. Following and as a result of that capitalization, the sponsor is deemed to have purchased the founder shares for $0.0024 per share. At the closing of this offering, our sponsor will own approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement).

In addition, our officers and directors will receive for their services an indirect interest in the founder shares and will also purchase an indirect interest in the private placement shares, each through their ownership of our sponsor. Anthony Hayes will receive an indirect interest in 22,577 founder shares and an indirect interest in 200,000 private placement shares, Kyle Haug will receive an indirect interest in 22,577 founder shares and 50,000 private placement shares, Steven Scopellite will receive an indirect interest in 22,577 founder shares and 250,000 private placement shares, Stefan Passantino will receive an indirect interest in 22,577 founder shares and 50,000 private placement shares, David Kutcher will receive an indirect interest in 22,577 founder shares and 12,500 private placement shares and Christopher Devall will receive an indirect interest in 22,576 founder shares and 50,000 private placement shares. Kyle Wool, our Chairman, purchased for a nominal price an indirect interest in 2,960,353 founder shares and Eric Trump, a member of our advisory board, purchased for a nominal price an indirect interest in 2,960,353 founder shares, each through membership interests in Series, a member of our sponsor. Eric Newman, the manager of our sponsor and the manager of Series, will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 shares if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full)  of the outstanding shares after this offering (excluding the private shares). The holders of founder shares may benefit from certain anti-dilution adjustments, described below adjacent to the caption “Founder shares conversion and anti-dilution rights,” that are intended to maintain the ratio of founder shares to such outstanding shares of our common stock over the course of our operations. Our public stockholders may incur material dilution due to such anti-dilution adjustments to the extent they result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion. If we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our shares of Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial stockholders, on an as-converted basis, at approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement).

The founder shares are identical to the shares of Class A common stock sold in this offering, except that:

●	prior to the closing of our initial business combination, only holders of our shares of Class B common stock have the right to vote on the appointment or removal of directors;

●	the founder shares are subject to certain transfer restrictions, as described in more detail below;

●	the founder shares are entitled to registration rights;

●	the founder shares are automatically convertible into shares of our Class A common stock concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holder on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described below adjacent to the caption “Founder shares conversion and anti-dilution rights”;

●	our initial stockholders, officers, directors, and members of our advisory board, pursuant to a letter agreement with us, have agreed to (i) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity; (ii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame and to liquidating distributions from assets outside the trust account; and (iii) vote any founder shares and private shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction).

Pursuant to an agreement of all members of the sponsor, the management and control of the sponsor is vested exclusively with the manager of the sponsor, without any voting, veto, consent or other participation rights by any members regardless of their share ownership. As a result, sponsor members will have no right to control the sponsor or participate in any decision regarding the disposal of any security held by the sponsor or otherwise.

Transfer restrictions on founder shares:	Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the completion of our initial business combination; except to certain permitted transferees and under certain circumstances as described herein under “Principal Stockholders — Restrictions on Transfers of Founder Shares and Private Shares.” Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as lock-ups.

Except in certain limited circumstances, no member of the sponsor may sell, transfer, assign, pledge, mortgage, charge, hypothecate, exchange or otherwise dispose of, directly or indirectly, (a “Transfer”), all or any portion of its membership interests in the sponsor. For more information, see “Principal Stockholders — Restrictions on Transfers of Founder Shares and Private Shares.”

Founder shares conversion and anti-dilution rights:	The founder shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, all issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the closing of our initial business combination so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 37.27% of the sum of (i) the total number of all shares of common stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) upon the completion of this offering (including all shares of Class A common stock issuable pursuant to an exercise of the underwriters’ over-allotment option, if any, the private shares and the founder shares issued to our sponsor before the closing of this offering), plus (ii) all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any shares issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans), minus (iii) any redemptions of shares of Class A common stock by public stockholders in connection with our initial business combination. This adjustment may be waived as to any particular issuance or deemed issuance of additional shares of Class A common stock or equity-linked securities by the written consent or agreement of the holders of a majority of the shares of Class B common stock then outstanding, consenting or agreeing separately as a single class, and in no event will the shares of Class B common stock convert into shares of Class A common stock at a ratio that is less than one-for-one.

Voting rights:	Holders of record of the Class A common stock and holders of record of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, with each share of common stock entitling the holder to one vote, except as required by law.

Private shares:	Our sponsor, American Ventures Sponsor I LLC, has committed to purchase an aggregate of 2,250,000 private shares (whether or not the over-allotment option is exercised) at a price of $2.00 per share, for an aggregate purchase price of $4,500,000. The private shares will also be worthless if we do not complete our initial business combination. A portion of the purchase price of the private shares will be added to the proceeds from this offering to be held in the trust account such that at the time of the closing of this offering $75,000,000 (or $86,250,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. The private shares will be identical to the shares sold in this offering except that, so long as they are held by our sponsor or its permitted transferees, the private shares (including their component securities as well as any securities underlying those component securities) (i) are locked-up until the completion of our initial business combination, (ii) will be entitled to registration rights and (iii) the private shares will not be entitled to redemption rights. If we do not complete our initial business combination within the completion window, the private shares will expire worthless.

Investors, which we refer to as the “non-sponsor investors” throughout this prospectus, have expressed to us an interest in purchasing, indirectly through the purchase of non-managing sponsor membership interests, an aggregate of 1,630,000 private shares (whether or not the over-allotment option is exercised) at a price of $2.00 per share for an aggregate purchase price of $3,260,000 in a private placement that will close simultaneously with the closing of this offering. Anthony Hayes, a director, will receive an indirect interest in 200,000 private placement shares through membership interests in our sponsor, Kyle Haug, a director nominee, will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, Steven Scopellite, a director nominee, will receive an indirect interest in 250,000 private placement shares through membership interests in our sponsor, Stefan Passantino, a director nominee, will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, David Kutcher, our Chief Financial Officer, will receive an indirect interest in 12,500 private placement shares through membership interests in our sponsor, and Christopher Devall, our Chief Executive Officer, will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor. Each insider has agreed to pay $2.00 per share for his indirect interest in the private placement shares. Eric Newman, the manager of our sponsor will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

Transfer restrictions on private shares:	The private shares are locked up until the completion of our initial business combination, except as described herein under “Principal Stockholders — Restrictions on Transfers of Founder Shares and Private Shares.”

Proceeds to be held in trust account:	Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private shares be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private shares described in this prospectus, $75,000,000, or $86,250,000 if the underwriters’ over-allotment option is exercised in full ($5.00 per share in either case), will be deposited into a segregated U.S. based trust account with Continental Stock Transfer & Trust Company acting as trustee and initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead hold the funds in the trust account in cash or in an interest-bearing or other demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the sale of the private shares will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to amend our amended and restated articles of incorporation to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. To the extent the interest earned on the trust account is not sufficient to pay our income taxes, we will not release funds from the trust account to pay such taxes, and we expect to make such payments from the funds held outside of the trust account. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Ability to extend time to complete business combination:	We have until the date that is 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) (as may be further extended by stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 18-month or 24-month period as applicable, we may seek stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek stockholder approval for an extension or the length of time of any such extension. However, if we seek stockholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law.

If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable (other than excise taxes) and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein.

Anticipated expenses and funding sources:	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes and/or to redeem our public shares in connection with an amendment to our amended and restated articles of incorporation, as described above. To the extent the interest earned on the trust account is not sufficient to pay our income taxes, we will not release funds from the trust account to pay such taxes, and we expect to make such payments from the funds held outside of the trust account. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; and/or held in cash or cash items (including in demand deposit accounts). To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing or other demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations, money market funds, a combination thereof or are in cash or cash items (including in demand deposit accounts). If we determine to hold the funds in the trust account as cash or cash items (including in demand deposit accounts), the amount of interest we may receive would likely be less than if we were investing the funds in permitted investments. Unless and until we complete our initial business combination, we may pay our expenses only from such interest withdrawn from the trust account and:

●	the net proceeds of this offering and the sale of the private shares not held in the trust account, which initially will be approximately $3,425,000 in working capital (or $3,368,750 if the over-allotment option is exercised) after the payment of approximately $700,000 in expenses relating to this offering; and

●	any loans or additional investments from our sponsor, members of our management team or their respective affiliates or other third parties, although, other than our sponsor’s November 3, 2026 commitment to provide us with loans or capital contributions of up to $300,000 described elsewhere in this prospectus, they are under no obligation to advance funds or invest in us; provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. Up to $2,500,000 of such loans may be convertible into private shares, at a price of $5.00 per share, at the option of the applicable lender.

Conditions to completing our initial business combination:	So long as we obtain and maintain a listing for our shares of Class A common stock on Nasdaq, we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. There is no limitation on our ability to raise funds privately, including pursuant to any private placement, or through loans in connection with our initial business combination.

Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. We will complete our initial business combination only if the post-business combination company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Permitted purchases of public shares by our affiliates:	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, or vote their public shares in favor of our initial business combination or not redeem their public shares. There is no limit on the number of shares our initial stockholders, directors, officers, advisory board members or their respective affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities,” for a description of how our sponsor, initial stockholders, directors, officers and advisors and any of their affiliates will select which stockholders to purchase securities from in any private transaction. Our sponsor, directors, officers or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Additionally, in the event our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates were to purchase shares, from public stockholders such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates may purchase shares from public stockholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, initial stockholders, directors, officers or advisors or their respective affiliates were to purchase shares from public stockholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting, if any, to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates, along with the purchase price;

●	the purpose of the purchases by our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates;

●	the impact, if any, of the purchases by our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our sponsor, initial stockholders, directors, officers or advisors or their respective affiliates (if not purchased on the open market) or the nature of our security holders (e.g. 5% security holders) who sold to our sponsor, initial stockholders, directors, officers or advisors or their respective affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine from which stockholders to seek to acquire securities.

The purpose of any such transaction could be to (1) increase the likelihood of obtaining stockholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met.

Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. To the extent such securities are purchased, such public securities will not be voted, as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC. In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public stockholders upon completion of our initial business combination:	We will provide our public stockholders with the opportunity to redeem, regardless of whether they abstain, vote for or vote against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $5.00 per public share. Our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have agreed to waive their redemption rights with respect to their founder shares, private shares and any public shares they may acquire during or after this offering.

Manner of conducting redemptions:	We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock or share purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated articles of incorporation would require stockholder approval. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated articles of incorporation:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our initial stockholders will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

●	file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the votes entitled to be cast are voted in favor of the business combination. A quorum for such meeting will consist of a majority of the votes entitled to be cast at such meeting. Our initial stockholders, officers, directors and members of our advisory board will count towards this quorum and have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. These quorum and voting thresholds, and the voting agreements of our sponsor, officers and directors may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our shares of Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements.

We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares.

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold stockholder vote:	Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination:	On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination”, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination:	Our amended and restated articles of incorporation provide that we will have only the completion window to complete our initial business combination. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law.

Our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have waived their rights to liquidating distributions from the trust account with respect to any founder shares and private shares held by them if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from assets outside the trust account. However, if our initial stockholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have agreed that they will not propose any amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, in each case unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable, other than excise taxes), divided by the number of then outstanding public shares. For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking stockholder approval of such proposal, and in connection therewith, provide our public stockholders with the redemption rights described above upon stockholder approval of such amendment.

Limited payments to insiders:	We are not prohibited from paying any fees (including advisory fees), reimbursements or cash payments to our sponsor, officers, directors or members of our advisory board, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, including the following payments, all of which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account:

●	Repayment of up to an aggregate of $400,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

●	Repayment of up to $300,000, if any of it is extended to us, pursuant to our sponsor’s November 3, 2026 commitment to provide us with loans or capital contributions of up to $300,000, if needed to pay our obligations as they become due, through the earlier of the consummation of our initial business combination and December 31, 2027;

●	Reimbursement for office space, administrative services and compensation for sponsor officer time made available to us by an affiliate of our sponsor, in an amount equal to $20,000 per month;

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

●	Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $2,500,000 of such loans may be convertible into private shares of the post-business combination entity at a price of $5.00 per share at the option of the applicable lender. Such shares would be identical to the private shares. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Audit committee:	We will establish and maintain an audit committee, which will be composed entirely of independent directors as and when required by the rules of the Nasdaq and Rule 10A of the Exchange Act. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management and Advisory Board — Committees of the Board of Directors — Audit Committee.”

Conflicts of interest:	The manager of our sponsor and certain of our officers and directors are employed by Dominari. Eric Newman is the manager of our sponsor, American Ventures Sponsor I LLC, and Mr. Newman has sole voting and investment discretion with respect to the securities held by the sponsor. Mr. Newman currently serves as the Executive Vice President and Global Head of Investment Banking at Dominari Securities LLC. Kyle Wool, our Chairman currently serves as the President and board member of Dominari, and is the Chief Executive Officer and Chairman of Dominari Securities LLC. Anthony Hayes, a member of our board, currently serves as the Chief Executive Officer and Chairman of Dominari. Christopher Devall, our Chief Executive Officer, currently serves as the Chief Operating Officer of Dominari and board member of Dominari Securities LLC. Kyle Haug is expected to serve as a member of our board and is currently a board member of Dominari. Dominari is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for an initial business combination. While Dominari will not have any duty to offer acquisition opportunities to us, Dominari may become aware of a potential transaction that is an attractive opportunity for us, which Dominari may decide to share with us. In addition, our officers and directors may have a duty to offer acquisition opportunities to other entities to which they owe duties or clients of affiliates of our sponsor or our officers or directors.

As a result, affiliates of our sponsor, officers or directors and their respective clients may compete with us for acquisition opportunities in the same industries and sectors as we may target for our initial business combination. If any of them decide to pursue any such opportunity, we may be precluded from procuring such opportunity. In addition, investment ideas generated within Dominari, including by any of our officers and other persons who may make decisions for the company, may be suitable both for us and for affiliates of our sponsor, officers or directors or any of their respective clients, and will be directed initially to such persons rather than to us, subject to the fiduciary duties of our directors and officers. Neither Dominari nor members of our management team or officers of the sponsor who are also employed by Dominari or any of its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware unless it is offered to them solely in their capacity as a director or officer of our company and such opportunity is one we are permitted to undertake and would otherwise be reasonable for us to pursue, subject to their contractual and fiduciary obligations to other parties.

Our sponsor, officers and directors, Dominari and their affiliates may sponsor, form or participate in the formation of, or become an officer or director of, invest or otherwise become affiliated with, other special purpose acquisition companies, including in connection with their initial business combinations, or may pursue other business or investment ventures, even prior to us entering into a definitive agreement for our initial business combination or completing our initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. In particular, Anthony Hayes, a member of our board, is currently the Chairman of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), David Kutcher, our Chief Financial Officer, is currently the Chief Financial Officer and a director of SIM Acquisition Corp. I, and Christopher Devall, our Chief Executive Officer, is currently the Chief Executive Officer of SIM Acquisition Corp. I. Eric Newman, the manager of our sponsor is the managing member of Conroy Partners LLC, the managing member of SIM Sponsor 1 LLC and the Executive Vice President and Global Head of Investment Banking at Dominari Securities LLC. Kyle Wool, our Chairman, currently serves as Chairman and Chief Executive Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Christopher Devall, our Chief Executive Officer, currently serves as the Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Kyle Haug is expected to serve on our board of directors and currently serves on the board of Dominari Holdings Inc. (Nasdaq: DOMH) and SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW). Steven Scopellite is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW) and OceanFirst Financial Corp. (Nasdaq: OCFC). Stefan Passantino is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW), JFB Construction Holdings (Nasdaq: JFB) and Mercantile Ports & Logistics Limited (LSE AIM: MPL). SIM Acquisition Corp. I is a blank check company incorporated as a Cayman Islands exempted company with limited liability and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230,000,000. On October 2, 2026, SIMA entered into a binding letter of intent with American Industrial Technologies, Inc., a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems. New America Acquisition I Corp. is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in December 2025 and raised aggregate proceeds of $345,000,000. Our amended and restated articles of incorporation provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity; except, the doctrine of corporate opportunity shall apply with respect to any of our directors or officers with respect to a corporate opportunity that was offered to such person solely in his or her capacity as our director or officer and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation (other than any legal obligation between the offeror and the director or officer pertaining to the offer). As a result, the fiduciary duties or contractual obligations of our officers or directors could materially adversely affect our ability to complete our initial business combination.

Our sponsor, other officers or directors may also sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially adversely affect our ability to complete our initial business combination.

Our executive officers and our directors may have interests that differ from you in connection with the business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account, and accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Our sponsor, our independent directors and members of our management team will directly or indirectly own our securities following this offering, and accordingly they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account. Upon the closing of this offering, our sponsor will have invested in us an aggregate of $4,525,000, comprised of the $25,000 purchase price for the founder shares (or $0.0024 per share) and the $4,500,000 purchase price for the private shares (or $2.00 per private share). Accordingly, our management team and directors may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public stockholders paid for their public shares in this offering, as our sponsor and members of our management team would likely not receive any financial benefit unless we consummated such business combination. These interests of our executive officers and directors may affect the consideration paid, terms, conditions and timing relating to a business combination in a way that conflicts with the interests of our public stockholders.

Additionally, the personal and financial interests of our directors and executive officers may influence their motivation in timely identifying and pursuing an initial business combination or completing our initial business combination. The different timelines of competing business combinations could cause our directors and executive officers to prioritize a different business combination over finding a suitable acquisition target for our business combination. For example, if two targets are being evaluated by our management team, and one is more stable and has a better risk or stability profile for our public stockholders, but may take a longer time to conduct diligence and go through the business combination process, while the other has a less favorable risk or stability profile for our public stockholders, but would be easier, quicker and more certain to guide through the business combination process, our management team may decide to choose what they believe to be the quicker and more certain path despite its less favorable risk or stability profile for our public stockholders, as our management team would likely not receive any financial benefit unless we consummated a business combination. Additionally, if members of our management team form other special purpose acquisition companies similar to ours or pursue other business or investment ventures during the period in which we are seeking an initial business combination, the consideration paid, terms, conditions and timing relating to the business combinations of such other special purpose acquisition companies or ventures, and the level of attention paid to by members of our management team to them versus the level of attention paid to us may conflict in a way that is unfavorable to us. Consequently, our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest, which could negatively impact the timing for a business combination.

In addition to the above, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence. See “Risk Factors — Our officers, directors and members of our advisory board will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.”

Additionally, our initial stockholders, executive officers, directors and members of our advisory board have agreed to waive their redemption rights with respect to any founder shares, private shares and any public shares held by them in connection with the consummation of our initial business combination or if we are unable to complete our initial business combination within the completion window. If we do not complete our initial business combination within the completion window, the proceeds of the sale of the private shares held in the trust account will be used to fund the redemption of our public shares, and the private shares may expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our sponsor or its permitted transferees until after the completion of our initial business combination. The private shares and their component securities (as well as any securities underlying those component securities) are locked-up until the completion of our initial business combination. Since our sponsor and executive officers and directors may directly or indirectly own shares of common stock following this offering, our executive officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination because of their financial interest in completing an initial business combination within the completion window.

Upon consummation of this offering or thereafter, we will repay up to $400,000 in loans made to us by our sponsor to cover offering-related and organizational expenses, and we will begin paying an affiliate of our sponsor $20,000 per month for office space, administrative services and compensation for sponsor officer time made available to us. On November 3, 2026, our sponsor irrevocably committed, in a support letter, to provide us with loans or capital contributions of up to $300,000, if needed to pay our obligations as they become due, including amounts payable if this offering is not completed, through the earlier of the consummation of our initial business combination and December 31, 2027. In the event that following this offering we obtain working capital loans from our sponsor or any of its affiliates or from our officers or directors to finance transaction costs related to our initial business combination, up to $2,500,000 of such loans may be convertible into private shares of the post-business combination entity at a price of $5.00 per share at the option of the applicable lender. In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors, members of our advisory board or non-managing sponsor members, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers, directors, members of our advisory board or non-managing sponsor members or one in which any (or all) of them are shareholders, advisors, or investors; accordingly, such affiliated persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated persons would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination.

Indemnity by the sponsor in the event of liquidation without a business combination:	Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (except for our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement; provided that, such indemnification shall only apply to the extent necessary to ensure that such third party claims do not reduce the amount of funds in the trust account to below the lesser of (i) $5.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $5.00 per share due to reductions in the value of the trust assets, less taxes payable (other than excise taxes); provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $5.00 per public share.

Summary Financial Data

The following table summarizes the relevant financial data for our business, assuming no exercise of the underwriters’ over-allotment option, and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of September 30, 2026
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(456,225)	$3,248,007
Total assets(2)	$424,143	$78,369,407
Total liabilities(3)	$479,736	$121,400
Value of Class A common stock subject to possible redemption(4)	$—	$75,000,000
Stockholders’ equity (deficit)(5)	$(55,593)	$3,248,007

(1)	The “as adjusted” calculation includes $3,425,000 of cash held outside the trust account, less $55,593 of adjusted stockholders’ deficit on September 30, 2026, less $121,400 of over-allotment liability.

(2)	The “as adjusted” calculation equals $75,000,000 of cash held in trust from the proceeds of this offering and the sale of the private shares, plus $3,425,000 in cash held outside the trust account, less $55,593 of adjusted stockholders’ deficit on September 30, 2026.

(3)	The “as adjusted” calculation equals the over-allotment liability of $121,400.

(4)	The “as adjusted” calculation represents 15,000,000 shares of Class A common stock at $5.00 per share.

(5)	Excludes 15,000,000 shares of Class A common stock purchased in the public market which are subject to redemption. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares that may be redeemed ($5.00 per share).

The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares of Class A common stock that may be redeemed in connection with our initial business combination ($5.00 per share).

Risks

We are a recently incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Please see “Proposed Business — Comparison of This Offering to Those of Special Purpose Acquisition Companies Subject to Rule 419” for additional information concerning how Rule 419 blank check offerings differ from this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

●	We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

●	Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares and private shares will participate in such vote, which means that, depending on the number of public stockholders present and voting at the special meeting held to approve our initial business combination, we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

●	Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

●	Our sponsor will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, it will elect all of our directors prior to the consummation of our initial business combination and may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

●	Our sponsor, officers and directors have, and may in the future have, fiduciary or contractual obligations to other entities, including SIM Acquisition Corp. I and New America Acquisition I Corp., which are also blank check companies, and accordingly may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Since only holders of our Class B common stock will have the right to vote on the election of directors, Nasdaq will consider us to be a “controlled company,” and we intend to rely on exemptions from certain corporate governance requirements.

●	If we seek stockholder approval of our initial business combination, our initial stockholders, officers, directors, and members of our advisory board have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote, and, as a result, only a small percentage of our public shares would need to be voted in favor of our initial business combination for it to be approved.

●	We do not have a minimum net tangible asset requirement.

●	The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

●	The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.

●	The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

●	If we seek stockholder approval of our initial business combination, our initial stockholders, directors, officers, advisory board members and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our shares of Class A common stock.

●	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of Class A common stock to materially decline.

●	The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our shares of Class A common stock at such time is substantially less than $5.00 per share.

●	You will not be entitled to protections normally afforded to investors of other special purpose acquisition companies, subject to Rule 419 of the Securities Act.

●	Past performance by our management team, our advisor and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the company.

●	To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of investments in the trust account, we would likely receive less interest on the funds held in the trust account, which would likely reduce the dollar amount our public stockholders would receive upon any redemption or liquidation.

●	If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

●	Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

●	Military or other conflicts in Ukraine, the Middle East or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate an initial business combination.

●	An investment in this offering may result in uncertain U.S. federal income tax consequences.

●	A 1% U.S. federal excise tax may be imposed on us in connection with redemptions of our shares, which may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination and decrease the amount of funds available to the combined company.

●	Provisions in our amended and restated articles of incorporation and Florida law may inhibit a takeover of us, and our exclusive forum provision could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

●	The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our shares. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination

We have a working capital deficiency and a weak cash position.

As of September 30, 2026, we have $21,761 in cash and a working capital deficit of $456,225. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. Our sponsor’s note, which allows borrowings of up to $400,000 through the earlier of the consummation of this offering and December 31, 2027, and our sponsor’s commitment of November 3, 2026 to provide up to $300,000 of additional funds through the earlier of the consummation of our initial business combination and December 31, 2027 are expected to meet our obligations for at least the next twelve months. If they do not, we may be unable to complete this offering or to continue operations.

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares and private shares will participate in such vote, which means that, depending on the number of public stockholders present and voting at the special meeting held to approve our initial business combination, we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable law or stock exchange listing requirements. In such case, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Even if we seek stockholder approval, the holders of our founder shares and private shares will participate in the vote on such approval. Our amended and restated articles of incorporation require that our initial business combination be approved by the holders of a majority of the votes entitled to be cast thereon at a special meeting of stockholders held to consider it. Upon the closing of this offering, our sponsor will hold 12,500,000 shares (10,250,000 founder shares and 2,250,000 private shares), or approximately 45.45% of the 27,500,000 shares of common stock then outstanding, and has agreed to vote all of such shares in favor of our initial business combination. As a result, depending on the number of public stockholders present and voting at the special meeting, our initial business combination may be approved with the affirmative vote of as few as 1,250,001, or approximately 8.3%, of the 15,000,000 public shares sold in this offering (or 2,375,001, or approximately 13.8%, of the 17,250,000 public shares if the underwriters’ over-allotment option is exercised in full), and therefore without the approval of a majority of our public stockholders. Accordingly, we may complete our initial business combination even if holders of a majority of our shares of Class A common stock held by public stockholders do not approve of the business combination we complete. Please see the section entitled “Proposed Business — Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

If we seek stockholder approval of our initial business combination, our initial stockholders, officers, directors, and members of our advisory board have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote, and, as a result, only a small percentage of our public shares would need to be voted in favor of our initial business combination for it to be approved.

Upon closing of this offering, our sponsor will own approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement).

Our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have agreed to vote their founder shares and the private shares as well as any public shares purchased by them during or after this offering, in favor of our initial business combination. Our amended and restated articles of incorporation require that our initial business combination be approved by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, rather than a majority of the votes cast at the meeting. Upon the closing of this offering, our sponsor will hold 12,500,000 shares (10,250,000 founder shares and 2,250,000 private shares), or approximately 45.45% of the 27,500,000 shares of common stock then outstanding. Accordingly, in addition to the shares held by our sponsor, we would need 1,250,001, or approximately 8.3%, of the 15,000,000 public shares sold in this offering to be voted in favor of our initial business combination in order to have it approved (or 2,375,001, or approximately 13.8%, of the 17,250,000 public shares if the underwriters’ over-allotment option is exercised in full), regardless of the number of shares present at the meeting. Because the required vote is based on the votes entitled to be cast, abstentions and broker non-votes will have the same effect as votes against our initial business combination.

Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to effect your investment decision regarding our initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

We do not have a minimum net tangible asset requirement.

Our amended and restated articles of incorporation does not contain a minimum net tangible asset requirement. Such a requirement can serve to ensure that our securities are not determined to be “penny stocks” under Rule 3a51-1 of the Exchange Act. Whether or not our amended and restated articles of incorporation contains a net tangible assets requirement, if our securities are deemed to be “penny stocks,” we will become subject to Rule 419 of the Securities Act. In the event that our securities are delisted from the Nasdaq, our securities could be determined to be “penny stocks” under Rule 3a51-1 of the Exchange Act, and we would be required to comply with the requirements of Rule 419 of the Securities Act. Being subject to the requirements of Rule 419 would make us less attractive to potential business combination targets and thereby adversely affect our ability to complete an initial business combination. Please see the sections entitled “— Risks Relating to Our Securities — You will not be entitled to protections normally afforded to investors of other special purpose acquisition companies subject to Rule 419 of the Securities Act”, “Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions”.” “The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target, and “The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.”

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would not allow us to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the shares of Class B common stock results in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock at the time of our initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. As a result, our obligations to redeem public shares for which redemption is requested may not allow us to complete the most desirable business combination or optimize our capital structure. In addition, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the shares of Class B common stock result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock at the time of our business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure and may result in substantial dilution from your purchase of our shares of Class A common stock. The effect of this dilution will be greater for stockholders who do not redeem. We may not be able to generate sufficient value from the completion of our initial business combination in order to overcome the dilutive impact of these and other factors, and, accordingly, you may incur a net loss on your investment. Please see “— Risks Relating to Our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of Class A common stock to materially decline.”

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the ability of our public stockholders to exercise redemption rights with respect to a large number of our shares means that the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within the completion window. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. The length of time it may take us to complete our diligence and negotiate a business combination may reduce the amount of time available for us to ultimately complete an initial business combination should such diligence or negotiations not lead to a consummated initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering.

We may not be able to complete our initial business combination within the completion window, in which case we would redeem our public shares.

We may not be able to find a suitable target business and complete our initial business combination within the completion window after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $5.00 per share, or possibly less. In certain circumstances, our public stockholders may receive less than $5.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $5.00 per share” and other risk factors described in this “Risk Factors” section.

We may decide not to extend the term we have to consummate our initial business combination, in which case we would redeem our public shares.

We have until the date that is 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) (as may be extended by stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such period, we may seek stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination. However, we may decide not to seek to extend the date by which we must consummate our initial business combination. If we do not seek to extend the date by which we must consummate our initial business combination, and we are unable to consummate our initial business combination within the applicable time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $5.00 per share, or possibly less. In certain circumstances, our public stockholders may receive less than $5.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $5.00 per share” and other risk factors described in this “Risk Factors” section.

If we seek stockholder approval of our initial business combination, our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our shares of Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or duty to do so. Such a purchase may include a contractual acknowledgment that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares in such transactions.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining stockholder approval of the business combination, or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

To the extent that any public shares are purchased such purchases will be in compliance with all of the requirements set forth in Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC, including that such public shares will not be voted. In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates were to purchase public shares from public stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates may purchase public shares from public stockholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates were to purchase public shares from public stockholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates, along with the purchase price;

●	the purpose of the purchases by our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates;

●	the impact, if any, of the purchases by our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine from which stockholders to seek to acquire securities.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy materials or tender offer documents, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not be entitled to protections normally afforded to investors of other special purpose acquisition companies subject to Rule 419 of the Securities Act.

Since the net proceeds of this offering and the sale of the private shares are intended to be used to complete one or more initial business combinations with a target business or businesses that have not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because our shares of Class A common stock will be approved for listing on Nasdaq, a national securities exchange whose initial and continued listing standards satisfy the requirements of Rule 3a51-1(a)(2) under the Exchange Act, our shares will not be “penny stock,” and we will therefore not be a “blank check company” subject to Rule 419 under the Securities Act.Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our shares will be immediately tradable and we will have a longer period of time to complete our respective business combinations than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us or in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Special Purpose Acquisition Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our shares of Class A common stock, you may lose the ability to redeem all such shares in excess of 15% of our shares of Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other special purpose acquisition companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess technical, human and other resources that are similar to or greater than ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private shares, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a stockholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders.

If the net proceeds of this offering and the sale of the private shares not being held in the trust account are insufficient to allow us to operate for at least the duration of the completion window, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering, only $3,425,000 (or $3,368,750 if the over-allotment option is exercised) will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the duration of the completion window; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $700,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate.

Other than our sponsor’s November 3, 2026 commitment to provide us with loans or capital contributions of up to $300,000 described elsewhere in this prospectus, neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $2,500,000 of such loans may be convertible into private shares of the post-business combination entity at a price of $5.00 per share at the option of the applicable lender. Such shares would be identical to the private shares. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. Consequently, our public stockholders may only receive an estimated $5.00 per share, or possibly less, on our redemption of our public shares.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $5.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Grassi & Co., CPAs, P.C., our independent registered public accounting firm, and the underwriters of this offering will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required under the FBCA to make provision for the payment of all existing and pending claims and claims that may potentially be brought against us that were not waived. Accordingly, the per-share redemption amount received by public stockholders could be less than the $5.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (except for our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement; provided that, such indemnification shall only apply to the extent necessary to ensure that such third party claims do not reduce the amount of funds in the trust account to below the lesser of (i) $5.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $5.00 per public share due to reductions in the value of the trust assets, less taxes payable (other than excise taxes), provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $5.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $5.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $5.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable other than excise taxes, and our sponsor asserts that it is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance – if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $5.00 per public share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by the FBCA, including for any liability incurred in their capacities as such, except that, under Section 607.0859 of the FBCA, we may not indemnify an officer or director if a judgment or other final adjudication establishes that his or her actions or omissions were material to the cause of action and constitute willful or intentional misconduct or a conscious disregard for our best interests (in a proceeding by or in our right or by or in the right of a stockholder), a transaction from which he or she derived an improper personal benefit, a violation of the criminal law (subject to certain exceptions) or, in the case of a director, an unlawful distribution under Section 607.0834 of the FBCA. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, we may be able to satisfy any indemnification provided by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to us or our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under the U.S. Bankruptcy Code or applicable state fraudulent transfer laws, including the Florida Uniform Fraudulent Transfer Act, as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy trustee or court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to us or our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements and numerous complex tax laws. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC adopted a series of new rules relating to SPACs (the “SPAC Rules”) requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and de-SPAC transactions; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and (iv) both the SPAC and the target company’s status as co-registrants on de-SPAC registration statements.

In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

Compliance with the SPAC Rules and related guidance may increase the costs of, and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our search for an initial business combination target or the performance or business prospects of a post-business combination company.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our search for a target or our ability to complete our initial business combination.

Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on certain businesses (either due to domestic businesses’ reliance on imported goods or dependence on access to foreign markets, or foreign businesses’ reliance on sales into the United States). In addition, retaliatory tariffs could have a significant negative impact on foreign businesses that rely on imports from the United States, and domestic businesses that rely on exporting goods internationally. These tariffs and threats of tariffs and other potential trade policy changes could negatively affect the attractiveness of certain initial business combination targets, or lead to material adverse effects on a post-business combination company. Among other things, historical financial performance of companies affected by trade policies and/or tariffs may not provide useful guidance as to the future performance of such companies, because future financial performance of those companies may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. The business prospects of a particular target for a business combination could change even after we enter into a business combination agreement, as a result of tariffs or the threat of tariffs that may have a material impact on that target’s business, and it may be costly or impractical for us to terminate that business combination agreement. These factors could affect our selection of a business combination target.

We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, we may deem it costly, impractical or risky to complete an initial business combination with a particular target or with a target in a particular industry or from a particular country. Consequently, the pool of potential target companies may be reduced, which could impair our ability to identify a suitable target and to complete an initial business combination. If we complete an initial business combination with such a target, the post-business combination company’s operations and financial results could be adversely affected as a result of tariffs or changes to trade policies, which may cause the market value of the securities of the post-business combination company to decline.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

As described in the risk factor above entitled “Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations”, the SEC’s adopting release with respect to the SPAC Rules provided guidance describing the extent to which SPACs could become subject to regulation under the Investment Company Act and the regulations thereunder. Whether a SPAC is an investment company will be a question of facts and circumstances. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. We can give no assurance that a claim will not be made that we have been operating as an unregistered investment company.

If we are deemed to be an investment company under the Investment Company Act, we may have to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. Our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

We may also have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are mindful of the SEC’s investment company definition and guidance and intend to identify and complete an initial business combination with an operating business, and not with an investment company, or to acquire minority interests in other businesses exceeding the permitted threshold.

We do not believe that our anticipated activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing or other demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more.

Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets other than as described above. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended solely as a temporary depository for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated articles of incorporation (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; or (B) with respect to any other provision relating to the rights of holders of our shares of Class A common stock or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, from the closing of this offering, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares.

Further, under the subjective test of an “investment company” pursuant to Section 3(a)(1)(A) of the Investment Company Act, even if the funds deposited in the trust account were invested in the assets discussed above, there is a risk that we could be deemed an investment company and subject to the Investment Company Act based on the length of time such funds are invested in such assets.

We are aware of litigation claiming that certain SPACs should be considered to be investment companies. Although we believe that these claims are without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our winding down our operations and our liquidation. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $5.00 per share on the liquidation of our trust account, and our public stockholders would also lose the possibility of an investment opportunity in a target company as well as any potential price appreciation in the combined company following a business combination.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in an interest-bearing or other demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more until the earlier of the consummation of an initial business combination or our liquidation. As a result, following the liquidation of investments in the trust account, we will likely receive less interest on the funds held in the trust account than we would have had the trust account remained as initially invested, such that our public stockholders would receive less upon any redemption or any liquidation of the Company than what they would have received had the investments not been liquidated.

The funds to be held in the trust account will, following this offering, be initially held only in U.S. government treasury obligations with a maturity of 185 days or less, in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act and in cash or cash like items (including demand deposit accounts) at a U.S. chartered commercial bank with consolidated assets of $100 billion or more. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in an interest-bearing or other demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more until the earlier of the consummation of our initial business combination or our liquidation. Following such liquidation, we will likely receive less interest on the funds held in the trust account than we would earn if the trust account remained invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, interest previously earned on the funds held in the trust account still may be released to us to pay our taxes, if any, and certain other expenses as permitted. As a result, any decision to liquidate the investments held in the trust account and thereafter to hold all funds in the trust account in an interest-bearing demand deposit at a U.S. chartered commercial bank with consolidated assets of $100 billion or more could reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of the Company as compared to what they would have received had the investments not been so liquidated.

Notwithstanding the measures set forth above, we may still be deemed to be an investment company. The longer that the funds in the trust account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, the greater the risk that we may be deemed to be an unregistered investment company, in which case we may be required to liquidate. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. As disclosed above, we may determine, in our discretion, to liquidate the securities held in the trust account at any time and instead hold all funds in the trust account in an interest-bearing or other demand deposit account or as cash or cash items at a U.S. chartered commercial bank with consolidated assets of $100 billion or more, which could further reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of the Company as compared to what they would have received had the investments not been so liquidated. Were we to liquidate the Company, our securityholders would lose the investment opportunity associated with an investment in the target company with which we could have consummated an initial business combination. In addition, upon moving the funds from the trust account to a deposit account, we will maintain the cash items in bank accounts which, at times, may exceed federally insured limits as guaranteed by the FDIC. While we intend to place our deposits in high-quality banks, only a small portion of the funds in our trust account will be guaranteed by the FDIC.

Our search for an initial business combination, and any target business with which we may ultimately consummate an initial business combination, may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and tensions in the Middle East including the recent military conflict involving Iran

The ongoing conflicts between Russia and Ukraine and hostilities in the Middle East, including the recent military conflict involving Iran, the United States and Israel, have resulted in worldwide geopolitical and macroeconomic uncertainty, and we cannot predict how these conflicts will evolve or the timing and effects thereof. Continued instability could adversely affect consumer demand and sales in those markets. In addition, the conflict could disrupt regional trade routes.

As a result, any escalation or prolonged geopolitical tension could grow and bring about further disruption, instability and volatility in global markets, supply chains and logistics operations, such as the ongoing shipping disruptions in the Red Sea and surrounding waterways. If these conflicts continue for a significant time or further expand to other countries and depending on the ultimate outcomes of these conflicts, which remain uncertain, they could have additional adverse effects on macroeconomic conditions, including but not limited to, increased costs, constraints on the availability of materials, supply chain disruptions and decreased consumer spending. Furthermore, the potential continuation and expansion of these conflicts could give rise to adverse changes in international trade policies and relations; regulatory enforcement; our ability to implement and execute our business strategy; terrorist activities; our exposure to foreign currency fluctuations; and constraints, volatility, or disruption in the capital markets.

Military or other conflicts in Ukraine, the Middle East and Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate an initial business combination.

Military or other conflicts in Ukraine, the Middle East, Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, and to other company or industry-specific, national, regional or international economic disruptions and economic uncertainty, any of which could make it more difficult for us to identify a business combination target and consummate an initial business combination on acceptable commercial terms, or at all.

If we are unable to consummate our initial business combination within the completion window, our public stockholders may be forced to wait beyond 24 months before redemption from our trust account.

If we are unable to consummate our initial business combination within the completion window, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable other than excise taxes and up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public stockholders from the trust account will be effected automatically by function of our amended and restated articles of incorporation prior to any dissolution. If we are required to dissolve, liquidate the trust account and distribute such amount therein, pro rata, to our public stockholders, as part of any dissolution process, such dissolution, liquidation and distribution must comply with the applicable provisions of the FBCA, including Sections 607.1405 through 607.1410 of the FBCA. In that case, investors may be forced to wait beyond the end of the completion window before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their shares of Class A common stock. Only upon our redemption or any liquidation will public stockholders be entitled to distributions if we are unable to complete our initial business combination.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under Section 607.06401 of the FBCA, we may not make a distribution to our stockholders, including a redemption of shares, if, after giving it effect, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities (plus any amount needed to satisfy preferential rights). If we are forced to file a bankruptcy or insolvency petition, or an involuntary petition is filed against us, any distributions received by stockholders could be viewed as an unlawful distribution, a ‘preferential transfer’ or a ‘fraudulent conveyance,’ and a bankruptcy trustee or court could seek to recover some or all amounts received by our stockholders. In addition, under Section 607.0834 of the FBCA, a director who votes for or assents to a distribution made in violation of Section 607.06401 may be personally liable to us for the amount by which the distribution exceeds what could have been lawfully distributed, if the director did not comply with the standards of conduct under the FBCA, and directors may also be viewed as having breached their fiduciary duties to us or our creditors.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, which could delay the opportunity for our public stockholders to discuss company affairs with management, and the holders of our shares of Class A common stock will not have the right to vote on the election or removal of directors until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are required to hold an annual meeting of stockholders no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 607.0701 of the FBCA, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 607.0701 of the FBCA, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the state courts of Florida in accordance with Section 607.0703 of the FBCA. Until we hold an annual meeting of stockholders, public stockholders may not be afforded the opportunity to discuss company affairs with management. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors elected or appointed prior to our first annual meeting of stockholders) serving a three-year term. In addition, as holders of our shares of Class A common stock, our public stockholders will not have the right to vote on the election or removal of directors until after the consummation of our initial business combination.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify and acquire a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors. Our amended and restated articles of incorporation prohibits us from effectuating a business combination solely with another blank check company or similar company with nominal operations.

Because we have not yet selected any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. In recent years, a number of target businesses have underperformed financially post-business combination. There are no assurances that the target business with which we consummate our initial business combination will perform as anticipated. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our shares will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our shares will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders.

We are not required to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board of directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated articles of incorporation authorizes the issuance of up to 500,000,000 shares of Class A common stock, par value $0.0001 per share, 50,000,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 17,250,000 shares of Class A common stock issued and outstanding (assuming the underwriters’ over-allotment option is not exercised) and 10,250,000 shares of Class B common stock issued and outstanding, which amount does not take into account shares issuable upon conversion of the shares of Class B common stock. The shares of Class B common stock are automatically convertible into shares of Class A common stock (which such shares of Class A common stock delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holder, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our amended and restated articles of incorporation, including in certain circumstances in which we issue shares of Class A common stock or equity-linked securities related to our initial business combination. Immediately after this offering, there will be no preferred stock issued and outstanding.

We may issue a substantial number of additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon conversion of the shares of Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein. However, our amended and restated articles of incorporation provide, among other things, that prior to our initial business combination, except in connection with the conversion of shares of Class B common stock into shares of Class A common stock where the holders of such shares have waived any rights to receive funds from the trust account, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with public shares on any initial business combination. These provisions of our amended and restated articles of incorporation, like all provisions of our amended and restated articles of incorporation, may be amended with a stockholder vote. The issuance of additional common or preferred stock:

●	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the shares of Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock;

●	may subordinate the rights of holders of shares of Class A common stock if shares of preferred stock are issued with rights senior to those afforded our shares of Class A common stock;

●	could cause a change in control if a substantial number of shares of Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our shares of Class A common stock.

Unlike some other similarly structured special purpose acquisition companies, our initial stockholders will receive additional shares of Class A common stock if we issue certain shares to consummate an initial business combination.

The founder shares will automatically convert into shares of Class A common stock (which such shares of Class A common stock delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, all issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the closing of our initial business combination so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 37.27% of the sum of (i) the total number of all shares of common stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) upon the completion of this offering (including all shares of Class A common stock issuable pursuant to an exercise of the underwriters’ over-allotment option, if any, the private shares and the founder shares issued to our sponsor before the closing of this offering), plus (ii) all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any shares issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans), minus (iii) any redemptions of shares of Class A common stock by public stockholders in connection with our initial business combination. This adjustment may be waived as to any particular issuance or deemed issuance of additional shares of Class A common stock or equity-linked securities by the written consent or agreement of the holders of a majority of the shares of Class B common stock then outstanding, consenting or agreeing separately as a single class, and in no event will the shares of Class B common stock convert into shares of Class A common stock at a ratio that is less than one-for-one.

We may issue our shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue common or preferred stock to investors in private placement transactions (so-called PIPE transactions) at a price of $5.00 per share or lower, at a price that approximates the per-share amounts in our trust account at such time. The purpose of such issuances will be to enable us to provide sufficient liquidity and capital to the post-business combination entity and to complete the business combination. Such arrangements result in costs particular to the business combination process that would not generally be incurred in a traditional IPO. Such agreements may be structured in a way intended to ensure a return on investment to the investor in return for funds that would be used to facilitate the completion of the business combination. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing stockholders and could result in dilution to our existing stockholders. If we are not able to secure such financing and there are significant redemptions from our trust account, it is possible that we might not be able to complete an initial business combination.

Since only holders of our Class B common stock will have the right to vote on the election of directors, upon the listing of our shares on Nasdaq, Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq rules and, as a result, we may qualify for, and intend to rely on, exemptions from certain corporate governance requirements.

After completion of this offering and prior to the consummation of a business combination, only holders of our Class B common stock will have the right to vote on the election of directors. As a result, Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect to utilize exemptions from certain of Nasdaq’s corporate governance requirements, including the requirements that:

●	we have a board that includes a majority of “independent directors,” as defined under the rules of Nasdaq;

●	we select director nominees through either (i) a vote solely of independent directors or (ii) a nominations committee comprised solely of independent directors; and

●	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We currently intend to utilize these exemptions as Kyle Wool, our Chairman, will serve as chair of the nominating and corporate governance committee. Therefore, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors, advisory board members, non-managing sponsor members or their respective affiliates or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, our officers, directors, advisory board members, non-managing sponsor members or their respective affiliates with other entities, we may decide to acquire one or more businesses affiliated with or competitive with our sponsor, officers, directors, advisory board members, non-managing sponsor members or their respective affiliates or existing holders. Our directors also serve as officers or board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they or our advisory board members or non-managing sponsor members are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Evaluation of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, officers, directors, advisory board members, non-managing sponsor members or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our sponsor, officers and directors, and any other holders of our founder shares, including any advisory board members and non-managing sponsor members, may lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On January 26, 2026, our sponsor purchased 23,000,000 shares of our Class B common stock for $25,000, of which 12,750,000 shares have been cancelled, resulting in 10,250,000 shares of our Class B common stock outstanding. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 shares if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of the outstanding shares after this offering. Our public stockholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion. The founder shares will be worthless if we do not complete an initial business combination, except to the extent they receive liquidating distributions from assets outside of the trust account. In addition, our sponsor has committed to purchase an aggregate of 2,250,000 private shares (whether or not the over-allotment option is exercised) for an aggregate purchase price of $4,500,000, or $2.00 per private share. The founder shares and private shares owned by the sponsor cannot be transferred under the letter agreement, except under limited circumstances.

Except in certain limited circumstances, no member of the sponsor (including the non-managing sponsor members) may transfer all or any portion of its membership units in the sponsor. The private shares will be worthless if we do not complete our initial business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the end of the completion window nears, which is the deadline for our completion of an initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. The incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private shares, which will increase the possibility that we would be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property or asset, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we expected, if at all.

In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we expected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated articles of incorporation will not provide a specified maximum redemption threshold. Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisory board members or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and other governing instruments. We cannot assure you that we will not seek to amend our amended and restated articles of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.

In order to effectuate a business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, special purpose acquisition companies have extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated articles of incorporation will require the approval of holders of a majority of our shares of common stock entitled to be cast on the amendment. In addition, our amended and restated articles of incorporation requires us to provide our public stockholders with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, for cash if we propose an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. To the extent the interest earned on the trust account is not sufficient to pay our income taxes, we will not release funds from the trust account to pay such taxes, and we expect to make such payments from the funds held outside of the trust account. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated articles of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of a majority of our shares of common stock entitled to be cast on the amendment, which is a lower amendment threshold than that of some other special purpose acquisition companies. It may be easier for us, therefore, to amend our amended and restated articles of incorporation to facilitate the completion of an initial business combination that some of our stockholders may not support.

Our amended and restated articles of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of shares into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of a majority of our shares of common stock entitled to vote thereon and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of a majority of our shares of common stock entitled to vote thereon. In all other instances, our amended and restated articles of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the FBCA or applicable stock exchange rules. Assuming they do not purchase any shares in this offering, our initial stockholders, who will collectively beneficially own approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our common stock upon the closing of this offering, may participate in any vote to amend our amended and restated articles of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated articles of incorporation which govern our pre-business combination behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated articles of incorporation.

Our initial stockholders, officers, directors, director nominees and members of our advisory board have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, in each case unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private shares. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the closing of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial stockholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors prior to the consummation of our initial business combination and may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our sponsor will own approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated articles of incorporation. This potential concentration of influence could be disadvantageous to other stockholders with interests different from those of our sponsor. To the extent that any non-managing sponsor members acquire membership interests in the sponsor, they will have no right to control the sponsor or vote or dispose of any securities held by the sponsor. In addition, the founder shares, all of which are held by our sponsor, will entitle the holders to elect all of our directors prior to the consummation of our initial business combination. Holders of our public shares will have no right to vote on the election or removal of directors during such time. These provisions of our amended and restated articles of incorporation may only be amended by approval of at least 90% of the shares of outstanding Class B common stock. As a result, you will not have any influence over the election of directors prior to our initial business combination.

If our sponsor purchases any shares in this offering or if our sponsor purchases any additional shares of Class A common stock in the aftermarket or in privately negotiated transactions, this would increase its control. Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our shares of Class A common stock. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual or special meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting of stockholders, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. In addition, since only holders of our shares of Class B common stock will have the right to vote on directors prior to our initial business combination, our initial stockholders will continue to exert control at least until the completion of our initial business combination.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets or such attractive targets may not be interested to consummate a business combination with a SPAC due to a negative public perception of mergers involving SPACs. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns (including a negative public perception of mergers involving SPACs), geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition or results of operations, or our prospects.

The funds in our operating account and our trust account will initially be held in banks or other financial institutions and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more. Our cash held in these accounts may exceed any applicable Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Should events, including limited liquidity, defaults, non-performance or other adverse developments occur with respect to the banks or other financial institutions that hold our funds, or that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, the value of the assets in our trust account could be impaired, which could have a material impact on our operating results, liquidity, financial condition and prospects. For example, on March 10, 2023, the FDIC announced that Silicon Valley Bank had been closed by the California Department of Financial Protection and Innovation. We cannot guarantee that the banks or other financial institutions that will hold our funds will not experience similar issues.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that the proxy statement with respect to the vote on an initial business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”) or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2027. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Risks Relating to the Post-Business Combination Company

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present within a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of Class A common stock in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of Class A common stock, our stockholders immediately prior to such transaction could own less than a majority of our issued and outstanding shares of Class A common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

Our initial business combination and our structure thereafter may not be tax-efficient to our stockholders. As a result of our business combination, our tax obligations may be more complex, burdensome or uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite stockholder approval, we may: structure our business combination in a manner that requires stockholders to recognize gain or income for tax purposes; effect a business combination with a target company in another jurisdiction; or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to stockholders to pay taxes in connection with our business combination or thereafter. Accordingly, a stockholder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares. In addition, stockholders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

Risks Relating to Acquiring and Operating a Business in Foreign Countries

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

While we do not currently intend to acquire a business with a majority of its operations outside the United States, if we pursue a target company with any operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

Further, if we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

●	costs and difficulties inherent in managing cross-border business operations;

●	rules and regulations regarding currency redemption;

●	complex corporate withholding taxes on individuals;

●	laws governing the manner in which future business combinations may be effected;

●	exchange listing and/or delisting requirements;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	local or regional economic policies and market conditions;

●	unexpected changes in regulatory requirements;

●	challenges in managing and staffing international operations;

●	longer payment cycles;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls;

●	rates of inflation;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	underdeveloped or unpredictable legal or regulatory systems;

●	corruption;

●	protection of intellectual property;

●	social unrest, crime, strikes, riots and civil disturbances;

●	regime changes and political upheaval;

●	terrorist attacks, natural disasters, widespread health emergencies and wars; and

●	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

We may reincorporate in another jurisdiction, which may result in taxes imposed on stockholders.

We may, in connection with our initial business combination or otherwise and, to the extent applicable, subject to requisite stockholder approval under the FBCA, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a stockholder to recognize taxable income in the jurisdiction in which the stockholder is a tax resident or in which its members are resident if it is a tax transparent entity (or may otherwise result in adverse tax consequences). In particular, if we reincorporate outside the United States, U.S. Holders may be required to recognize gain under Section 367 of the Code, and the combined company may be subject to the anti-inversion rules of Section 7874 of the Code, which could result in the combined company continuing to be treated as a U.S. corporation for U.S. federal income tax purposes or in other adverse tax consequences. We do not intend to make any cash distributions to stockholders to pay such taxes. Stockholders may be subject to withholding taxes or other taxes with respect to their ownership of our shares of Class A common stock after the reincorporation.

We may reincorporate in or transfer by way of continuation to another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from Florida to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Risks Relating to our Management Team

We are dependent upon our officers and directors and their loss, or a reduction in the amount of time they can dedicate to our initial business combination, could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers, directors and the members of our advisory board. We believe that our success depends on the continued service of our officers, directors and members of our advisory board, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

The management of our sponsor and the ownership interest of our sponsor may change, and our sponsor may change management or divest its ownership interest in us before identifying a business combination, which could deprive us of key personnel and advisors.

Our sponsor is a limited liability company of which Eric Newman is the manager and solely holds voting and investment discretion with respect to the founder shares held of record by the sponsor. Membership interests in our sponsor are divided into three classes. Class A Units represent interests in the founder shares other than those attributable to the Class C Units and are held by Series. Mr. Newman is the manager of Series. Class B Units represent interests in the private shares on a one-for-one basis and are purchased at $2.00 per unit. Class C Units represent interests in 135,461 founder shares on a one-for-one basis; they are granted for services without a capital contribution and are forfeited if the holder stops providing services to us before our initial business combination. Our officers and directors will receive for their services an indirect interest in the founder shares and will also purchase an indirect interest in the private placement shares, each through their ownership of our sponsor. Anthony Hayes will receive an indirect interest in 22,577 founder shares and an indirect interest in 200,000 private placement shares, Kyle Haug will receive an indirect interest in 22,577 founder shares and 50,000 private placement shares, Steven Scopellite will receive an indirect interest in 22,577 founder shares and 250,000 private placement shares, Stefan Passantino will receive an indirect interest in 22,577 founder shares and 50,000 private placement shares, David Kutcher will receive an indirect interest in 22,577 founder shares and 12,500 private placement shares and Christopher Devall will receive an indirect interest in 22,576  founder shares and 50,000 private placement shares. Kyle Wool, our Chairman, purchased for a nominal price an indirect interest in 2,960,353 founder shares and Eric Trump, a member of our advisory board, purchased for a nominal price an indirect interest in 2,960,353 founder shares, each through membership interests in Series, a member of our sponsor. Eric Newman, the manager of our sponsor and the manager of Series, will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

There are contractual restrictions on our sponsor’s ability to sell or otherwise dispose of part or all of its interests in us, as well as contractual restrictions on the abilities of such individuals to sell or otherwise dispose of part or all of their respective interests in the sponsor, but these contractual restrictions are subject to exceptions, including exceptions for transfers made to permitted transferees, as discussed in Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Shares and elsewhere in this prospectus. As a result, there is a risk that our sponsor may divest its interests in us, or that Mr. Newman may resign from his position with the sponsor, before a business combination target is identified. There can be no assurance that any replacement sponsor, manager, officer, director or advisory board member would successfully identify a business combination target for us or, if one were so identified, help us successfully complete a business combination with it.

The contractual restrictions limiting the transfer of our founder shares and private shares and their respective underlying securities will expire at the time of or immediately after our completion of an initial business combination.

The contractual restrictions limiting the transfer of our founder shares and private shares and their respective underlying securities will expire at the time of or immediately after our completion of an initial business combination. This expiration of transfer restrictions will occur sooner than is often the case with other SPACs, where transfer restrictions on founder shares can last up to six months or one year after a business combination, subject to exceptions. The timing of this expiration could lead to a high volume of share sales, and downward pressure on the market price of the post-business combination entity’s securities, immediately after the completion of the business combination.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations could also make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under Florida law.

Our officers, directors and members of our advisory board will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers, directors and members of our advisory board are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors and members of our advisory board also serve as officers and board members for other entities. If our officers’, directors’ and advisory board members’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially adversely affect our ability to complete our initial business combination. For a complete discussion of our officers’, directors’ and members of our advisory boards’ other business affairs, please see “Management and Advisory Board — Officers, Directors and Director Nominees.”

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including other special purpose acquisition companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor, its manager and our officers and directors are, or may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses. In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other special purpose acquisition company prior to completion of our initial business combination. Our sponsor, officers and directors have complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination and the order in which they pursue business combinations for any of their existing or future special purpose acquisition companies. As a result, our sponsor, officers and directors may pursue business combinations for special purpose acquisition companies that it has sponsored in any order, which could result in its more recent special purpose acquisition companies completing business combinations prior to its special purpose acquisition companies that were launched earlier. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. In particular, Anthony Hayes, a member of our board, is currently the Chairman of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), David Kutcher, our Chief Financial Officer, is currently the Chief Financial Officer and a director of SIM Acquisition Corp. I, and Christopher Devall, our Chief Executive Officer, is currently the Chief Executive Officer of SIM Acquisition Corp. I. Eric Newman, the manager of our sponsor is the managing member of Conroy Partners LLC, the managing member of SIM Sponsor 1 LLC and the Executive Vice President and Global Head of Investment Banking at Dominari Securities LLC. Kyle Wool, our Chairman, currently serves as Chairman and Chief Executive Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Christopher Devall, our Chief Executive Officer, currently serves as the Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Kyle Haug is expected to serve on our board of directors and currently serves on the board of Dominari Holdings Inc. (Nasdaq: DOMH) and SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW). Steven Scopellite is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW) and OceanFirst Financial Corp. (Nasdaq: OCFC). Stefan Passantino is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW), JFB Construction Holdings (Nasdaq: JFB) and Mercantile Ports & Logistics Limited (LSE AIM: MPL). SIM Acquisition Corp. I is a blank check company incorporated as a Cayman Islands exempted company with limited liability and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230,000,000. On October 2, 2026, SIMA entered into a binding letter of intent with American Industrial Technologies, Inc., a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems. New America Acquisition I Corp. is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in December 2025 and raised aggregate proceeds of $345,000,000. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Florida law. Our amended and restated articles of incorporation provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity; except, the doctrine of corporate opportunity shall apply with respect to any of our directors or officers with respect to a corporate opportunity that was offered to such person solely in his or her capacity as our director or officer and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation (other than any legal obligation between the offeror and the director or officer pertaining to the offer). As a result, the fiduciary duties or contractual obligations of our officers or directors could materially adversely affect our ability to complete our initial business combination.

For further discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management and Advisory Board — Officers, Directors and Director Nominees,” “Management and Advisory Board — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor or one or more of our directors or officers or non-managing sponsor members, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially adversely affect our ability to complete our initial business combination.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Florida law and we or our stockholders might have a claim against such individuals for infringing on our stockholders’ rights. See the section entitled “Description of Securities — Certain Differences in Corporate Law — Stockholder Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are currently, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. This may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are currently or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Any such litigation, investigations or other proceedings may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Members of our management team and affiliated companies may have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to our business.

Members of our management team have been (and intend to be) involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result, members of our management team and affiliated companies may have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to our business. Any such claims or investigations may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.

The terms of our letter agreement with our sponsor, officers, directors and members of our advisory board and the terms of lock-ups in the underwriting agreement may be amended without stockholder approval.

Our letter agreement with our sponsor, officers, directors and members of our advisory board contain provisions relating to transfer restrictions on our founder shares and private shares, indemnification of the trust account, waiver of redemption rights and waiver of participation in liquidating distributions from the trust account, as applicable, among other provisions. The letter agreement may be amended without stockholder approval, including to modify or remove some or all of these provisions. Similarly, the underwriting agreement contains provisions limiting our ability to sell or otherwise transfer or dispose of securities. These underwriting agreement provisions may also be amended without stockholder approval.

While we do not expect our board to approve any amendment to the letter agreement or the applicable provisions of the underwriting agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, may choose to approve one or more amendments to the letter agreement or the applicable provision of the underwriting agreement. Any such amendments would not require approval from our stockholders and may have an adverse effect on the value of an investment in our securities.

Risks Relating to Our Securities

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within the completion window, (ii) in connection with a stockholder vote to amend our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination within the completion window, subject to applicable law and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

Nasdaq may delist our shares of Class A common stock from trading on its exchange, which could limit investors’ ability to make transactions in our shares of Class A common stock and subject us to additional trading restrictions.

We intend to apply to have our shares of Class A common stock listed on Nasdaq. We expect that our shares of Class A common stock will be listed on Nasdaq on or promptly after the date of this prospectus. We cannot guarantee that our shares of Class A common stock will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our shares of Class A common stock will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our shares of Class A common stock on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain an average global market capitalization and a minimum number of holders of our shares of Class A common stock (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our shares on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share and we would be required to have a minimum of 400 round lot holders of our shares of Class A common stock. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our shares of Class A common stock from trading on its exchange and we are not able to list our shares on another national securities exchange, we expect our shares of Class A common stock could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our shares of Class A common stock;

●	reduced liquidity for our shares of Class A common stock;

●	a determination that our shares of Class A common stock are a “penny stock” which will require brokers trading in our shares of Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares of Class A common stock;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional shares or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our shares of Class A common stock will be listed on Nasdaq, our shares of Class A common stock will be covered securities. Although the states are preempted from regulating the sale of our shares of Class A common stock, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our shares of Class A common stock would not be covered securities and we would be subject to regulation in each state in which we offer our shares of Class A common stock, including in connection with our initial business combination.

In the event that Post-IBC American Ventures fails to satisfy any of the listing requirements of the Nasdaq, they may reject our listing application, and the parties may waive any closing condition in the initial business combination agreement that shares of Class A common stock of Post-IBC American Ventures be listed on the Nasdaq at the closing of the initial business combination.

Following our initial business combination, we expect that the shares of Class A common stock of Post-IBC American Ventures will be listed on the Nasdaq. To list these securities on Nasdaq, Post-IBC American Ventures will be required to comply with initial listing requirements, including the minimum market capitalization standard, the corporate governance requirements and the minimum closing bid price requirement, among other requirements. In the event that Post-IBC American Ventures fails to satisfy any of the listing requirements, the Nasdaq may reject Post-IBC American Ventures’ listing application. Though the listing of Post-IBC American Ventures shares of Class A common stock on the Nasdaq is expected to be a condition to the closing of our initial business combination, the parties may waive such closing condition and proceed to close, in which case Post-IBC American Ventures shares of Class A common stock will likely instead be quoted on the OTC Markets. If Post-IBC American Ventures shares of Class A common stock are not listed on the Nasdaq, it is likely to be more difficult to trade in or obtain accurate quotations as to the market price of Post-IBC American Ventures’ shares of Class A common stock. As a result, Post-IBC American Ventures could face significant adverse consequences. Please see “Risk Factor – Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.”

Our initial stockholders paid an aggregate of $25,000, or $0.0024 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of Class A common stock.

The difference between the public offering price per share (allocating all of the share purchase price to the share of Class A common stock) and the pro forma net tangible book value per share of our shares of Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, you and the other public stockholders will incur an immediate and substantial dilution of approximately 94.80% (or $4.74 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share after this offering of $0.26 (assuming a maximum redemption scenario) and the initial offering price of $5.00 per share. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our shares of Class A common stock.

The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of Class A common stock to materially decline.

We are offering our shares at an offering price of $5.00 per share and the amount in our trust account is initially anticipated to be $5.00 per public share, implying an initial value of $5.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or $0.0024 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares.

The following table shows the public stockholders’ and our sponsor’s investment per share and how these compare to the implied value of one share of Class A common stock upon the completion of our initial business combination. The following table assumes that (i) our valuation is $75,000,000 (which is the amount we would have in the trust account for our initial business combination assuming the underwriters’ over-allotment option is not exercised), (ii) no interest is earned on the funds held in the trust account, (iii) all founder shares are held by our initial stockholders upon completion of our initial business combination and (iv) does not take into account other potential impacts on our valuation at the time of the initial business combination, such as (i) the trading price of our shares of Class A common stock, (ii) the initial business combination transaction costs, (iii) any equity issued or cash paid to the target’s sellers, (iv) any equity issued to other third party investors, or (v) the target’s business itself.

Public shares	15,000,000
Founder shares	10,250,000
Private shares	2,250,000
Total shares	27,500,000
Total funds in trust available for initial business combination	$75,000,000
Public stockholders’ investment per share of Class A common stock	$5.00
Sponsor’s investment per share of Class B common stock(1)	$0.0024
Initial implied value per public share(2)	$5.00
Implied value per share upon consummation of initial business combination(3)	$2.73

(1)	The total investment in the equity of the company by the sponsor is $4,525,000, consisting of (i) $25,000 paid by the sponsor for the founder shares, and (ii) $4,500,000 paid by the sponsor for 2,250,000 private shares. For purposes of this table, the full investment amount is ascribed to the founder shares only.

(2)	Initial implied value per public share is defined as the funds available for the initial business combination (assuming the underwriters’ over-allotment option is not exercised) divided by the public shares issued of 15,000,000 (assuming the underwriters’ over-allotment option is not exercised).

(3)	All founder shares would automatically convert into shares of Class A common stock upon completion of our initial business combination or such earlier time at the option of the holder. The total investment in the equity of the Company by the sponsor is $4,525,000, consisting of (i) $25,000 paid by the sponsor for the founder shares; and (ii) $4,500,000 paid by the sponsor for 2,250,000 private shares. For purposes of this table, the full investment amount is ascribed to the founder shares only.

Based on these assumptions, each share of Class A common stock would have an implied value of $2.73 per share upon completion of our initial business combination, representing an approximately 45% decrease from the initial implied value of $5.00 per public share. While the implied value of $2.73 per share of Class A common stock upon completion of our initial business combination would represent a dilution to our public stockholders, this would represent a significant increase in value for our sponsor relative to the price it paid for each founder share. At $2.73 per share of Class A common stock, the 10,250,000 shares of Class A common stock that the sponsor would own upon completion of our initial business combination (after automatic conversion of the 10,250,000 founder shares) would have an aggregate implied value of $27,982,500. As a result, even if the trading price of our shares of Class A common stock significantly declines, the value of the founder shares held by our sponsor will be significantly greater than the amount our sponsor paid to purchase such shares. In addition, our sponsor could potentially recoup its entire investment in our company even if the trading price of our shares of Class A common stock after the initial business combination is as low as $0.36 per share (whether or not the underwriters’ over-allotment option is exercised in full). As a result, our sponsor is likely to earn a substantial profit on its investment in us upon disposition of its shares of Class A common stock even if the trading price of our shares of Class A common stock declines after we complete our initial business combination. Our sponsor may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public stockholders paid for their public shares. The non-managing sponsor members will share in any appreciation of the founder shares through their membership interests in the sponsor if we successfully complete a business combination. Accordingly, non-managing sponsor members’ interests in the founder shares owned by them indirectly through their membership interests in the sponsor may provide them with an incentive to vote any public shares they own in favor of a business combination, and make a substantial profit on such interests, even if the business combination is with a target that ultimately declines in value and is not profitable for other public stockholders.

This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public stockholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our shares of Class A common stock.

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our shares of Class A common stock at such time is substantially less than $5.00 per public share.

Upon the closing of this offering and assuming no exercise of the over-allotment option, our sponsor will have invested in us an aggregate of $4,525,000, comprised of the $25,000 purchase price for the founder shares and the $4,500,000 purchase price for the private shares. Assuming a trading price of $5.00 per public share upon consummation of our initial business combination, the 10,250,000 founder shares would have an aggregate value of $27,982,500 and even if the trading price of our shares of Class A common stock were as low as $0.36 per share, the value of the founder shares and private shares would be equal to our sponsor’s aggregate initial investment in us. As a result, our sponsor is likely to be able to make a substantial profit on its investment in us at a time when our public shares have lost significant value. Accordingly, members of our management team, who own interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public stockholders paid for their public shares. In addition, our non-managing sponsor members (if any) may have different interests than other public stockholders due to their additional upfront investment in the company and their membership interests in the sponsor.

Unlike certain other special purpose acquisition companies, the founder shares and private shares will not be subject to any lock-up following the completion of our initial business combination. Accordingly, the return you receive as a holder of shares of Class A common stock may be less than that of holders of founder shares or private shares.

Founder shares and private shares are subject to transfer restrictions only until the completion of our initial business combination. After that, the holders of the founder shares and private shares will no longer be subject to any lock-up, and they may sell their securities in the public market immediately upon the completion of our initial business combination. These holders may have different economic incentives than public stockholders who purchased shares of Class A common stock in connection with this Offering. Because holders of founder shares and private shares acquired such shares at a price lower than the shares of Class A common stock in this offering, they may be willing to sell their shares at prices that would represent a loss to public stockholders. Further, holders of founder shares and private shares who can sell their shares immediately upon the completion of our initial business combination may also exit before any decline in the market price of the shares of Class A common stock, while other public stockholders may be unable to sell at comparable prices.

The registration and availability of shares of Class A common stock for trading in the public market may have an adverse effect on the market price of shares of Class A common stock. This risk may vary depending on the trading volume, volatility, and liquidity of shares of Class A common stock after the completion of our initial business combination.

Any of the sales described above, or the perception that such sales may occur, could cause the market price of shares of Class A common stock to decline. Public stockholders who continue to hold shares of Class A common stock after our initial business combination could experience a reduction in the value of their investment.

The determination of the offering price of our shares and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our shares properly reflects the value of such shares than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the shares was negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the shares, including the shares of Class A common stock, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business at attractive values;

●	a review of debt to equity ratios in leveraged transactions;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the shares is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of geopolitical events like the conflicts in Ukraine, the Middle East and Southwest Asia, and economic impacts such as inflation. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

A 1% U.S. federal excise tax may be imposed on us in connection with redemptions of our shares, which may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination and decrease the amount of funds available to the combined company.

The Inflation Reduction Act of 2022 imposes a 1% U.S. federal excise tax on the fair market value of stock repurchased by a “covered corporation” (generally, a domestic corporation the stock of which is traded on an established securities market), with certain exceptions (the “Excise Tax”). Because we are a Florida corporation and our securities will trade on Nasdaq following the date of this prospectus, we will be a “covered corporation” following this offering, and the Excise Tax will apply to any redemptions of our common stock, including redemptions in connection with our initial business combination or with an amendment to our amended and restated articles of incorporation to extend the time we have to consummate an initial business combination, that are treated as repurchases for this purpose. The U.S. Department of the Treasury and the IRS have issued final Treasury regulations implementing the Excise Tax, which became effective on November 24, 2025 (the “Final Regulations”). Under the Final Regulations, distributions in complete liquidation of a covered corporation generally are not subject to the Excise Tax, and certain redemptions treated as distributions under Section 301 of the Code are excluded. The amount of Excise Tax that may be incurred will depend on a number of factors, including the fair market value of our stock redeemed, the extent to which such redemptions are treated as dividends rather than repurchases, the fair market value of any stock we issue in the same taxable year (which generally may be netted against redemptions), including in connection with our initial business combination, and the application of the Final Regulations and any further guidance. The Excise Tax is imposed on the repurchasing corporation itself, not the stockholders from which stock is repurchased. The proceeds placed in the trust account and the interest earned thereon will not be used to pay any Excise Tax or any other similar fees or taxes that may be levied on us in connection with redemptions or repurchases of our shares. Any Excise Tax would therefore be payable from funds held outside the trust account or from the assets of the combined company following our initial business combination, which could reduce the cash available to pay our expenses or to fund the target business, could cause the other stockholders of the combined company to economically bear the impact of the Excise Tax, and could hinder our ability to consummate an initial business combination.

Provisions in our amended and restated articles of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our shares of Class A common stock and could entrench management.

Our amended and restated articles of incorporation contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated articles of incorporation provide that the courts of the State of Florida will be the exclusive forums for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our amended and restated articles of incorporation will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our current or former directors, officers or employees arising pursuant to any provision of the FBCA or our amended and restated articles of incorporation or bylaws, (iv) any action asserting a claim against us, our current or former directors, officers or employees governed by the internal affairs doctrine or (v) any action arising under the Securities Act may be brought only in the state or federal courts of Florida, except any claim (A) as to which the courts of Florida determine that there is an indispensable party not subject to the jurisdiction of the courts of Florida (and the indispensable party does not consent to the personal jurisdiction of the courts of Florida within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the courts of Florida, or (C) for which the courts of Florida do not have subject matter jurisdiction. If an action is brought outside of Florida, the stockholder bringing the suit will be deemed to have consented to (1) this exclusive forum provision and personal jurisdiction of the courts named therein in connection with any action brought in any court to enforce such provision, and (2) service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Florida law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, our amended and restated articles of incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Florida law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, it is unclear whether the redemption rights with respect to our shares of Class A common stock suspend the running of a U.S. Holder’s (as defined in the section entitled “United States Federal Income Tax Considerations — U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of shares of Class A common stock is long-term capital gain or loss, whether any dividend we pay would be considered “qualified dividend income,” or whether a corporate U.S. Holder will satisfy the holding period requirements for the dividends-received deduction. In addition, whether a redemption of shares of Class A common stock will be treated as a sale or exchange or as a distribution under Section 302 of the Code depends on each holder’s particular facts and circumstances, and may not be determinable at the time of the redemption. As a result, we or the applicable withholding agent may withhold U.S. federal income tax at a rate of 30% (or a lower applicable treaty rate) on the gross amount of redemption proceeds paid to Non-U.S. Holders (as defined in such section). Further, we cannot determine whether we will be a “United States real property holding corporation” in the future until we complete an initial business combination, and if we are, Non-U.S. Holders may be subject to U.S. federal income tax on gain from the disposition of our shares. See the section entitled “United States Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences applicable to their specific circumstances when acquiring, owning or disposing of our securities.

Whether a redemption of shares of Class A common stock will be treated as a sale of such shares of Class A common stock for U.S. federal income tax purposes will depend on a stockholder’s specific facts.

The U.S. federal income tax treatment of a redemption of shares of Class A common stock will depend on whether the redemption qualifies as a sale of such shares of Class A common stock under Section 302(a) of the Internal Revenue Code of 1986, as amended (the “Code”), which will depend largely on the total number of our shares treated as held by the stockholder electing to redeem shares of Class A common stock relative to all of our shares outstanding both before and after the redemption. If such redemption is not treated as a sale of shares of Class A common stock for U.S. federal income tax purposes, the redemption will instead be treated as a corporate distribution of cash from us. For more information about the U.S. federal income tax treatment of the redemption of shares of Class A common stock, see the section entitled “Taxation — Material United States Federal Income Tax Considerations.”

The grant of registration rights to our sponsor and other holders of our private shares (and their component securities, as well as any securities underlying those component securities) may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our shares of Class A common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and their permitted transferees can demand that we register the shares of Class A common stock into which founder shares are convertible. The holders of our private shares and their permitted transferees can demand that we register the securities underlying the private shares or holders of securities that may be issued upon conversion of working capital loans and their permitted transferees may demand that we register such shares and any other securities of the company acquired by them prior to the consummation of our initial business combination. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our shares of Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our shares of Class A common stock that is expected when the shares of Class A common stock owned by our initial stockholders, the representatives of the underwriters, holders of our private shares or holders of our working capital loans or their respective permitted transferees are registered.

General Risk Factors

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company incorporated on December 29, 2025 as a Florida corporation with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by our management team, our advisor and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the company.

Information regarding our management team, our advisor and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, is presented for informational purposes only. Any past experience and performance by our management team, our advisor and their respective affiliates and the businesses with which they have been associated, is not a guarantee that we will be able to successfully identify a suitable candidate for our initial business combination, that we will be able to provide positive returns to our stockholders, or of any results with respect to any initial business combination we may consummate. You should not rely on the historical experiences of our management team, our advisor and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, as indicative of the future performance of an investment in us or as indicative of every prior investment by each of the members of our management team, our advisor or their respective affiliates. The market price of our securities may be influenced by numerous factors, many of which are beyond our control, and our stockholders may experience losses on their investment in our securities.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares of Class A common stock held by non-affiliates exceeds $700 million as of any June 30th before that time, in which case we would no longer be an emerging growth company as of the following December 31st. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Class A common stock held by non-affiliates is equal to or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares of Class A common stock held by non-affiliates is equal to or exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

The market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to complete our initial business combination.

Recent increases in inflation in the United States and elsewhere may lead to increased price volatility for publicly traded securities, including ours, or other national, regional or international economic disruptions, any of which could make it more difficult for us to complete our initial business combination.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to select an appropriate target business or businesses;

●	our ability to complete our initial business combination;

●	our expectations around the performance of the prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses;

●	the adverse impacts of certain events (such as terrorist attacks, natural disasters or a significant outbreak of infectious diseases) on our ability to consummate an initial business combination;

●	the ability of our officers and directors to generate a number of potential business combination opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

●	the trust account not being subject to claims of third parties; or

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. Although we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

Use of Proceeds

We are offering 15,000,000 shares (or 17,250,000 shares with the full exercise of the over-allotment option) at an offering price of $5.00 per share. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private shares will be used as set forth in the following table.

	Without Over-allotment Option	Over-allotment Option Exercised
Gross proceeds
Gross proceeds from shares offered to public(1)	$75,000,000	$86,250,000
Gross proceeds from private shares offered in the private placement	$4,500,000	$4,500,000
Total gross proceeds	$79,500,000	$90,750,000

Offering expenses(2)
Underwriting commissions payable in cash (aggregate gross proceeds from shares offered to public) (3)	$375,000	$431,250
Legal fees and expenses	$250,000	$250,000
Printing and road show expenses	$30,000	$30,000
Accounting fees and expenses	$45,000	$45,000
FINRA registration fee	$17,750	$17,750
SEC registration	$15,882	$15,882
Nasdaq listing and filing fees	$85,000	$85,000
Reimbursement to underwriters for expenses	$150,000	$150,000
Miscellaneous expenses	$106,368	$106,368
Total offering expenses (other than underwriting commissions)	$700,000	$700,000
Proceeds after offering expenses	$78,425,000	$89,618,750
Held in trust account(3)	$75,000,000	$86,250,000
% of public offering size	100%	100%
Not held in trust account	$3,425,000	$3,368,750

The following table shows the use of the approximately $3,425,000 (or $3,368,750 if the over-allotment option is exercised) of net proceeds not held in the trust account(4):

	Without Over-Allotment Option		With Over-Allotment Option
	Amount	% of Total	Amount	% of Total
Accounting, due diligence, travel, and other expenses in connection with any business combination	$400,000	11.7%	$400,000	11.9%
Legal, audit and accounting fees related to regulatory reporting obligations	400,000	11.7%	400,000	11.9%
Nasdaq and other regulatory fees	170,000	5.0%	170,000	5.0%
Reimbursement for office space and administrative support	480,000	14.0%	480,000	14.2%
Directors’ and officers’ liability insurance	450,000	13.1%	450,000	13.4%
Working capital to cover miscellaneous	1,525,000	44.5%	1,468,750	43.6%
Total	$3,425,000	100.0%	$3,368,750	100.0%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)	A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $400,000 as described in this prospectus. These loans will be repaid upon completion of this offering out of the $700,000 of offering proceeds allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)	The underwriters will be entitled to a fixed cash underwriting discount of $375,000 in the aggregate, payable to the underwriters upon the closing of this offering independent of whether the underwriters’ over-allotment option is exercised or not. In addition, $0.025 per share, or $56,250 in the aggregate, is payable to the underwriters for the sale of shares pursuant to the exercise of the underwriters’ over-allotment option, if any.

(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and, as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account.

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private shares be deposited in a trust account. Of the $79,500,000 in gross proceeds we receive from this offering and the sale of the private shares described in this prospectus, or $90,750,000 if the underwriters’ over-allotment option is exercised in full, $75,000,000 ($5.00 per share), or $86,250,000 if the underwriters’ over-allotment option is exercised in full ($5.00 per share), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee, after deducting an aggregate of $700,000 to pay fees and expenses in connection with the closing of this offering, the underwriting discount of $375,000 (or $431,250 if the over-allotment option is exercised in full), and for working capital following the closing of this offering. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing or other demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more. We expect that the interest earned on the trust account will be sufficient to pay taxes. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest to pay our taxes and up to $100,000 to pay dissolution expenses, as applicable, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. To the extent the interest earned on the trust account is not sufficient to pay our income taxes, we will not release funds from the trust account to pay such taxes, and we expect to make such payments from the funds held outside of the trust account.

The net proceeds released to us from the trust account upon the closing of our initial business combination may be used as consideration to pay the sellers of a target business with which we complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may use the balance of the cash released from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering. However, our amended and restated articles of incorporation provides that, following this offering and prior to the consummation of our initial business combination, except in connection with the conversion of shares of Class B common stock into shares of Class A common stock where the holders of such shares have waived any rights to receive funds from the trust account, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with public shares on any initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated that are payable prior to the closing of our initial business combination. However, if our estimate of the costs of undertaking due diligence and negotiating a business combination that are payable is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but, other than our sponsor’s November 3, 2026 commitment described below, such persons are not under any obligation to advance funds to, or invest in, us.

We will reimburse an affiliate of our sponsor in an amount equal to $20,000 per month for office space, administrative services and compensation for sponsor officer time made available to us.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $400,000 to be used for a portion of the expenses of this offering and for our working capital requirements before this offering. This loan shall accrue interest at the rate of 4.00% per annum and is due at the earlier of (i) December 31, 2027 or (ii) the consummation of this offering. The loan will be repaid upon the closing of this offering out of the $700,000 of offering proceeds that has been allocated to the payment of offering expenses. Our sponsor has also committed to provide us with up to $300,000 of loans or capital contributions, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,500,000 of such loans may be convertible into private shares of the post business combination entity at a price of $5.00 per share at the option of the applicable lender. Such shares would be identical to the private shares. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We have until the date that is 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) (as may be extended by stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 18-month or 24-month period as applicable, we may seek stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek stockholder approval for an extension or the length of time of any such extension. However, if we seek stockholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable other than excise taxes), divided by the number of then issued and outstanding public shares, subject to applicable law.

Dividend Policy

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Dilution

The difference between the public offering price per share and the net tangible book value (NTBV) per share of Class A common stock after this offering constitutes the dilution to investors in this offering. NTBV per share is determined by dividing our NTBV, which is our total tangible assets less total liabilities (including the value of shares of Class A common stock that may be redeemed for cash), by the number of outstanding shares of Class A common stock.

The below calculations (A) assume that (i) no shares of Class A common stock are issued to stockholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no shares of Class A common stock and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination and (iii) no working capital loans are converted into shares, as further described in this prospectus (however, we may need to issue shares of Class A common stock or convertible equity or debt securities in the circumstances described above, as we intend to target an initial business combination with a target company whose enterprise value is greater than the net proceeds of this offering and the sale of private shares), and (B) assume the issuance of 15,000,000 shares of Class A common stock (or 17,250,000 shares of Class A common stock if the over-allotment option is exercised in full) and 10,250,000 founder shares. The issuance of additional common or preferred stock may significantly dilute the equity interest of public stockholders, which dilution would even further increase if the anti-dilution provisions in the shares of Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock.

The following table illustrates the difference between the public offering price per share and our NTBV per share, as adjusted to give effect to this offering and assuming redemption of our public shares at varying levels and the full exercise and no exercise of the over-allotment option:

As of September 30, 2026
Offering Price of $5.00	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		100% of Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$3.01	$2.67	$2.33	$2.20	$2.80	$1.48	$3.52	$0.27	$4.73
Assuming No Exercise of Over-Allotment Option
$2.85	$2.51	$2.49	$2.04	$2.96	$1.35	$3.65	$0.26	$4.74

For each of the redemption scenarios above, the NTBV was calculated as follows:

	As of September 30, 2026
	0% Redemption		25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		100% of Maximum Redemption
	No Over-allotment	Full Over-allotment	No Over- allotment	Full Over- allotment	No Over- allotment	Full Over- allotment	No Over- allotment	Full Over- allotment	No Over- allotment	Full Over-allotment
Public offering price	$5.00	5.00	5.00	5.00	5.00	5.00	5.00	5.00	5.00	5.00
Net tangible book value deficit before this offering	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)
Increase attributable to public stockholders	2.89	3.05	2.55	2.71	2.08	2.24	1.39	1.52	0.30	0.31
Pro forma net tangible book value after this offering	2.85	3.01	2.51	2.67	2.04	2.20	1.35	1.48	0.26	0.27
Dilution to public stockholders	2.15	1.99	2.49	2.33	2.96	2.80	3.65	3.52	4.74	4.73
% Dilution to public stockholders	43.0%	39.80%	49.80%	46.60%	59.20%	56.0%	73.0%	70.40%	94.80%	94.60%

Numerator:
Net tangible book value deficit before this offering	(456,225)	(456,225)	(456,225)	(456,225)	(456,225)	(456,225)	(456,225)	(456,225)	(456,225)	(456,225)
Net proceeds from this offering and the sale of private shares	78, 425,000	89,618,750	78,425,000	89,618,750	78,425,000	89,618,750	78,425,000	89,618,750	78,425,000	89,618,750
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value	400,632	400,632	400,632	400,632	400,632	400,632	400,632	400,632	400,632	400,632

Less: Over-allotment liability	(121,400)	—	(121,400)	—	(121,400)	—	(121,400)	—	(121,400)	—
Less: Redemptions	—	—	(18,750,000)	(21,562,500)	(37,500,000)	(43,125,000)	(56,250,000)	(64,687,500)	(75,000,000)	(86,250,000)
Total	78,248,007	89,563,157	59,498,007	68,000,657	40,748,007	46,438,157	21,998,007	24,875,657	3,248,007	3,313,157

Denominator:
Shares of common stock outstanding prior to this offering	10,250,000	10,250,000	10,250,000	10,250,000	10,250,000	10,250,000	10,250,000	10,250,000	10,250,000	10,250,000
Less: shares forfeited	—	—	—	—	—	—	—	—	—	—
Shares of common stock offered	15,000,000	17,250,000	15,000,000	17,250,000	15,000,000	17,250,000	15,000,000	17,250,000	15,000,000	17,250,000
Private shares	2,250,000	2,250,000	2,250,000	2,250,000	2,250,000	2,250,000	2,250,000	2,250,000	2,250,000	2,250,000
Less: Shares of common stock redeemed	—	—	(3,750,000)	(4,312,500)	(7,500,000)	(8,625,000)	(11,250,000)	(12,937,500)	(15,000,000)	(17,250,000)
Total	27,500,000	29,750,000	23,750,000	25,437,500	20,000,000	21,125,000	16,250,000	16,812,500	12,500,000	12,500,000

(1)	Expenses applied against gross proceeds include offering expenses of approximately $700,000 and underwriting aggregate commissions of $375,000 (or $431,250 if the underwriters’ over-allotment option is exercised in full). See “Use of Proceeds.” See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.
(2)	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”

Capitalization

The following table sets forth our capitalization at September 30, 2026, and as adjusted to give effect to the filing of our amended and restated articles of incorporation, the sale of our shares in this offering and the sale of the private shares and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	As of September 30, 2026
	Actual	As Adjusted
Promissory Note – related party(1)	$107,000	—
Due to related party(1)	1,352	—
Over-allotment liability(2)	—	121,400
Class A common stock, subject to redemption, 0 and 15,000,000 shares which are subject to possible redemption, actual and as adjusted, respectively	—	75,000,000
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 0 issued and outstanding, actual and as adjusted, respectively	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 0 and 2,250,000 shares issued and outstanding, actual and as adjusted, respectively	—	225
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 10,250,000 shares issued and outstanding, actual and as adjusted, respectively	1,025	1,025
Additional paid-in capital	23,975	3,327,350
(Accumulated deficit)/Retained earnings	(80,593)	(80,593)
Total stockholders’ (deficit) equity	$(55,593)	3,248,007
Total capitalization	$52,759	78,369,407

(1)	Our sponsor may loan us up to $400,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans received from our sponsor out of the proceeds from this offering and the sale of the private shares. As of September 30, 2026, we had $107,000 borrowed under the promissory note with our sponsor and $1,352 in advances from a related party.

(2)	The over-allotment liability was calculated as 2,250,000 overallotment option shares multiplied by the overallotment option value of $0.054 per share, which was derived using a Black-Scholes model. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the shares subject to redemption and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the initial public offering.

(3)	On September 30, 2026, the Sponsor surrendered 12,750,000 founder shares to the Company for no consideration. All share and per share data have been retroactively presented.

Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, subject to any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a blank check company incorporated on December 29, 2025 as a Florida corporation and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We may pursue an initial business combination in any business or industry. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private shares, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors:

●	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the shares of Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock;

●	may subordinate the rights of holders of shares of Class A common stock if shares of preferred stock are issued with rights senior to those afforded our shares of Class A common stock;

●	could cause a change in control if a substantial number of our shares of Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our shares of Class A common stock.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at September 30, 2026, we had $21,761 in cash and $400,632 in deferred offering costs.  Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through loans of up to $400,000 under a promissory note from our sponsor ($107,000 of which had been drawn at September 30, 2026). On October 22, 2026, the note was amended and restated to permit borrowings for our working capital requirements and to extend its maturity to the earlier of December 31, 2027 and the consummation of this offering; $293,000 remains available under it. On November 3, 2026, our sponsor irrevocably committed, in a support letter, to provide us with loans or capital contributions of up to $300,000, if needed to pay our obligations as they become due, including amounts payable if this offering is not completed, through the earlier of the consummation of our initial business combination and December 31, 2027. See “Certain Relationships and Related Party Transactions” for the terms of amounts advanced under the support letter. We believe these sources are sufficient to meet our obligations for at least the next twelve months.

We estimate that the net proceeds from the sale of the shares in this offering and the sale of the private shares for an aggregate purchase price of $4,500,000 (whether or not the over-allotment option is exercised), after deducting offering expenses, including underwriting commissions, of approximately $1,075,000, will be $78,425,000 (or $ 89,618,750 if the underwriters’ over-allotment option is exercised in full). $75,000,000 (or $86,250,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing or other demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more. The remaining approximately $3,425,000 (or $3,368,750 if the over-allotment option is exercised) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $700,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account. We may withdraw interest to pay our taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions or pursue other growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $3,425,000 (or $3,368,750 if the over-allotment option is exercised) of proceeds held outside the trust account. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representative or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but (other than our sponsor’s November 3, 2026 commitment described above) are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,500,000 of such loans may be convertible into private shares of the post business combination entity at a price of $5.00 per share at the option of the applicable lender. Such shares would be identical to the private shares. Except for our sponsor’s November 3, 2026 support letter, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $400,000 for accounting, due diligence, travel, and other expenses in connection with any business combination; $400,000 for legal and accounting fees (including but not limited to legal fees related to regulatory reporting requirements); $170,000 for Nasdaq and other regulatory reporting fees; $480,000 for office space and administrative services; approximately $450,000 for directors’ and officers’ liability insurance; and approximately $1,525,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses than the terms we have offered) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public stockholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our founder shares, our public stockholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private shares, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private shares held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing or other demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On January 26, 2026, our sponsor purchased 23,000,000 shares of our Class B common stock for $25,000, of which 12,750,000 shares have been cancelled, resulting in 10,250,000 shares of our Class B common stock outstanding. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 shares if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of the outstanding shares after this offering (excluding the private shares).

Our sponsor, American Ventures Sponsor I LLC, has committed to purchase an aggregate of 2,250,000 private shares (whether or not the over-allotment option is exercised) at a price of $2.00 per share, for an aggregate purchase price of $4,500,000. The private shares will be identical to the shares sold in this offering except that, so long as they are held by our sponsor or its permitted transferees, the private shares (and the component securities, as well as any securities underlying those component securities) (i) are locked-up until the completion of our initial business combination, (ii) will be entitled to registration rights and (iii) the Class A common stock included as a component of the private shares will not be entitled to redemption rights.

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, advisory board members, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business combination, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors and our or their affiliates.

We will reimburse our sponsor or an affiliate thereof in an amount equal to $20,000 per month for office space, administrative services and compensation for sponsor officer time made available to us. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor loaned us funds in an aggregate amount of up to $400,000 to be used for a portion of the expenses of this offering and for our working capital requirements before this offering. This loan bears interest at the rate of 4% per annum, is unsecured and is due on the earlier of (i) December 31, 2027 or (ii) the consummation of this offering. As of September 30, 2026, we had borrowed $107,000 under the promissory note with our sponsor and, after the October 22, 2026 amendment of the note, $293,000 in availability. Our sponsor’s November 3, 2026 commitment to provide us with up to $300,000 of loans or capital contributions is described above under “— Liquidity and Capital Resources.”

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,500,000 of such loans may be convertible into private shares of the post business combination entity at a price of $5.00 per share at the option of the applicable lender. Such shares would be identical to the private shares. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares and private shares, which is described under the heading “Principal Stockholders — Registration Rights.”

As described herein, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. In particular, Anthony Hayes, a member of our board, is currently the Chairman of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), David Kutcher, our Chief Financial Officer, is currently the Chief Financial Officer and a director of SIM Acquisition Corp. I, and Christopher Devall, our Chief Executive Officer, is currently the Chief Executive Officer of SIM Acquisition Corp. I. Eric Newman, the manager of our sponsor is the managing member of Conroy Partners LLC, the managing member of SIM Sponsor 1 LLC and the Executive Vice President and Global Head of Investment Banking at Dominari Securities LLC. Kyle Wool, our Chairman, currently serves as Chairman and Chief Executive Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Christopher Devall, our Chief Executive Officer, currently serves as the Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Kyle Haug is expected to serve on our board of directors and currently serves on the board of Dominari Holdings Inc. (Nasdaq: DOMH) and SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW). Steven Scopellite is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW) and OceanFirst Financial Corp. (Nasdaq: OCFC). Stefan Passantino is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW) JFB Construction Holdings (Nasdaq: JFB) and Mercantile Ports & Logistics Limited (LSE AIM: MPL). SIM Acquisition Corp. I is a blank check company incorporated as a Cayman Islands exempted company with limited liability and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230,000,000. On October 2, 2026, SIMA entered into a binding letter of intent with American Industrial Technologies, Inc., a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems. New America Acquisition I Corp. is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in December 2025 and raised aggregate proceeds of $345,000,000. Our amended and restated articles of incorporation provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity; except, the doctrine of corporate opportunity shall apply with respect to any of our directors or officers with respect to a corporate opportunity that was offered to such person solely in his or her capacity as our director or officer and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation (other than any legal obligation between the offeror and the director or officer pertaining to the offer). As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

We will pay the underwriters a fixed cash underwriting discount of $375,000 in the aggregate, payable to the underwriters upon the closing of this offering, independent of whether the underwriters’ over-allotment option is exercised or not. In addition, $0.025 per share, or $56,250 in the aggregate, is payable to the underwriters for the sale of shares pursuant to the exercise of the underwriters’ over-allotment option, if any.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of September 30, 2026, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

Proposed Business

We are a blank check company incorporated on December 29, 2025 as a Florida corporation and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business. We will seek to acquire one or more businesses with an aggregate enterprise value of $700 million or greater, although, if we believe it is in the best interests of our stockholders, we may pursue a business combination with a target below that size.

We believe that the experience and capabilities of our management team will make us an attractive partner to potential target businesses, enhance our ability to complete a successful business combination, and bring value to the business post-business combination. Not only does our management team bring a combination of operating, investing, financial and transactional experience, but members of our management team have also worked closely together in the past at multiple operating companies and have successfully identified and closed special purpose acquisition company business combinations. Our team has broad sector knowledge through their collective involvement across a variety of industries, as well as extensive global capital markets experience, with local and cross-border capabilities allowing access to different sectors of the capital markets.

Our Management Team

Our management team is led by Kyle Wool as our Chairman, Christopher Devall, as our Chief Executive Officer, and David Kutcher as our Chief Financial Officer.

Kyle Wool

Kyle Wool has served as Chairman of our board since February 27, 2026. Mr. Wool currently serves as the President of Dominari Holdings Inc. since July 2022 and a member of the board of directors since April 2021. He also serves as the CEO and Chairman of Dominari Securities LLC, a FINRA registered broker dealer and SEC registered investment advisor since July 2022. He also serves as the Chairman and CEO of New America Acquisition I Corp. (NYSE: NWAX, NWAXW, NWAXU). He is the CEO of American Ventures Global X LP, a multi-strategy hedge fund. He boasts over 20 years in various aspects of global finance as a Managing Director of Oppenheimer & Co. and Head of The Professional Investors Group of Oppenheimer Asia LTD. from 2009 to 2013, and Executive Director at Morgan Stanley from May 2013 to January 2021. Mr. Wool is active in various philanthropic endeavors both domestically and abroad. He currently serves as a board member of LifeLine NY, board member of the CIRSD (Center for International Relations and Sustainable Development), and board member of Project Rousseau. Mr. Wool holds Series 7, 63, & 24 securities licenses.

Christopher Devall

Christopher Devall has served as our Chief Executive Officer since August 13, 2026, having previously served as the Company’s President. Mr. Devall currently serves as the Chief Operating Officer of Dominari Holdings Inc. (Nasdaq: DOMH), a publicly traded company operating in the fintech and financial services sectors. Prior to his appointment as Chief Operating Officer, he served as the company’s Vice President of Operations and was a member of its Advisory Board. Mr. Devall also serves as the Chief Executive Officer of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), a special purpose acquisition company, since January 28, 2026, and he is the Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAX, NWAXW, NWAXU), a special purpose acquisition company, since August 26, 2026. A retired U.S. Navy veteran with more than 20 years of military service, Mr. Devall developed a distinguished record of leadership, operational excellence, and strategic execution throughout his service. Mr. Devall holds an MBA from the University of Virginia’s Darden School of Business and a Bachelor of Science degree from Norwich University. He also maintains active FINRA registration and holds Series 7, 66, and 24 licenses. In addition to his executive responsibilities, Mr. Devall serves on the board of directors of Dominari Securities LLC, a FINRA member introducing broker-dealer and SEC-registered investment advisor. He remains active in his community and supports various nonprofit organizations, including serving as a director of The Forge Christian Ministries and Secretary of the Dominari Charitable Foundation.

David Kutcher

David Kutcher has served as our Chief Financial Officer since February 27, 2026. Mr. Kutcher currently serves as a director, President, Chief Financial Officer and Co-Founder of Sauvegarder Investment Management, Inc. (SIM IP) where he is also a member of its Investment and Management Committees. Mr. Kutcher is also the Chief Financial Officer and director of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), a special purpose acquisition company which announced a binding letter of intent with American Industrial Technologies in October 2026. Prior to SIM IP, he was a Venture Partner with Corner Ventures from March 2020 to January 2023, where he focused on later-stage investments and public markets. Mr. Kutcher previously served as Chief Investment Officer of Corner Growth Acquisition Corp. (Nasdaq: COOL) from December 2020 to August 2024 and Chief Investment Officer of Corner Growth Acquisition Corp. 2 (Nasdaq: TRON) from June 2021 to August 2024. From 2016 to 2020, he was the managing partner at Torian Capital Partners, a firm he co-founded in 2016, which now serves as a family investment vehicle. From 2011 to 2016, Mr. Kutcher was a Managing Director with Broadband Capital Management, a New York-based merchant banking firm and was an advisor to its successor firm, Broadband Capital Partners, an alternative investment firm, from February 2016 until December 2018. Mr. Kutcher was also the interim chief financial officer for Immunome (Nasdaq: IMNM), a Broadband Capital portfolio company, from June 2016 through March 2018. Mr. Kutcher had a significant role in assisting special purpose acquisition companies through their initial public offering and Business Combination processes, including Committed Capital Acquisition Corporation, which acquired One Group Hospitality, Inc. (Nasdaq: STKS) in October 2013 and was controlled by Broadband Capital principals and Spectral AI (Nasdaq: MDAI). Mr. Kutcher started his career as a mergers and acquisitions and capital markets attorney with Ellenoff Grossman & Schole LLP in New York from 2008 to 2011. Mr. Kutcher holds a Bachelor of Arts from the University of the South (Sewanee) and a JD from Samford University (Cumberland).

Our Board of Directors

Our board of directors will include five members upon the commencement of trading of the shares on Nasdaq. The board will be led by our Chairman, Kyle Wool, and will include Anthony Hayes, Kyle Haug, Steven Scopellite, and Stefan Passantino. Each board member brings diversity of experience, perspective and industry contacts that when combined create a distinguished board of directors.

Advisory Board

We have established an advisory board, the role and functions of which will be determined by the board of directors from time to time. We currently expect our advisory board to, upon the request of the directors, provide its business insights when we assess potential business combination targets identified by us and as we work to create additional value in the business or businesses that we acquire. The role of the advisory board is consultative in nature to support our directors and officers in operating our business, and it will not perform managerial board or committee functions. Members of the advisory board will not be subject to the fiduciary requirements to which our board of directors are subject, nor will advisory board members have any internal voting or decision making role, or any authority to act on our behalf. The board of directors is not required to follow any advice, comments or recommendations of the advisory board in relation to the matters described herein. However, we have agreed to consult with our advisory board prior to advancing our process with potential business combination targets. The consultation process we have agreed to is detailed below. We may modify or expand our roster of advisory board members as we source potential business combination targets or work to create value in the business or businesses that we acquire.

Eric Trump has served on our advisory board since July 22, 2026.

With respect to the above, past performance of our management team or any of their respective affiliates is not a guarantee of (i) success with respect to a business combination that may be consummated, (ii) the ability to successfully identify and execute a transaction or (iii) the ability to assess the risk of potential transactions. You should not rely on the historical performance record of our management team or their affiliates as indicative of our future performance. Our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such persons and us, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “Management — Conflicts of Interest.”

Sponsor Information

Our sponsor is a Florida limited liability company, which was recently formed on December 23, 2025 to invest in our company. Although our sponsor is permitted to undertake any activities permitted under the Florida Revised Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. Eric Newman, as manager of the sponsor, holds sole voting and investment discretion with respect to the securities held by the sponsor.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
American Ventures Sponsor I LLC	10,250,000 shares of Class B common stock(1)(2)	$25,000

	2,250,000 private shares to be purchased simultaneously with the closing of this offering(3)	$4,500,000

	Up to $400,000, plus interest at 4.00% per annum; as of September 30, 2026, $107,000 of principal and $1,654 of accrued interest were outstanding	Repayment of loans made to us to cover offering related and organizational expenses

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Expenses incurred in connection with identifying, investigating and completing an initial business combination

	Up to $2,500,000 in working capital loans, which loans may be converted into private shares of the post-business combination entity at the price of $5.00 per private share	Working capital loans to finance transaction costs in connection with an initial business combination

	Up to $300,000 through the earlier of our initial business combination and December 31, 2027, if needed	Working capital loans to pay our obligations as they become due, including amounts payable if this offering is not completed

American Ventures Sponsor I LLC, our officers, directors, members of our advisory board or our or their affiliates	Finder’s, advisory, consulting or success fees	Payment for any services rendered in order to effectuate the completion of our initial business combination, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account

Dominari Holdings Inc.	$20,000 per month, commencing on the first date on which our securities are listed on the Nasdaq Capital Market, or “Nasdaq”	Office space, administrative services and compensation for sponsor officer time made available to us

(1)	The shares of Class B common stock and the Class A common stock issuable in connection with the conversion of the shares of Class B common stock may result in material dilution to our public stockholders due to the nominal price of $0.0024 per share at which our sponsor purchased the shares of Class B common stock and/or the anti-dilution rights of our shares of Class B common stock that may result in an issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion. Our sponsor, directors, officers and members of our advisory board and their affiliates may receive additional compensation and/or may be issued additional securities in connection with an initial business combination, including securities that may result in material dilution to public stockholders. See “Risk Factors — Risks Relating to our Securities – The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our shares of Class A common stock to materially decline.”, “— Risks Relating to our Securities — We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our stockholders and likely present other risks.”, and “— Our initial stockholders paid an aggregate of $25,000, or approximately $0.0024 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of Class A common stock.”

(2)	Each of Kyle Wool and Eric Trump purchased for a nominal price an indirect interest in 2,960,353 founder shares through membership interests in Series, a member of our sponsor. The sponsor will issue membership interests to Anthony Hayes, Kyle Haug, Steven Scopellite, Stefan Passantino, David Kutcher and Christopher Devall as compensation for their services, representing an indirect interest in 22,577 founder shares each (22,576 for Mr. Devall).

(3)	The non-sponsor investors have expressed to us an interest in purchasing, indirectly through the purchase of non-managing sponsor membership interests, an aggregate of 1,630,000 private shares (whether or not the over-allotment option is exercised) at a price of $2.00 per share for an aggregate purchase price of $3,260,000 in a private placement that will close simultaneously with the closing of this offering. Anthony Hayes will receive an indirect interest in 200,000 private placement shares through membership interests in our sponsor, Kyle Haug will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, Steven Scopellite will receive an indirect interest in 250,000 private placement shares through membership interests in our sponsor, Stefan Passantino will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, David Kutcher will receive an indirect interest in 12,500 private placement shares through membership interests in our sponsor and Christopher Devall will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor. Each insider has agreed to pay $2.00 per share for his indirect interest in the private placement shares. Eric Newman, the manager of our sponsor will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

The nominal purchase price paid by our sponsor for the founder shares creates an incentive whereby our sponsor, officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. See also the section entitled “Dilution” for more information. See the sections entitled “Summary — Sponsor Information”, “Summary — Conflicts of Interest”, “Risk Factors — Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination,” “Risk Factors — Since our sponsor, officers and directors, and any other holders of our founder shares, including any non-managing sponsor members, may lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination” and “Management and Advisory Board — Conflicts of Interest” for more information.

The founder shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. The percentage ownership of the Company attributable to the founder shares will vary depending on the extent to which the underwriters elect to exercise their over-allotment option. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, all issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the closing of our initial business combination so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 37.27% of the sum of (i) the total number of all shares of common stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) upon the completion of this offering (including all shares of Class A common stock issuable pursuant to an exercise of the underwriters’ over-allotment option, if any, the private shares and the founder shares issued to our sponsor before the closing of this offering), plus (ii) all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any shares issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans), minus (iii) any redemptions of shares of Class A common stock by public stockholders in connection with our initial business combination. This adjustment may be waived as to any particular issuance or deemed issuance of additional shares of Class A common stock or equity-linked securities by the written consent or agreement of the holders of a majority of the shares of Class B common stock then outstanding, consenting or agreeing separately as a single class, and in no event will the shares of Class B common stock convert into shares of Class A common stock at a ratio that is less than one-for-one. Our public stockholders may incur material dilution due to such anti-dilution adjustments that result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion.

If we raise additional funds through equity or convertible debt issuances, our public stockholders may suffer significant dilution. This dilution would increase to the extent that the anti-dilution provision of the founder shares result in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination.

Pursuant to a letter agreement to be entered into among us, our sponsor, our directors and officers and members of our advisory board, these parties will agree to restrictions on their ability to transfer, assign, or sell the founder shares (and any shares of Class A common stock issuable upon conversion thereof), the private shares (including component securities as well as any securities underlying those component securities), respectively, as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions(2)	Exceptions to Transfer Restrictions
Founder shares(1)	The completion of our initial business combination.	American Ventures Sponsor I LLC, Anthony Hayes, Kyle Haug, Steven Scopellite, Stefan Passantino, David Kutcher, Christopher Devall, Kyle Wool, and Eric Trump.	Transfers permitted (a) to our officers, directors, advisors, any affiliate or family member of any of our officers, directors, advisors, any members or partners of the sponsor or their affiliates and funds and accounts advised by such members or partners, any affiliates of the sponsor, or any employees of such affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the completion window or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) pro rata distributions from our sponsor to its respective members, partners or stockholders pursuant to our sponsor’s liability company agreement or other charter documents; (g) by virtue of the laws of the State of Florida or our sponsor’s limited liability company agreement upon dissolution of our sponsor, (h) in the event of our liquidation prior to our consummation of our initial business combination; (i) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property or (j) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (g); provided, however, that in the case of clauses (a) through (g) and clause (j) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements (a transfer permitted by clauses (a) through (j) of this sentence is referred to as a “Permitted Transfer”).

Private shares (3)	The completion of our initial business combination.	American Ventures Sponsor I LLC, Anthony Hayes, Kyle Haug, Steven Scopellite, Stefan Passantino, David Kutcher, and Christopher Devall.	The securities are not transferable or saleable except in each case (a) to the subscriber’s officers or directors, any affiliates or family members of any of the subscriber’s officers or directors, any members of the sponsor, or any affiliates of the sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the State of Florida or Subscriber’s partnership agreement in the event of a subscriber’s liquidation; (f) in the event of the Company’s liquidation prior to the consummation of a Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the sponsor and the Subscriber with respect to such securities.

(1)	The founder shares beneficially owned by our officers and directors and the members of our advisory board will be subject to the same transfer restrictions as the founder shares are directly held by the sponsor, because the members of our advisory board will hold their founder shares indirectly through membership interests in our sponsor.

(2)	Any permitted recipient of the subject securities during the restricted period will generally be subject to the restrictions set forth herein.

(3)	The private shares beneficially owned by our officers and directors will be subject to the same transfer restrictions as the private shares are directly held by the sponsor, because our officers and directors will hold their private shares indirectly through membership interests in our sponsor.

In order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private shares or any of our other securities held by our sponsor, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. We may also issue shares of Class A common stock upon conversion of the shares of Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions protecting holders of Class B common stock, as set forth herein.

Business Strategy

Our objective is to target businesses that are not only well-positioned for long-term, sustainable growth, but also deeply aligned with the advancement of U.S. industrial capacity, technological leadership and innovation, and economic resilience. The core focus will be on companies headquartered or primarily operating in the United States that play a meaningful role in revitalizing domestic manufacturing, expanding innovation ecosystems, and strengthening critical supply chains. Through this strategy, we are aiming to generate long-term value while reinforcing America’s economic foundation and global competitiveness.

We will leverage our sponsor’s robust networks, strategic Advisory Board and our management team’s comprehensive industry relationships as a leader in SPAC advisory and investment banking to generate a pipeline of compelling business combination opportunities. Our management team and Advisory Board bring proven expertise and will leverage their networks and comprehensive industry relationships to generate a pipeline of compelling business combination opportunities. Our management team and Advisory Board bring proven expertise in:

●	identifying, structuring, and executing strategic business acquisitions and divestitures;

●	successfully closing transactions in varying economic climates and market conditions;

●	cultivating and maintaining relationships with business owners, institutional investors, and executive leadership teams in the United States;

●	orchestrating complex transaction negotiations across diverse business environments;

●	securing strategic capital partnerships and navigating financial markets;

●	providing operational leadership, developing effective corporate strategies, and attracting and developing exceptional talent;

●	implementing post-acquisition integration strategies and synergy realization plans; and

●	driving sustainable growth through strategic initiatives, operational improvements, and calculated geographic and product line expansions.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus on opportunities headquartered and operating primarily in the United States with a strong foundation for domestic growth.

Our core focus will be on companies headquartered or primarily operating in the United States that play a meaningful role in revitalizing domestic manufacturing, expanding innovation ecosystems, and strengthening critical supply chains but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. We may decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, and in the event we do so, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

Competitive Strengths

Seasoned Board of Directors and Advisory Board with Extensive Industry Experience and Networks

We have assembled a distinguished and actively engaged group of directors and advisors who bring a wealth of experience across public company governance, executive leadership, operational oversight, and capital markets execution. Collectively, they have served as directors, principal officers, and strategic advisors for numerous publicly listed and privately held companies, across a diverse range of industries and market cycles. Our team possesses deep transactional expertise in mergers and acquisitions, divestitures, corporate restructuring, and strategic growth planning. They also bring specialized domain knowledge in sectors core to our investment thesis. In addition to their operational and governance capabilities, our board of directors and advisors maintain broad, high-level networks spanning corporate leadership, private equity, institutional investors, and strategic industry stakeholders. These relationships extend across verticals and into key areas of policymaking and capital formation, giving us access to deal flow, proprietary intelligence, and strategic partners. Their connectivity to industry leaders, founders, and decision-makers positions us to source high-quality opportunities, perform deep diligence and add tangible value post-combination. We believe the collective expertise, reputational capital and relational networks of our leadership significantly enhance our positioning as a competitive and credible merger partner—one capable not only of identifying exceptional targets but also of accelerating their success in the public markets.

Proprietary Deal Flow Optimized for SPAC Transactions

The principals of American Ventures Acquisition Corp. I, through their roles at their respective firms and affiliates, have established a broad, high-level network spanning corporate leadership, private equity, institutional investors, and strategic industry stakeholders. Their connectivity to industry leaders, founders, and decision-makers positions us to source high-quality opportunities. Our deal sourcing methodology combines quantitative screening with qualitative assessment to identify businesses with the optimal characteristics for successful SPAC transactions: strong growth profiles, defensible market positions, experienced management teams, and clear paths to value creation in the public markets. We believe this access to premium deal flow positions us as a preferred partner for high-quality acquisition targets.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information about the target and its industry which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds available for us to use to complete another business combination.

Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private shares, the proceeds of the sale of our shares in connection with our initial business combination (including pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock or share purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated articles of incorporation would require stockholder approval. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

We have until the date that is 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) (as may be extended by stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 18-month or 24-month period as applicable, we may seek stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek stockholder approval for an extension or the length of time of any such extension. However, if we seek stockholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable other than excise taxes), divided by the number of then issued and outstanding public shares, subject to applicable law.

If we are unable to complete our initial business combination within the completion window and do not hold a stockholder vote to amend our amended and restated articles of incorporation to extend the amount of time we will have to consummate an initial business combination, or by such earlier liquidation date as our board of directors may approve, from the closing of this offering, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein. We expect the pro rata redemption price to be approximately $5.00 per public share (whether or not the over-allotment option is exercised), without taking into account any interest or other income earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors, which may take priority over the claims of our public stockholders.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek stockholder approval to amend our amended and restated articles of incorporation to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect that it will be necessary to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain stockholder approval to extend the completion window, our sponsor’s investment in our founder shares and our private shares will be worthless.

So long as we obtain and maintain a listing for our shares of Class A common stock on Nasdaq, we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. If we are no longer listed on Nasdaq, we would not be required to satisfy the above-referenced fair market value test.

We anticipate structuring our initial business combination so that the post- transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Due to our Class B stockholders’ anti-dilution rights, even if the post transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination (other than our Class B stockholders) will collectively own a minority interest in the post transaction company, regardless of valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, and the Class B stockholders’ anti-dilution rights, our stockholders immediately prior to our initial business combination (other than our Class B stockholders) would own less than a majority of our issued and outstanding shares subsequent to our initial business combination. Further, even if our Class B stockholders waive their anti-dilution rights, if the post transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post transaction company, depending on valuations ascribed to the target and us in the business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors, members of our advisory board or non-managing sponsor members, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors or non-managing sponsor members or one in which any (or all) of them are shareholders, advisors, or investors. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated articles of incorporation) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our sponsor, officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. If we are unable to complete our initial business combination within the completion window, the founder shares and private shares may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public stockholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. In particular, Anthony Hayes, a member of our board, is currently the Chairman of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), David Kutcher, our Chief Financial Officer, is currently the Chief Financial Officer and a director of SIM Acquisition Corp. I, and Christopher Devall, our Chief Executive Officer, is currently the Chief Executive Officer of SIM Acquisition Corp. I and Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Eric Newman, the manager of our sponsor is the managing member of Conroy Partners LLC, the managing member of SIM Sponsor 1 LLC and the Executive Vice President and Global Head of Investment Banking at Dominari Securities LLC. Kyle Wool, our Chairman, currently serves as Chairman and Chief Executive Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Christopher Devall, our Chief Executive Officer, currently serves as the Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Kyle Haug is expected to serve on our board of directors and currently serves on the board of Dominari Holdings Inc. (Nasdaq: DOMH) and SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW). Steven Scopellite is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW) and OceanFirst Financial Corp. (Nasdaq: OCFC). Stefan Passantino is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW), JFB Construction Holdings (Nasdaq: JFB), and Mercantile Ports & Logistics Limited (LSE AIM: MPL). SIM Acquisition Corp. I is a blank check company incorporated as a Cayman Islands exempted company with limited liability and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230,000,000. On October 2, 2026, SIMA entered into a binding letter of intent with American Industrial Technologies, Inc., a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems. New America Acquisition I Corp. is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in December 2025 and raised aggregate proceeds of $345,000,000. Our amended and restated articles of incorporation provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity; except, the doctrine of corporate opportunity shall apply with respect to any of our directors or officers with respect to a corporate opportunity that was offered to such person solely in his or her capacity as our director or officer and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation (other than any legal obligation between the offeror and the director or officer pertaining to the offer). As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Other than SIM Acquisition Corp. I and New America Acquisition I Corp., because the other entities to which our officers and directors owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, we do not believe that the fiduciary, contractual or other obligations or duties of our officers or directors, or of any affiliates of our initial stockholders, or policies applicable to any affiliates of our initial stockholders, will materially affect our ability to complete our initial business combination. SIM Acquisition Corp. I has completed its initial public offering, and on October 2, 2026, SIMA entered into a binding letter of intent with American Industrial Technologies, Inc., a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems. As a result, there is a material conflict of interest between SIM Acquisition Corp. I, New America Acquisition I Corp., and our company, as we, SIM Acquisition Corp. I and New America Acquisition I Corp. are each engaged in the business of engaging in business combinations, and we expect that SIM Acquisition Corp. I and New America Acquisition I Corp. will generally have priority over us with respect to acquisition opportunities until they complete their initial business combination, enter into contractual agreements that would restrict their ability to engage in material discussions regarding potential initial business combinations, or cease operations and liquidate their trust accounts.

Additionally, there are no contractual agreements among us, SIM Acquisition Corp. I, New America Acquisition I Corp., our sponsor or any affiliates of our initial stockholders regarding allocation of opportunities between us and SIM Acquisition Corp. I and New America Acquisition I Corp. To the extent that our sponsor, any affiliates of our initial stockholders or any other entity affiliated with our sponsor becomes aware of a potential acquisition opportunity, such entity has complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination. We expect that a determination will be made as to whether we, SIM Acquisition Corp. I or New America Acquisition I Corp. would be presented with the opportunity, if at all, based on the circumstances of the particular situation, including but not limited to the relative sizes of the special purpose acquisition companies compared to the sizes of the targets, the need or desire for additional financings, amount of time required to complete a business combination, and the relevant experience of the directors and officers involved with a particular blank check company.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships will provide us with a substantial number of potential initial business combination targets. Over the course of their careers, the members of our management team and our advisor have developed a broad network of contacts and corporate relationships around the world. This network has grown through the activities of our management team and advisor sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.

This network has provided our management team with a flow of referrals that has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us important sources of investment opportunities. In addition, we anticipate that target business combination candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We have not contacted any of the prospective target businesses that our management team in their prior SPACs had considered and rejected as target businesses to acquire. However, we may contact such targets subsequent to the closing of this offering if we become aware that such targets are interested in a potential initial business combination with us and such transaction would be attractive to our stockholders. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors, members of our advisory board or non-managing sponsor members, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors or non-managing sponsor members or one in which any (or all) of them are shareholders, advisors, or investors. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated articles of incorporation) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. In particular, Anthony Hayes, a member of our board of directors, is currently the Chairman of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), David Kutcher, our Chief Financial Officer, is currently the Chief Financial Officer and a director of SIM Acquisition Corp. I, and Christopher Devall, our Chief Executive Officer, is currently the Chief Executive Officer of SIM Acquisition Corp. I and Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Eric Newman, the manager of our sponsor is the managing member of Conroy Partners LLC, the managing member of SIM Sponsor 1 LLC and the Executive Vice President and Global Head of Investment Banking at Dominari Securities LLC. Kyle Wool, our Chairman, currently serves as Chairman and Chief Executive Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Kyle Haug is expected to serve on our board of directors and currently serves on the board of Dominari Holdings Inc. (Nasdaq: DOMH) and SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW). Steven Scopellite is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW) and OceanFirst Financial Corp. (Nasdaq: OCFC). Stefan Passantino is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW) JFB Construction Holdings (Nasdaq: JFB) and Mercantile Ports & Logistics Limited (LSE AIM: MPL). SIM Acquisition Corp. I is a blank check company incorporated as a Cayman Islands exempted company with limited liability and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230,000,000. On October 2, 2026, SIMA entered into a binding letter of intent with American Industrial Technologies, Inc., a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems. New America Acquisition I Corp. is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in December 2025 and raised aggregate proceeds of $345,000,000. Our amended and restated articles of incorporation provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity; except, the doctrine of corporate opportunity shall apply with respect to any of our directors or officers with respect to a corporate opportunity that was offered to such person solely in his or her capacity as our director or officer and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation (other than any legal obligation between the offeror and the director or officer pertaining to the offer). As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Other than SIM Acquisition Corp. I and New America Acquisition I Corp., because the other entities to which our officers and directors owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, we do not believe that the fiduciary, contractual or other obligations or duties of our officers or directors, or of any affiliates of our initial stockholders, or policies applicable to any affiliates of our initial stockholders, will materially affect our ability to complete our initial business combination.

Additionally, there are no contractual agreements among us, SIM Acquisition Corp. I, New America Acquisition I Corp., our sponsor or any affiliates of our initial stockholders regarding allocation of opportunities among us and SIM Acquisition Corp. I. and New America Acquisition I Corp. To the extent that our sponsor, any affiliates of our initial stockholders or any other entity affiliated with our sponsor becomes aware of a potential acquisition opportunity, such entity has complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination. We expect that a determination will be made as to whether we, SIM Acquisition Corp. I or New America Acquisition I Corp. would be presented with the opportunity, if at all, based on the circumstances of the particular situation, including but not limited to the relative sizes of the special purpose acquisition companies compared to the sizes of the targets, the need or desire for additional financings, amount of time required to complete a business combination, and the relevant experience of the directors and officers involved with a particular blank check company.

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock or shares in the target business for our shares of Class A common stock (or shares of a new holding company) or for a combination of our shares of Class A common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost-effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses and market and other uncertainties in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with stockholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Class A common stock held by non-affiliates is equal to or exceeds $250 million as of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares of Class A common stock held by non-affiliates is equal to or exceeds $700 million as of the prior June 30th.

In addition, after completion of this offering and prior to the consummation of a business combination, only holders of our shares of Class B common stock will have the right to vote on the appointment or removal of directors. As a result, the Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, group or another company is a “controlled company” and may utilize exemptions from certain of Nasdaq’s corporate governance requirements. We currently intend to rely on the “controlled company” exemption, as Kyle Wool, our Chairman, will serve as chair of the nominating and corporate governance committee. Accordingly, if we choose to do so, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Financial Position

With funds available for a business combination initially in the amount of $75,000,000 assuming no redemptions, or $86,250,000 assuming no redemptions, and if the underwriters’ over-allotment option is exercised in full, in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options, such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private shares, the proceeds of the sale of our shares in connection with our initial business combination (including pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our shares of Class A common stock, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies, or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We may pursue an initial business combination in any business or industry. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private shares, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. None of our sponsors, officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction.

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business combination, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors, members of our advisory board, non-managing sponsor members or any of their affiliates, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers, directors, members of our advisory board, non-managing sponsor members or any of their affiliates or one in which any (or all) of them are shareholders, advisors, or investors. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated articles of incorporation) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Evaluation of a Target Business and Structuring of Our Initial Business Combination

In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

●	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated articles of incorporation. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other reasons.

So long as we obtain and maintain a listing for our Class A common stock on Nasdaq, stockholder approval would be required for our initial business combination if, for example:

●	we issue Class A common stock that will be equal to or in excess of 20% of our Class A common stock then issued and outstanding (other than in a public offering);

●	any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in issued and outstanding common stock or voting power of 5% or more; or

●	the issuance or potential issuance of common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by applicable law or stock exchange listing requirements will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to: (i) the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company; (ii) the expected cost of holding a stockholder vote; (iii) the risk that the stockholders would fail to approve the proposed business combination; (iv) other time and budget constraints of the company; and (v) additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

Permitted Purchases of Our Securities

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or duty to do so. Such a purchase may include a contractual acknowledgment that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by sponsor, initial stockholders, directors, officers, advisory board members and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, or vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares in such transactions.

The purpose of any such transactions could be to (1) increase the likelihood of obtaining stockholder approval of the business combination, or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates anticipate that they may identify the stockholders with whom our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates may pursue privately negotiated transactions by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of shares of Class A common stock) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates will select which stockholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates were to purchase public shares from public stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates may purchase public shares from public stockholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates were to purchase public shares from public stockholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights;

●	we would disclose in a Form 8-K, before our security holder meeting, if any, to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates, along with the purchase price;

●	the purpose of the purchases by our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates;

●	the impact, if any, of the purchases by our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g. 5% security holders) who sold to our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Risk Factors — If we seek stockholder approval of our initial business combination, our sponsor, initial stockholders, directors, officers, advisory board members and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our shares of Class A common stock.”

Redemption Rights for Public Stockholders upon Completion of Our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock, regardless of whether they abstain, vote for, or vote against, our initial business combination, upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $5.00 per public share. Our initial stockholders, officers, directors, and members of our advisory board, pursuant to a letter agreement with us , have agreed to waive their redemption rights with respect to their founder shares, private shares and any public shares they may acquire during or after this offering. The non-managing sponsor members are not required to (i) hold any shares of Class A common stock they may purchase in this offering or thereafter for any amount of time, (ii) vote any shares of Class A common stock they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing sponsor members will have the same rights to the funds held in the trust account with respect to the shares of Class A common stock they may purchase in this offering as the rights afforded to our other public stockholders.

Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock or share purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated articles of incorporation would require stockholder approval. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated articles of incorporation:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our initial stockholders will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares which are not purchased by our initial stockholders, which number will be based on the requirement that we may not redeem public shares in an amount that would cause us to not to satisfy any minimum net worth or cash requirement which may be a closing condition in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated articles of incorporation:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

●	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the votes entitled to be cast are voted in favor of the business combination. A quorum for such meeting will consist of a majority of the votes entitled to be cast at such meeting. Our initial stockholders will count toward this quorum, and our officers, directors and members of our advisory board, pursuant to the letter agreement, have agreed to vote their founder shares, private shares and any public shares purchased during or after this offering in favor of our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, officers and directors may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction. In addition, our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have agreed to waive their redemption rights with respect to their founder shares and public shares (as applicable) in connection with the completion of a business combination.

We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares.

The number of public shares which we may redeem may be limited due to a closing condition in the agreement relating to our initial business combination which may require us to have a minimum net worth or available cash. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated articles of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us, our initial stockholders or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding an aggregate of 15% or more of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our initial stockholders, the representatives or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to less than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights

As described above, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two business days prior to the scheduled vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $100 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial business combination is not completed, we may continue to try to complete a business combination with a different target until the end of the completion window.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our amended and restated articles of incorporation provide that we will have only the duration of the completion window to complete our initial business combination. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law.

Our initial stockholders, officers, directors, and members of our advisory board, pursuant to a letter agreement with us, have agreed to waive their redemption rights with respect to their founder shares and private shares held by them if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from assets outside the trust account. However, if our sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted completion window.

Our initial stockholders, officers, directors, and members of our advisory board, pursuant to a letter agreement with us, have agreed that they will not propose any amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, in each case unless we provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable other than excise taxes), divided by the number of then outstanding public shares. The non-managing sponsor members are not required to (i) hold any shares of Class A common stock they may purchase in this offering or thereafter for any amount of time, (ii) vote any shares of Class A common stock they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination. The non-managing sponsor members will have the same rights to the funds held in the trust account with respect to the shares of Class A common stock they may purchase in this offering as the rights afforded to our other public stockholders.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $3,425,000 (or $3,368,750 if the over-allotment option is exercised) of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private shares, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $5.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $5.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Grassi & Co., CPAs, P.C., our independent registered public accounting firm, and the underwriters of this offering will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (except for the Company’s independent auditors) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement; provided that, such indemnification shall only apply to the extent necessary to ensure that such third party claims do not reduce the amount of funds in the trust account to below the lesser of (i) $5.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $5.00 per share due to reductions in the value of the trust assets, less taxes payable other than excise taxes, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $5.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $5.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $5.00 per share due to reductions in the value of the trust assets, in each case less taxes payable other than excise taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $5.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $75,000,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $700,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $700,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the FBCA, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window may be considered a liquidation distribution under Florida law. If the corporation complies with certain procedures set forth in Section 607.1406 and Section 607.1407 of the FBCA intended to ensure that it makes reasonable provision for all claims against it, including a notice period during which any third-party claims can be brought against the corporation, a period during which the corporation may reject any claims brought, and a period in which a claimant may commence an action in the circuit court in the applicable county against the dissolved corporation to enforce the claim, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the fourth anniversary of the notice of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window, is not considered a liquidation distribution under Florida law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 607.0834 of the FBCA, the statute of limitations for claims of creditors could then be one (1) year after the liability of the director who voted for or assented to the unlawful redemption distribution is adjudicated. If we are unable to complete our initial business combination within the completion window, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of the amount of interest which may be withdrawn to pay taxes, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the end of the completion window and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the fourth anniversary of such date.

Because we will not be complying with Section 607.1410, the FBCA still requires us to, based on facts known to us at such time, provide for our payment of all existing and pending claims or claims that may be potentially brought against us. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $5.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes, and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $5.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our Company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within the completion window, (ii) in connection with a stockholder vote to amend our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination within the completion window, subject to applicable law and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. These provisions of our amended and restated articles of incorporation, like all provisions of our amended and restated articles of incorporation, may be amended with a stockholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and If We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the completion window.

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions If We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $5.00 per share), including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause to be unable to satisfy any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek stockholder approval of our initial business combination, our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. If our sponsor, initial stockholders, directors, officers, advisory board members or their respective affiliates were to purchase shares from public stockholders, they would do so at a price no higher than the price offered through our redemption process. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.	If we are unable to complete our initial business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $5.00 per share), including interest earned on the funds held in the trust account and not previously released to us (less taxes payable and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares.

Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Special Purpose Acquisition Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering because our shares of Class A common stock will be listed on Nasdaq and therefore will not be ‘penny stock’ under Rule 3a51-1(a)(2) under the Exchange Act.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$75,000,000 of the net proceeds of this offering and the sale of the private shares will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $67,027,500 of the offering proceeds, representing the gross proceeds of this offering less the underwriting discount and the 10% that Rule 419 permits to be released, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$75,000,000 of the net proceeds of this offering and the sale of the private shares held in trust will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing or other demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The shares are expected to begin trading on or promptly after the date of this prospectus.	No trading of the Class A common stock would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

We will file a Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated information to reflect the exercise of the over-allotment option.

Election to remain an investor

We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated articles of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the votes entitled to be cast are voted in favor of the business combination. A quorum for such meeting will consist of a majority of the votes entitled to be cast at such meeting.

Additionally, each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	If we have not completed our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within the completion window, funds held in the trust or escrow account are returned to investors.

Release of funds	Except for the withdrawal of interest to pay our taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Tendering stock certificates in connection with a tender offer or redemption rights	We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. The proxy materials or other offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two business days prior to the scheduled vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the Company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares without our prior consent. However, we would not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.	Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well-established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess financial, technical, human and other resources that are similar to or greater than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with the exercise of redemption rights by our public stockholders may reduce the resources available to us for our initial business combination and may not be viewed favorably by certain target businesses These factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently utilize office space at 110 Front Street, Suite 300, Jupiter, FL 33477, provided by an affiliate of our sponsor. We will reimburse such affiliate of our sponsor in an amount equal to $20,000 per month for office space, administrative services and compensation for sponsor officer time made available to us. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. We consider our current office space adequate for our current operations.

Employees

We currently have three officers: David Kutcher, Kyle Wool, and Christopher Devall. Such individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our shares of Class A common stock under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2027 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Class A common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares of Class A common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacities as such.

Management and Advisory Board

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Kyle Wool	49	Chairman
Christopher Devall	44	Chief Executive Officer
David Kutcher	43	Chief Financial Officer
Anthony Hayes	58	Director
Kyle Haug	43	Independent Director Nominee*
Steven Scopellite	61	Independent Director Nominee*
Stefan Passantino	60	Independent Director Nominee*

*	This individual will occupy the position of director upon commencement of trading of our Class A common stock on Nasdaq.

Kyle Wool

Kyle Wool has served as Chairman of our board since February 27, 2026. Mr. Wool currently serves as the President of Dominari Holdings Inc. since July 2022 and a member of the board of directors since April 2021. He also serves as the CEO and Chairman of Dominari Securities LLC, a FINRA registered broker dealer and SEC registered investment advisor since July 2022. He also serves as the Chairman and CEO of New America Acquisition I Corp. (NYSE: NWAX, NWAXW, NWAXU). He is the CEO of American Ventures Global X LP, a multi-strategy hedge fund. He boasts over 20 years in various aspects of global finance as a Managing Director of Oppenheimer & Co. and Head of The Professional Investors Group of Oppenheimer Asia LTD. from 2009 to 2013, and Executive Director at Morgan Stanley from May 2013 to January 2021. Mr. Wool is active in various philanthropic endeavors both domestically and abroad. He currently serves as a board member of LifeLine NY, board member of the CIRSD (Center for International Relations and Sustainable Development), and board member of Project Rousseau. Mr. Wool holds Series 7, 63, & 24 securities licenses.

Christopher Devall

Christopher Devall has served as our Chief Executive Officer since August 13, 2026, having previously served as the Company’s President. Mr. Devall currently serves as the Chief Operating Officer of Dominari Holdings Inc. (Nasdaq: DOMH), a publicly traded company operating in the fintech and financial services sectors. Prior to his appointment as Chief Operating Officer, he served as the company’s Vice President of Operations and was a member of its Advisory Board. Mr. Devall also serves as the Chief Executive Officer of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), a special purpose acquisition company, since January 28, 2026, and he is the Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAX, NWAXW, NWAXU), a special purpose acquisition company, since August 26, 2026. A retired U.S. Navy veteran with more than 20 years of military service, Mr. Devall developed a distinguished record of leadership, operational excellence, and strategic execution throughout his service. Mr. Devall holds an MBA from the University of Virginia’s Darden School of Business and a Bachelor of Science degree from Norwich University. He also maintains active FINRA registration and holds Series 7, 66, and 24 licenses. In addition to his executive responsibilities, Mr. Devall serves on the board of directors of Dominari Securities LLC, a FINRA member introducing broker-dealer and SEC-registered investment advisor. He remains active in his community and supports various nonprofit organizations, including serving as a director of The Forge Christian Ministries and Secretary of the Dominari Charitable Foundation.

David Kutcher

David Kutcher has served as our Chief Financial Officer since February 27, 2026. Mr. Kutcher currently serves as a director, President, Chief Financial Officer and Co-Founder of Sauvegarder Investment Management, Inc. (SIM IP) where he is also a member of its Investment and Management Committees. Mr. Kutcher is also the Chief Financial Officer and director of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), a special purpose acquisition company which announced a binding letter of intent with American Industrial Technologies in October 2026. Prior to SIM IP, he was a Venture Partner with Corner Ventures from March 2020 to January 2023, where he focused on later-stage investments and public markets. Mr. Kutcher previously served as Chief Investment Officer of Corner Growth Acquisition Corp. (Nasdaq: COOL) from December 2020 to August 2024 and Chief Investment Officer of Corner Growth Acquisition Corp. 2 (Nasdaq: TRON) from June 2021 to August 2024. From 2016 to 2020, he was the managing partner at Torian Capital Partners, a firm he co-founded in 2016, which now serves as a family investment vehicle. From 2011 to 2016, Mr. Kutcher was a Managing Director with Broadband Capital Management, a New York-based merchant banking firm and was an advisor to its successor firm, Broadband Capital Partners, an alternative investment firm, from February 2016 until December 2018. Mr. Kutcher was also the interim chief financial officer for Immunome (Nasdaq: IMNM), a Broadband Capital portfolio company, from June 2016 through March 2018. Mr. Kutcher had a significant role in assisting special purpose acquisition companies through their initial public offering and Business Combination processes, including Committed Capital Acquisition Corporation, which acquired One Group Hospitality, Inc. (Nasdaq: STKS) in October 2013 and was controlled by Broadband Capital principals and Spectral AI (Nasdaq: MDAI). Mr. Kutcher started his career as a mergers and acquisitions and capital markets attorney with Ellenoff Grossman & Schole LLP in New York from 2008 to 2011. Mr. Kutcher holds a Bachelor of Arts from the University of the South (Sewanee) and a JD from Samford University (Cumberland).

Anthony Hayes

Anthony Hayes has served as a member of our board of directors since February 27, 2026. He currently serves as the Chief Executive Officer and Chairman of the Board at Dominari Holdings Inc. (Nasdaq: DOMH) since September 2013. Dominari Holdings Inc. is a diversified holding company with interests spanning financial services, insurance and emerging growth sectors. Under his leadership, the company transitioned from its pharmaceutical origins to its current diversified structure. Mr. Hayes has helped in steering the company’s strategic direction, overseeing significant mergers and acquisitions, and expanding its portfolio across various industries. His efforts aided Dominari Holdings in becoming a forward-thinking enterprise committed to innovation and growth. Mr. Hayes is also the Chairman of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), a blank check company, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230M.

Before his role at Dominari, Mr. Hayes was a partner at Nelson Mullins, an Am Law 100 law firm, from May 1999 to March 2010. His legal expertise and business acumen have been recognized through various accolades including by President George W. Bush who gave Mr. Hayes special recognition for creating the Wills for Heroes program, a national 501(c)(3), in response to the September 11 attacks (willsforheroes.com), and his work, “Avoiding the Post-Crisis Crisis: How to Prevent Post-Crisis Donation for Victims from Leading to Litigation”, was published in the ICMA Journal (ICMA Journal, January/February 2008). Other honors include IAM IP Personality of 2013, American Board of Trial Advocates Young Lawyer of the Year and “20 Under 40” in Columbia, South Carolina. Mr. Hayes received his Juris Doctor from Tulane University Law School in May 1995, a Bachelor of Arts in economics from Mary Washington College in May 1990, and he is a member of the bar in the District of Columbia, Florida, New York, and South Carolina.

Kyle Haug

Kyle Haug is expected to serve on our board of directors. He currently serves as the Chief Operating Officer, Chief Technology Officer and Chief Financial Officer for Haug Partners LLP. Haug Partners is an intellectual property law firm with offices in New York, Washington D.C. and Florida. The firm specializes in protecting innovator portfolios in the life science, automobile, and technology sectors. Prior to joining Haug Partners in January 2005, Mr. Haug received a B.S. in Administration of Justice from Penn State University. Mr. Haug also served on the Junior Council for the American Museum of Natural History for over a decade and is a current committee member at the Metropolitan Club, Plandome Country Club, and Haug Family Foundation. Mr. Haug is also a member of the Board of Directors of Dominari Holdings Inc. (Nasdaq: DOMH) and SIM Acquisition Corp I (Nasdaq: SIMAU, SIMA, SIMAW).

Steven Scopellite

Steven Scopellite is expected to serve on our board of directors. He is a seasoned technology, financial, and operational leader with extensive experience serving on public, private, and nonprofit boards. Mr. Scopellite has served as a director on the board of directors of New America Acquisition I Corp. (NYSE: NWAX, NWAXU, NWAXW), a blank check company that generated $345M in public proceeds after its initial public offering, since December 2025. Steve also serves as a board member of OceanFirst Financial Corp. (Nasdaq: OCFC) since June 2019, as a founding board member and advisor to Brink Gaming AG (formerly known as Pledge Publishing), a video game publisher that connects the gaming industry with the emerging Web3 ecosystem, since May 2023. He has also served as a board member of the Riverview Medical Center Foundation Board of Trustees from 2013-2025. Mr. Scopellite retired from Goldman Sachs in 2013 after nearly 30 years with the firm, culminating in his role as Global Chief Information Officer. During his tenure, he was instrumental in Goldman Sachs’ global expansion, leading the development of its world-class technology organization of 8,000 technologists across 22 locations, advancing electronic trading, and driving the firm’s entry into new markets. Mr. Scopellite graduated from Brooklyn College with a bachelor’s degree in computer science. Mr. Scopellite is qualified to serve on our board of directors based on his extensive leadership experience across financial services, technology innovation, healthcare, education, and philanthropy.

Stefan Passantino

Stefan Passantino is expected to serve on our board of directors. He combines experience in logistics and manufacturing senior management as a part of a 35-year legal career as a private sector compliance and litigation counsel. Previously, he has been involved in the management of numerous companies across industry groups as outside counsel and a member of various boards of directors. Mr. Passantino has been an equity partner in several law firms including Arnall, Golden & Gregory, Dentons USA and Michael Best, LLP. From January, 2017 through September, 2018, Mr. Passantino served as Deputy White House Counsel in the Trump Administration. Mr. Passantino is currently a director of the Gingrich Foundation, JFB Construction Holdings (Nasdaq: JFB), New America Acquisition I Corp. (NYSE: NWAX, NWAXU, NWAXW), and Mercantile Ports & Logistics, Ltd. He has an undergraduate degree from Drew University and a law degree from Emory Law School.

Advisory Board

We have established an advisory board, the role and functions of which will be determined by the board of directors from time to time. We currently expect our advisory board to, upon the request of the directors, provide its business insights when we assess potential business combination targets identified by us and as we work to create additional value in the business or businesses that we acquire. The role of the advisory board is consultative in nature to support our directors and officers in operating our business, and it will not perform managerial board or committee functions. Members of the advisory board will not be subject to the fiduciary requirements to which our board of directors are subject, nor will advisory board members have any internal voting or decision making role, or any authority to act on our behalf. The board of directors is not required to follow any advice, comments or recommendations of the advisory board in relation to the matters described herein. However, we have agreed to consult with our advisory board prior to advancing our process with potential business combination targets. The consultation process we have agreed to is detailed below. We may modify or expand our roster of advisory board members as we source potential business combination targets or work to create value in the business or businesses that we acquire.

Eric Trump has served on our advisory board since July 22, 2026.

Eric Trump is the President and CEO of the Trump Organization, where he oversees all aspects of the company’s global operations, growth strategy, and development initiatives. Responsible for the continued expansion of the Trump brand worldwide, he leads the organization’s real estate, hospitality, golf, licensing, and consumer businesses, directing design, construction, development, acquisitions, operations, marketing, and asset management. Under his leadership, the company has expanded its international footprint with more than 20 active developments, including some of the world’s most prestigious luxury hotels, golf destinations, residential towers, and mixed-use projects.

An internationally recognized business leader, investor, and speaker, Eric is a frequent keynote presenter who addresses audiences around the world on business, entrepreneurship, finance, and emerging technologies. His investments span energy, cryptocurrency, artificial intelligence, robotics, and other various technologies, and he has played a leading role in some of the nation’s largest cryptocurrency ventures, establishing himself as a prominent voice in the digital asset industry. Eric is the author of Under Siege, a #1 New York Times bestseller, and was one of the most visible advocates for his father and the Make America Great Again movement. A key strategist in three presidential campaigns, he is also a highly sought-after media commentator whose television and digital appearances reach millions worldwide. Committed to philanthropy from an early age, Eric has helped raise more than $60 million for St. Jude Children’s Research Hospital in the fight against pediatric cancer. A graduate of Georgetown University with degrees in Finance and Management, Eric resides in Florida with his wife, Lara, and their two children, Luke and Carolina.

Past performance of our management team or their respective affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical performance record of our management team or their affiliates as indicative of our future performance. Our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such persons and us, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “Management — Conflicts of Interest.”

Number and Terms of Office of Officers and Directors

Our board of directors will consist of five (5) members and will be divided into three classes with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are required to hold an annual meeting no later than one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, which will consist of Stefan Passantino and Steven Scopellite will expire at our first annual meeting. The term of office of the second class of directors, which will consist of Kyle Haug and Anthony Hayes, will expire at the second annual meeting. The term of office of the third class of directors, which will consist of Kyle Wool, will expire at the third annual meeting.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated articles of incorporation.

Director Independence

So long as we obtain and maintain a listing for our Class A common stock on Nasdaq, a majority of our board of directors generally must be independent, subject to certain limited exceptions set forth under the rules of Nasdaq. We intend to rely on one or more of the “controlled company” exemptions and therefore we may not always have a majority of independent directors on our board or board committees. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Kyle Haug, Steven Scopellite, and Stefan Passantino are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

As of the date of this prospectus, none of our officers has received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay an affiliate of our sponsor $20,000 per month for office space, administrative services and compensation for sponsor officer time made available to us. As more fully discussed in the section of this prospectus entitled “The Offering — Limited payments to insiders”, our sponsor, officers, directors and advisors, or any affiliate of theirs, will be entitled to certain payments including, but not limited to, reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, we have agreed, pursuant to the administrative services and indemnification agreement with an affiliate of our sponsor relating to the monthly payment for office space and administrative services described above, that we will indemnify our sponsor from any claims arising out of or relating to this offering or the company’s operations or conduct of the company’s business or any claim against our sponsor alleging any expressed or implied management or endorsement by our sponsor of any of the company’s activities or any express or implied association between our sponsor and the company or any of its affiliates, which agreement will provide that the indemnified parties cannot access the funds held in our trust account. Additionally, these individuals will be eligible to receive a transfer or reallocation of founder shares for any extraordinary services rendered in order to identify or effectuate the consummation of our initial business combination. We may pay cash compensation to our independent directors for services rendered to us. Additionally, we may pay consulting, success, advisory, or finder’s fees to our sponsor, our officers or directors, our advisors, or affiliates thereof in connection with the consummation of our initial business combination. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors, advisors and their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the post-business combination company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-business combination company will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, by a compensation committee constituted solely of independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the commencement of the trading of our shares on the Nasdaq, our board of directors will establish three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board and will have the composition and responsibilities described below. The charter of each committee will be available on our website at www.avacspac.com. The information included on our website is not incorporated by reference into the registration statement of which this prospectus forms a part or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Audit Committee

Upon the commencement of the trading of our shares on Nasdaq, our board of directors will establish an audit committee of the board of directors. Kyle Haug, Steven Scopellite and Stefan Passantino will serve as the members of our audit committee.

Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Kyle Haug, Steven Scopellite and Stefan Passantino are each independent.

Kyle Haug will serve as the chair of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Kyle Haug qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm have with us in order to evaluate their continued independence;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the commencement of the trading of our shares on Nasdaq, our board of directors will establish a compensation committee of our board of directors. The members of our compensation committee will be Steven Scopellite, Kyle Haug and Stefan Passantino. Steven Scopellite will serve as chair of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have a compensation committee of at least two members, all of whom must be independent. Steven Scopellite, Kyle Haug and Stefan Passantino are each independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

●	reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity-based plans that are subject to board approval of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee will be Kyle Wool, Steven Scopellite and Kyle Haug. Kyle Wool will serve as chair of the nominating and corporate governance committee. We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

●	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board of directors, and recommending to the board of directors candidates for nomination for appointment at the annual meeting or to fill vacancies on the board of directors;

●	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

●	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, in the past year has served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Clawback Policy

We will adopt a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Code of Ethics

Prior to the consummation of this offering, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics and the charters of the committees of our board of directors will be provided without charge upon request from us. See the section of this prospectus entitled “Where You Can Find Additional Information.” If we make any amendments to our Code of Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website at www.avacspac.com. The information included on our website is not incorporated by reference into this Form S-1 or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interest

Decisions or transactions by directors involving a conflict of interest that are fair to the corporation are not void or voidable and are not grounds for equitable relief or an award of damages in a legal proceeding.

A director’s conflict of interest transaction is fair if:

●	the transaction is beneficial to the corporation and its stockholders, considering whether it is:

●	fair in terms of the director’s dealing with the corporation; and

●	comparable to an arm’s length transaction.

In relation to the foregoing, our amended and restated articles of incorporation provides that:

●	we renounce any interest or expectancy in, or being offered an opportunity to participate in, any business opportunities that are presented to us or our officers or directors or stockholders or affiliates thereof, including but not limited to, our initial stockholders and their affiliates, except as may be prescribed by any written agreement with us; and

●	our officers and directors will not be liable to our Company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any of our activities or any of our initial stockholders or their affiliates to the fullest extent permitted by Florida law.

Certain of our officers and directors presently have, and any of them in the future may have fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Florida law. Our amended and restated articles of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

In addition, members of our management team and our board of directors will directly or indirectly own founder shares following this offering, as set forth in “Principal Stockholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Kyle Wool	Dominari Holdings Inc.	Diversified holding company	President; Director

	Dominari Securities LLC	Broker Dealer; Registered Investment Advisor	Chief Executive Officer; Chairman

	New America Acquisition I Corp.	Blank check company	Chief Executive Officer; Chairman

	American Ventures Global X LP	Multi-strategy Hedge Fund	Chief Executive Officer

Anthony Hayes	Dominari Holdings Inc.	Diversified holding company	Chief Executive Officer, Chairman, and Chief Legal Officer

	SIM Acquisition Corp. I	Blank check company	Chairman

David Kutcher	Sauvegarder Investment Management, Inc.	IP-based financing, investment and monetization	President, Chief Financial Officer and Director

	SIM Acquisition Corp. I	Blank check company	Chief Financial Officer and Director

Christopher Devall	SIM Acquisition Corp. I	Blank check company	Chief Executive Officer

	Dominari Holdings Inc.	Diversified holding company	Chief Operating Officer

	Dominari Securities LLC	Broker Dealer; Registered Investment Advisor	Board member

	New America Acquisition I Corp.	Blank check company	Chief Operating Officer

Kyle Haug	Dominari Holdings Inc.	Diversified holding company	Board member

	SIM Acquisition Corp. I	Blank check company	Board member

	Haug Partners LLP	Intellectual Property Law Firm	Chief Operating Officer; Chief Technology Officer; Chief Financial Officer

Steven Scopellite	New America Acquisition I Corp.	Blank check company	Board member

	OceanFirst Financial Corp.	Bank holding company	Board member

	Brink Gaming AG	Video game publisher	Board member and advisor

Stefan Passantino	JFB Construction Holdings	Construction Engineering Company	Board member

	New America Acquisition I Corp.	Blank check company	Board member

	Mercantile Ports & Logistics Limited	Port and logistics operator	Board member

	Elections LLC	Law firm	Founding partner

In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

●	Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated, including SIM Acquisition Corp. I and New America Acquisition I Corp. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Please see the table directly above for a description of our management’s other affiliations.

●	Our initial stockholders purchased founder shares prior to the date of this prospectus and will purchase private shares in a transaction that will close simultaneously with the closing of this offering. Our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have agreed to waive their redemption rights with respect to their founder shares, private shares and any public shares they may acquire during or after this offering. Additionally, our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and the private shares if we fail to complete our initial business combination within the prescribed time frame, although they will be entitled to liquidating distributions from assets outside the trust account. If we do not complete our initial business combination within the prescribed time frame, the private shares will expire worthless. Furthermore, our initial stockholders, officers, directors and members of our advisory board have agreed not to transfer, assign or sell any of their founder shares and any shares of Class A common stock issuable upon conversion thereof until the completion of our initial business combination. Because each of our officers and director nominees will own shares of Class A common stock directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

●	Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Upon the closing of this offering, our sponsor will have invested in us an aggregate of $4,525,000, comprised of the $25,000 purchase price for the founder shares (or $0.0024 per share) and the $4,500,000 purchase price for the private shares (or $2.00 per share). Accordingly, our management team, which owns interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public stockholders paid for their public shares.

●	Certain members of our management team may receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

●	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

●	Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

●	We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors or members of our advisory board, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination.

●	We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors, or members of our advisory board, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated articles of incorporation) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, advisory board members, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business combination, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our or your favor.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders, officers, directors, members of our advisory board, have agreed to vote their founder shares and private shares, and they and the other members of our management team have agreed to vote their founder shares, private shares and any shares purchased during or after the offering in favor of our initial business combination, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the business combination transaction.

The manager of our sponsor and certain of our officers and directors are employed by Dominari. Dominari is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for an initial business combination. While Dominari will not have any duty to offer acquisition opportunities to us, Dominari may become aware of a potential transaction that is an attractive opportunity for us, which Dominari may decide to share with us. In addition, our officers and directors may have a duty to offer acquisition opportunities to other entities to which they owe duties or clients of affiliates of our sponsor or our officers or directors.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated articles of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Florida law, as it now exists or may in the future be amended. In addition, our amended and restated articles of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the FBCA.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated articles of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his actions, regardless of whether Florida law would permit such indemnification. We will obtain a policy of D&O liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the D&O liability insurance policy and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our shares of Class A common stock as of the date of this prospectus, and as adjusted to reflect the sale of our shares of Class A common stock offered by this prospectus, and assuming no purchase of shares in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of Class A common stock;

●	each of our officers, directors and director nominees; and

●	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our shares of Class A common stock beneficially owned by them.

On January 26, 2026 our sponsor purchased 23,000,000 shares of our Class B common stock for $25,000, of which 12,750,000 shares have been cancelled, resulting in 10,250,000 shares of our Class B common stock outstanding. Following and as a result of that capitalization, the sponsor is deemed to have purchased the founder shares for $0.0024 per share.

Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 shares if the underwriters’ over-allotment option is exercised in full, and that such founder shares would represent approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement). The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option, and that there are 27,500,000 shares of common stock issued and outstanding after this offering, consisting of the 15,000,000 shares being offered to the public, the 10,250,000 founder shares, and the 2,250,000 private shares.

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Approximate Percentage of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock Beneficially	Approximate Percentage of Shares of Common Stock Beneficially Owned
Directors, Director Nominees, and Executive Officers:
Christopher Devall (2)(3)	-	-	72,576	0.26%
Anthony Hayes (2)(4)	-	-	222,577	0.80%
David Kutcher (2)(5)	-	-	35,077	0.12%
Kyle Wool (6)	-	-	2,960,353	10.8%
Kyle Haug (2)(3)	-	-	72,577	0.26%
Steven Scopellite (2)(7)	-	-	272,577	0.99%
Stefan Passantino (2)(3)	-	-	72,577	0.26%
All officers, directors and director nominees as a group (7 individuals)	-	-	3,708,314	13.5%
5% Holders:
American Ventures Sponsor I LLC (8)(9)(10)	10,250,000	100%	12,500,000	45.45%

(1)	Unless otherwise noted, the business address of each of the following is c/o American Ventures Acquisition Corp. I, 110 Front Street, Suite 300, Jupiter, FL 33477.

(2)	Interests shown consist of indirect membership interests in our sponsor representing 22,577 founder shares (22,576 for Mr. Devall), classified as shares of Class B common stock, held by our sponsor. The founder shares represented thereby will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holder on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”
(3)	Interests shown consist of indirect membership interests in our sponsor representing 50,000 private placement shares.
(4)	Interests shown consist of indirect membership interests in our sponsor representing 200,000 private placement shares.
(5)	Interests shown consist of indirect membership interests in our sponsor representing 12,500 private placement shares.
(6)	Interests shown consist solely of indirect membership interests in our sponsor representing 2,960,353 founder shares, classified as shares of Class B common stock, held by our sponsor. The founder shares represented thereby will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holder on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”
(7)	Interests shown consist of indirect membership interests in our sponsor representing 250,000 private placement shares.
(8)	American Ventures Sponsor I LLC is the record holder of the 10,250,000 founder shares reported herein before closing of the offering, and the record holder of the 10,250,000 founder shares and 2,250,000 private shares reported herein after the closing of the offering. Eric Newman is the manager of American Ventures Sponsor I LLC and accordingly, Mr. Newman has sole voting and investment discretion with respect to the shares of common stock held of record by American Ventures Sponsor I LLC. Eric Newman will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor. The founder shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holder on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”
(9)	Kyle Wool, our Chairman, and Eric Trump, a member of our advisory board, each purchased for a nominal price an indirect interest in 2,960,353 founder shares through membership interests in Series, a member of our sponsor. Our officers and directors will receive for their services an indirect interest in the founder shares as follows: Anthony Hayes will receive an indirect interest in 22,577 founder shares and an indirect interest in 200,000 private placement shares, Kyle Haug will receive an indirect interest in 22,577 founder shares and 50,000 private placement shares, Steven Scopellite will receive an indirect interest in 22,577 founder shares and 250,000 private placement shares, Stefan Passantino will receive an indirect interest in 22,577 founder shares and 50,000 private placement shares, David Kutcher will receive an indirect interest in 22,577 founder shares and 12,500 private placement shares and Christopher Devall will receive an indirect interest in 22,576 founder shares and 50,000 private placement shares. Eric Newman, the manager of our sponsor and the manager of Series, will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.
(10)	The non-sponsor investors have expressed to us an interest in purchasing, indirectly through the purchase of non-managing sponsor membership interests, an aggregate of 1,630,000 private shares (whether or not the over-allotment option is exercised) at a price of $2.00 per share for an aggregate purchase price of $3,260,000 in a private placement that will close simultaneously with the closing of this offering. Anthony Hayes will receive an indirect interest in 200,000 private placement shares through membership interests in our sponsor, Kyle Haug will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, Steven Scopellite will receive an indirect interest in 250,000 private placement shares through membership interests in our sponsor, Stefan Passantino will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, David Kutcher will receive an indirect interest in 12,500 private placement shares through membership interests in our sponsor and Christopher Devall will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor. Each insider has agreed to pay $2.00 per share for his indirect interest in the private placement shares. Eric Newman, the manager of our sponsor will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

Immediately after this offering, our initial stockholders (assuming they do not purchase any shares in this offering) will beneficially own approximately 41% of the then issued and outstanding shares of common stock (excluding shares issued in the private placement). Prior to the closing of our initial business combination, only holders of our shares of Class B common stock will be entitled to vote on the appointment and removal of directors. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all other matters requiring approval by our stockholders, including the appointment and removal of directors, and approval of significant corporate transactions including our initial business combination.

The private shares will be identical to the shares sold in this offering except that, so long as they are held by our sponsor or its permitted transferees, the private shares (i) are locked-up until the completion of our initial business combination, (ii) will be entitled to registration rights, and (iii) the private shares will not be entitled to redemption rights. A portion of the purchase price of the private shares will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $75,000,000 (or $ 86,250,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within the completion window, the private shares will expire worthless. The private shares are subject to the transfer restrictions described below.

American Ventures Sponsor I LLC, our sponsor, and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Founder Shares and Private Shares

The founder shares and any securities issued upon conversion thereof are subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our sponsor and management team. Those lock-up provisions provide that the founder shares are not transferable or saleable until the completion of our initial business combination, except to certain permitted transferees and under certain circumstances described herein. The private shares are also locked up until the closing of the initial business combination, except to certain permitted transferees and under certain circumstances described herein. For additional information regarding the lock-up restrictions, see “Proposed Business—Sponsor Information.”

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private shares, which will be issued in a private placement simultaneously with the closing of this offering, and (iii) shares that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them and any other securities of the company acquired by them prior to the consummation of our initial business combination pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering.

Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $2,500,000 of working capital loans are converted into private shares, we will be obligated to register up to 13,000,000 shares of Class A common stock. The number of shares of Class A common stock includes (i) 10,250,000 shares of Class A common stock to be issued upon conversion of the founder shares, (ii) 2,250,000 private shares, and (iii) 500,000 shares of Class A common stock issued upon conversion of working capital loans.

The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination We will bear the expenses incurred in connection with the filing of any such registration statements, except that, with respect to the representatives of the underwriters, we will only bear such expenses on one occasion.

Certain Relationships and Related Party Transactions

On January 26, 2026, our sponsor purchased 23,000,000 shares of our Class B common stock for $25,000, of which 12,750,000 shares have been cancelled, resulting in 10,250,000 shares of our Class B common stock outstanding.

The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 shares if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement). If we increase the size of the offering (other than through exercise of the underwriters’ over-allotment option), we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our shares of Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement).

Our sponsor, American Ventures Sponsor I LLC, has committed to purchase an aggregate of 2,250,000 private shares of Class A common stock, or the “private shares” (whether or not the over-allotment option is exercised), at a price of $2.00 per share for an aggregate purchase price of $ 4,500,000. Each private share will be identical to the shares sold in this offering, except as described in this prospectus. The private shares will be sold in a private placement that will close simultaneously with the closing of this offering. Investors, which we refer to as the “non-sponsor investors” throughout this prospectus, have expressed to us an interest in purchasing, indirectly through the purchase of non-managing sponsor membership interests, an aggregate of 1,630,000 private shares (whether or not the over-allotment option is exercised) at a price of $2.00 per share for an aggregate purchase price of $3,260,000 in a private placement that will close simultaneously with the closing of this offering. Anthony Hayes, a director, will receive an indirect interest in 200,000 private placement shares through membership interests in our sponsor, Kyle Haug, a director nominee, will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, Steven Scopellite, a director nominee, will receive an indirect interest in 250,000 private placement shares through membership interests in our sponsor, Stefan Passantino, a director nominee, will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor, David Kutcher, our Chief Financial Officer, will receive an indirect interest in 12,500 private placement shares through membership interests in our sponsor, and Christopher Devall, our Chief Executive Officer, will receive an indirect interest in 50,000 private placement shares through membership interests in our sponsor. Each insider has agreed to pay $2.00 per share for his indirect interest in the private placement shares. Eric Newman, the manager of our sponsor will receive an indirect interest in 7,500 private placement shares through membership interests in our sponsor.

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers, directors, advisory board members, or any of our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business combination, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

We will reimburse an affiliate of our sponsor in an amount equal to $20,000 per month for office space, administrative services and compensation for sponsor officer time made available to us. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor may loan us funds in an aggregate amount of up to $400,000 to be used for a portion of the expenses of this offering and for our working capital requirements before this offering. This loan shall accrue interest at the rate of 4.00% per annum, is unsecured and is due at the earlier of (i) December 31, 2027 or (ii) the consummation of this offering. On November 3, 2026, our sponsor delivered a letter irrevocably committing to provide us with loans or capital contributions of up to $300,000, as needed to pay our obligations as they become due, including amounts payable if this offering is not completed, through the earlier of the consummation of our initial business combination and December 31, 2027. Amounts advanced before this offering are in addition to, and do not reduce, the amount available under the sponsor’s promissory note, and are made on terms no less favorable to us than that note. Amounts advanced after this offering are non-interest-bearing working capital loans, repayable upon consummation of our initial business combination or from funds held outside the trust account, of which up to $2,500,000 may be converted into private shares at $5.00 per share. If we do not consummate an initial business combination, amounts that cannot be repaid from funds held outside the trust account will be forgiven.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event the initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,500,000 of such loans may be convertible into private shares of the post business combination entity at a price of $5.00 per share at the option of the applicable lender. Such shares would be identical to the private shares. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We have until the date that is 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering) (as may be extended by stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 18-month or 24-month period as applicable, we may seek stockholder approval to amend our amended and restated articles of incorporation to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek stockholder approval for an extension or the length of time of any such extension. However, if we seek stockholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable other than excise taxes), divided by the number of then issued and outstanding public shares, subject to applicable law.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-business combination entity to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares and private shares, which is described under the heading “Principal Stockholders — Registration Rights.”

As described herein, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. In particular, Anthony Hayes, a member of our board of directors, is currently the Chairman of SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW), David Kutcher, our Chief Financial Officer, is currently the Chief Financial Officer and a director of SIM Acquisition Corp. I, and Christopher Devall, our Chief Executive Officer, is currently the Chief Executive Officer of SIM Acquisition Corp. I and Chief Operating Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Eric Newman, the manager of our sponsor is the managing member of Conroy Partners LLC, the managing member of SIM Sponsor 1 LLC and the Executive Vice President and Global Head of Investment Banking at Dominari Securities LLC. Kyle Wool, our Chairman, currently serves as Chairman and Chief Executive Officer of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW). Kyle Haug is expected to serve on our board of directors and currently serves on the board of Dominari Holdings Inc. (Nasdaq: DOMH) and SIM Acquisition Corp. I (Nasdaq: SIMAU, SIMA, SIMAW). Steven Scopellite is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW) and OceanFirst Financial Corp. (Nasdaq: OCFC). Stefan Passantino is expected to serve on our board of directors and currently serves on the board of New America Acquisition I Corp. (NYSE: NWAXU, NWAX, NWAXW), JFB Construction Holdings (Nasdaq: JFB) and Mercantile Ports & Logistics Limited (LSE AIM: MPL). SIM Acquisition Corp. I is a blank check company incorporated as a Cayman Islands exempted company with limited liability and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in July 2024 and raised aggregate proceeds of $230,000,000. On October 2, 2026, SIMA entered into a binding letter of intent with American Industrial Technologies, Inc., a 33-year leader in telecommunications that has evolved into a fully integrated platform spanning manufacturing, logistics, distribution, and connected device ecosystems. New America Acquisition I Corp. is a blank check company incorporated in the State of Florida and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which completed its initial public offering in December 2025 and raised aggregate proceeds of $345,000,000. Our amended and restated articles of incorporation provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity; except, the doctrine of corporate opportunity shall apply with respect to any of our directors or officers with respect to a corporate opportunity that was offered to such person solely in his or her capacity as our director or officer and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation (other than any legal obligation between the offeror and the director or officer pertaining to the offer). As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

We will pay the underwriters a fixed cash underwriting discount of $375,000 in the aggregate, payable to the underwriters upon the closing of this offering, independent of whether the underwriters’ over-allotment option is exercised or not. In addition, $0.025 per share, or $56,250 in the aggregate, is payable to the underwriters for the sale of shares pursuant to the exercise of the underwriters’ over-allotment option, if any.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or officers or any person who has served in such roles since the beginning of the most recent fiscal year, even if he or she does not currently serve in that role; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who may be a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its stockholders and (v) if the related party is a director or an immediate family member of a director, the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or officer to participate in the discussion of, or decision concerning, a related party transaction in which he or she is the related party.

We are not prohibited from paying any fees (including advisory fees), reimbursements or cash payments to our sponsor, officers, directors or members of our advisory board, or any of our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, including the following payments, all of which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account:

●	Repayment of up to an aggregate of $400,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

Repayment of up to $300,000, if any of it is extended to us, pursuant to our sponsor’s November 3, 2026 commitment to provide us with loans or capital contributions of up to $300,000, if needed to pay our obligations as they become due, through the earlier of the consummation of our initial business combination and December 31, 2027;

●	Reimbursement for office space, administrative services and compensation for sponsor officer time made available to us by an affiliate of our sponsor, in an amount equal to $20,000 per month;

●	Payment of consulting, success or finder fees to our sponsor, officers, directors, advisory board members, or any of their respective affiliates in connection with the consummation of our initial business combination;

●	We may engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions, which salary or fee would be paid using available working capital funds (including proceeds from any promissory notes issued by us and funds released from the trust account upon completion of our initial business combination), or through the issuance of equity or equity-linked securities;

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

●	Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $2,500,000 of such loans may be convertible into private shares of the post-business combination entity at a price of $5.00 per share at the option of the applicable lender. Such shares would be identical to the private shares. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Description of Securities

We are a Florida corporation and our affairs are governed by our amended and restated articles of incorporation, the FBCA and Florida common law. Pursuant to our amended and restated articles of incorporation which will be adopted upon the consummation of this offering, we will be authorized to issue 500,000,000 shares of Class A common stock, $0.0001 par value each, 50,000,000 shares of Class B common stock, $0.0001 par value each as well as 10,000,000 preferred stock, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated articles of incorporation. Because it is only a summary, it may not contain all the information that is important to you.

Shares of Common Stock

Prior to the date of this prospectus, there were 10,250,000 shares of Class B common stock outstanding, all of which were held of record by our initial stockholders, so that our initial stockholders (assuming they do not purchase any shares in this offering) will own approximately 41% of our issued and outstanding shares of common stock after this offering (excluding the private shares). Upon the closing of this offering, 27,500,000 of our shares of common stock will be outstanding comprising:

●	15,000,000 shares of Class A common stock issued as part of this offering;

●	2,250,000 shares of Class A common stock included in the private shares to be sold in the private placement; and

●	10,250,000 shares of Class B common stock held by our initial stockholders.

If we increase the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our sponsor prior to this offering of approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our amended and restated articles of incorporation or bylaws, or as required by applicable provisions of the FBCA or applicable stock exchange rules, the approval of the votes cast in favor of the action exceeding the votes cast against the action is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (prior to consummation of our initial business combination). Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated articles of incorporation authorize the issuance of up to 500,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination. Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual meeting) serving a three-year term.

In accordance with Nasdaq corporate governance requirements, we are required to hold an annual meeting no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 607.0701 of the FBCA, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 607.0701 of the FBCA, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the state courts of Florida in accordance with Section 607.0703 of the FBCA.

We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $5.00 per public share.

Our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have agreed to waive their redemption rights with respect to their founder shares, private shares and any public shares they may acquire during or after this offering.

Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated articles of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated articles of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the votes entitled to be cast are voted in favor of the business combination. A quorum for such meeting will consist of a majority of the votes entitled to be cast at such meeting.

However, the participation of our initial stockholders, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of votes entitled to be cast on the matter, non-votes will have no effect on the approval of our business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination. These quorum and voting thresholds, and the voting agreements of our sponsor, officers and directors, may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares without our prior consent. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have agreed to vote their founder shares, private shares, and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). Assuming that only the holders of a majority of our issued and outstanding shares of common stock, representing a quorum under our amended and restated articles of incorporation vote their shares at a general meeting of the company, we will not need any public shares in addition to our founder shares, and private shares to be voted in favor of an initial business combination in order to approve an initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public stockholder on the record date for the general meeting held to approve the proposed transaction.

Pursuant to our amended and restated articles of incorporation, if we have not completed our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within the completion window. However, if our sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the shares of common stock. Our stockholders have no preemptive or other subscription rights, and there are no sinking fund provisions applicable to the shares of common stock. There are no sinking fund provisions applicable to the shares of common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations and on the conditions described herein.

Founder Shares

The founder shares are designated as shares of Class B common stock and, except as described below, are identical to the shares of Class A common stock included in the shares being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) the founder shares are entitled to registration rights; (iii) our initial stockholders, officers, directors and members of our advisory board, pursuant to a letter agreement with us, have agreed to (A) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination (B) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (b) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity; (C) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account and (D) vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) the founder shares are automatically convertible into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in our amended and restated articles of incorporation, and (v) prior to the closing of our initial business combination, only holders of our shares of Class B common stock will be entitled to vote on the appointment and removal of directors.

The founder shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination or such earlier time at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities (meaning any of our securities that are convertible into or exchangeable or exercisable for shares of Class A common stock), are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, all issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the closing of our initial business combination so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 37.27% of the sum of (i) the total number of all shares of common stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) upon the completion of this offering (including all shares of Class A common stock issuable pursuant to an exercise of the underwriters’ over-allotment option, if any, the private shares and the founder shares issued to our sponsor before the closing of this offering), plus (ii) all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the closing of our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any shares issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans), minus (iii) any redemptions of shares of Class A common stock by public stockholders in connection with our initial business combination. This adjustment may be waived as to any particular issuance or deemed issuance of additional shares of Class A common stock or equity-linked securities by the written consent or agreement of the holders of a majority of the shares of Class B common stock then outstanding, consenting or agreeing separately as a single class, and in no event will the shares of Class B common stock convert into shares of Class A common stock at a ratio that is less than one-for-one. Each share of Class B common stock will convert into its pro rata number of shares of Class A common stock.

With certain limited exceptions, the founder shares are not transferable, assignable or saleable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the completion of our initial business combination.

Except in certain limited circumstances, no member of the sponsor may transfer all or any portion of its membership interests in the sponsor. For more information, see “Principal Stockholders — Restrictions on Transfers of Founder Shares and Private Shares.”

Preferred Stock

Our amended and restated articles of incorporation authorize 10,000,000 shares of preferred stock and provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Private shares

The private shares and working capital shares will be identical to the shares sold in this offering except that, so long as they are held by our sponsor or its permitted transferees, the private shares and working capital shares (i) are locked-up until the completion of our initial business combination and (ii) will be entitled to registration rights.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering, in which case we will effect a stock dividend with respect to our common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our sponsor prior to this offering at approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent

The transfer agent for our shares of Class A common stock is Continental Stock Transfer & Trust Company (“Continental”). We have agreed to indemnify Continental in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against any monies in the trust account or interest earned thereon.

Our Amended and Restated Articles of Incorporation

Our amended and restated articles of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the majority of the shares entitled to be cast on the amendment. Our sponsor, who will beneficially own approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares, will participate in any vote to amend our amended and restated articles of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated articles of incorporation will provide, among other things, that:

●	if we are unable to complete our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Florida law to provide for claims of creditors and the requirements of other applicable law;

●	prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

●	so long as we obtain and maintain a listing for our securities on Nasdaq, our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination;

●	if our stockholders approve an amendment to our amended and restated articles of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares; and

●	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

Certain Anti-Takeover Provisions of our Amended and Restated Articles of Incorporation

Our amended and restated articles of incorporation will provide that our board of directors will be classified into three classes of directors. In addition, prior to the closing of our initial business combination, only holders of our shares of Class B common stock will have the right to appoint and remove directors prior to the completion of our initial business combination. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings and obtaining the support of our sponsor.

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

We will be subject to the provisions of Section 607.0901 of the FBCA regulating corporate takeovers upon completion of this offering. This statute prevents certain Florida corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

●	A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 607.0901 do not apply if:

●	Prior to the time that such stockholder became an interested stockholder, our board of directors approved either the affiliated transaction or the transaction which resulted in the stockholder becoming an interested stockholder;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date that such stockholder became an interested stockholder, the transaction is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum for Certain Lawsuits

Our amended and restated articles of incorporation requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our current or former directors, officers or employees arising pursuant to any provision of the FBCA or our amended and restated articles of incorporation or bylaws, (iv) any action asserting a claim against us, our current or former directors, officers or employees governed by the internal affairs doctrine or (v) any action arising under the Securities Act may be brought only in the state or federal courts of Florida, except any claim (A) as to which the courts of Florida determine that there is an indispensable party not subject to the jurisdiction of the courts of Florida (and the indispensable party does not consent to the personal jurisdiction of the courts of Florida within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the courts of Florida, or (C) for which the courts of Florida do not have subject matter jurisdiction. If an action is brought outside of Florida, the stockholder bringing the suit will be deemed to have consented to (1) this exclusive forum provision and personal jurisdiction of the courts named therein in connection with any action brought in any court to enforce such provision, and (2) service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Florida law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, our amended and restated articles of incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by Written Consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be affected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our common stock.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated articles of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Securities Eligible for Future Sale

Immediately after this offering we will have 27,500,000 (or 29,750,000 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the shares of Class A common stock sold in this offering (15,000,000 shares of Class A common stock if the underwriters’ over-allotment option is not exercised and 17,250,000 shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares of Class A common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding 10,250,000 founder shares and all of the outstanding 2,250,000 private shares will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Class A common stock then outstanding, which will equal 172,500 shares immediately after this offering (or 195,000 shares if the underwriters exercise in full their over-allotment option); or

●	the average weekly reported trading volume of the shares of Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private shares, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private shares, which will be issued in a private placement simultaneously with the closing of this offering and (iii) private shares that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them and any other securities of the company acquired by them prior to the consummation of our initial business combination pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $2,500,000 of working capital loans are converted into private shares, we will be obligated to register up to 13,000,000 shares of Class A common stock. The number of shares of Class A common stock includes (i) 10,250,000 shares of Class A common stock to be issued upon conversion of the founder shares, (ii) 2,250,000 private shares, and (iii) 500,000 shares of Class A common stock issued upon conversion of working capital loans.

The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements, except that, with respect to the representatives of the underwriters, we will only bear such expenses on one occasion.

Listing of Securities

We intend to apply to have our shares listed on the Nasdaq under the symbol “AVAC” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our shares of Class A common stock that are purchased in this offering, which we refer to collectively as our securities, by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). We are a Florida corporation and will be treated as a domestic corporation for United States federal income tax purposes.

This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a share pursuant to this offering and hold the share as a capital asset under the Code. This discussion assumes that any distributions made (or deemed made) by us on our shares of Class A common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of United States federal income taxation that may be relevant to the acquisition, ownership and disposition of a share by a prospective investor in light of its particular circumstances, including:

●	our founders, the sponsor, officers or directors;

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market tax accounting rules;

●	S Corporations;

●	tax-exempt entities;

●	individual retirement accounts or other tax deferred accounts;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of our shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	persons required to accelerate the recognition of any item of gross income with respect to shares of Class A common stock as a result of such income being recognized on an applicable financial statement;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	controlled foreign corporations; or

●	passive foreign investment companies.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift or estate tax laws, the alternative minimum tax, the Medicare contribution tax on net investment income, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not change the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of shares of Class A common stock who or that is, for United States federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of entities or arrangements treated as partnerships or other pass-through entities or persons who hold our securities through such entities or arrangements. If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF THE PROSPECTIVE INVESTOR IN OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATION OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS AS WELL AS UNDER ANY APPLICABLE TAX TREATY.

U.S. Holders

Taxation of Distributions

If we pay distributions of cash or other property to U.S. Holders of our shares of Class A common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of Class A common stock and will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to our shares of Class A common stock described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends-received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends-received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. U.S. Holders should consult their tax advisors regarding the availability of the dividends-received deduction or the preferential rate for any dividends paid with respect to our shares of Class A common stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock

Upon a sale or other taxable disposition of our shares of Class A common stock, including a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, or a redemption that is treated as a sale or exchange as described below under “— Redemption of Shares of Class A Common Stock,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the shares of Class A common stock disposed of. A U.S. Holder’s adjusted tax basis in its shares of Class A common stock generally will equal the U.S. Holder’s acquisition cost, reduced by any prior distributions treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to our shares of Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders generally are eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Redemption of Shares of Class A Common Stock

In the event that a U.S. Holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Shares of Common Stock” or if we purchase a U.S. Holder’s shares of Class A common stock in an open market transaction, the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption or purchase by us qualifies as a sale or exchange of the shares of Class A common stock under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale or exchange of shares of Class A common stock, the U.S. Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock” above. If the redemption or purchase by us does not qualify as a sale or exchange of shares of Class A common stock, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption or purchase by us qualifies for sale or exchange treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares issued and outstanding both before and after such redemption or purchase. The redemption or purchase by us of shares of Class A common stock generally will be treated as a sale or exchange of the shares of Class A common stock (rather than as a corporate distribution) if such redemption or purchase (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption or purchase by us must, among other requirements, be less than 80 percent of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption or purchase. Prior to our initial business combination, the shares of Class A common stock may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other of our shares and otherwise complies with specific conditions. The redemption or purchase by us of shares of Class A common stock will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption or purchase will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us generally will depend on the particular facts and circumstances applicable to such holder. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult its own tax advisors as to the tax consequences of a redemption or purchase by us of any shares of Class A common stock.

If none of the foregoing tests are satisfied, then the redemption or purchase by us of any shares of Class A common stock will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed shares of Class A common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining shares. If there are no remaining shares, a U.S. Holder is urged to consult its tax advisor as to the allocation of any remaining tax basis. U.S. Holders who actually or constructively own five percent (5%) (or, if the shares of Class A common stock are not then publicly traded, one percent (1%)) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of shares of Class A common stock, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Information Reporting and Backup Withholding.

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Class A common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our shares of Class A common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) who or that is for United States federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your own tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities.

Taxation of Distributions

In general, any distributions we make to a Non-U.S. Holder on our shares of Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles), will constitute dividends for United States federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we or the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Class A common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the shares of Class A common stock, which will be treated as described under “— Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “— Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock” below), we or the applicable withholding agent may withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our shares of Class A common stock (including a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, or a redemption treated as a sale or exchange), unless: (i) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or (ii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our shares of Class A common stock and, in the case where our shares of Class A common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our shares of Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of Class A common stock. There can be no assurance that our shares of Class A common stock will be treated as regularly traded on an established securities market for this purpose.

If clause (ii) above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our shares of Class A common stock will be subject to tax at generally applicable United States federal income tax rates. In addition, a buyer of our shares of Class A common stock from such holder may be required to withhold United States federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for United States federal income tax purposes.

Effectively Connected Income

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will not be subject to United States withholding tax, provided the Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI), but instead generally will be subject to United States federal income tax on a net income basis at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for United States federal income tax purposes of the redemption or purchase by us of a Non-U.S. Holder’s shares of Class A common stock will generally correspond to the United States federal income tax characterization of such a redemption or purchase by us of a U.S. Holder’s shares of Class A common stock, as described under “— U.S. Holders — Redemption of Shares of Class A Common Stock” above, and the consequences of the redemption or purchase by us to the Non-U.S. Holder will be as described above under “— Non-U.S. Holders — Taxation of Distributions” or “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock,” as applicable, based on such characterization. Because it may not be certain at the time a Non-U.S. Holder’s shares of Class A common stock are redeemed whether such redemption will be treated as a sale or exchange or as a distribution, and because such determination will depend in part on a Non-U.S. Holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. Holder is treated as receiving a dividend for United States federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. Holder in redemption of such holder’s shares of Class A common stock, unless we or the applicable withholding agent establish special procedures allowing Non-U.S. Holders to certify that they are exempt from such withholding tax. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

Information Reporting and Backup Withholding

Dividend payments with respect to our shares of Class A common stock and proceeds from the sale, exchange, or other taxable disposition of our shares of Class A common stock may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”), withholding at a rate of 30% will generally be required on payments of dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of our Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of our common stock, proposed Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Accordingly, the entity through which an investor holds our common stock will affect the determination of whether withholding under the rules described in this paragraph is required. Holders should consult their own tax advisors regarding the possible implications of these rules on an investment in our Class A common stock.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our shares of Class A common stock, including the tax consequences under U.S. federal, state and local, estate, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

Underwriting

JonesTrading Institutional Services LLC and D. Boral Capital are acting as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated [    ], 2026, the underwriters named below have agreed to purchase, and we have agreed to sell to such underwriters, the number of shares set forth opposite the underwriters’ names.

Number of
Underwriters	Shares of Class A Common Stock

JonesTrading Institutional Services LLC
D. Boral Capital
Total	15,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ rights to reject any order in whole or in part.

Pricing of the Offering

We have been advised by the underwriters that they propose to offer the shares to the public at the initial offering price set forth on the cover page of this prospectus. The underwriters may allow dealers concessions not in excess of $[  ] per share and the dealers may re-allow a concession not in excess of $[  ] per share to other dealers. After the initial offering of the shares, Jones may change the offering price and other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any shares outside the United States may be made by affiliates of the underwriters.

Over-allotment Option

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of the final prospectus filed in connection with this offering, to purchase up to 2,250,000 additional shares at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Lock-up

We have agreed that, prior to 180 days after the completion of the initial business combination, we will not, without the prior written consent of representatives, as the underwriters, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any other securities convertible into, or exercisable or exchangeable for, any shares of Class A common stock or founder shares, subject to certain exceptions.

Our initial stockholders, officers, directors and members of our advisory board are also subject to separate transfer restrictions on their founder shares and private shares pursuant to the letter agreement described in this prospectus. Under the letter agreement, they have agreed not to transfer, assign or sell any of their founder shares or any shares of Class A common stock issuable upon conversion thereof, and our sponsor has agreed not to transfer, assign or sell any of its private shares or their component securities or the securities underlying such components, until the completion of our initial business combination; except to certain permitted transferees and under certain circumstances as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Shares” and “Proposed Business—Sponsor Information.” Any permitted transferees would be subject to the same restrictions and other agreements applicable to our initial stockholders. We refer to such transfer restrictions throughout this prospectus as lock-ups. We could agree to permit the holders of our founder shares to transfer such shares, or we could agree to cancel such shares, to facilitate the closing of a business combination, although no such transfers or cancellations are contemplated.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the shares was determined by negotiations between us and the representatives. The determination of our per share offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the Class A common stock will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our Class A common stock will develop and continue after this offering.

Listing

We expect our shares to be listed on Nasdaq, under the symbol “AVAC” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq.

Discounts

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per Share		Total
	Without	With	Without	With
	Over-allotment	Over-allotment	Over-allotment	Over-allotment
Underwriting Discounts and Commissions paid by us(1):	$0.025	$0.025	$375,000	$431,250

(1)	Represents a fixed cash underwriting discount of $375,000 in the aggregate, payable to the underwriters upon the closing of this offering independent of whether the underwriters’ over-allotment option is exercised or not. In addition, $0.025 per share, or $56,250 in the aggregate, is payable to the underwriters for the sale of shares pursuant to the exercise of the underwriters’ over-allotment option, if any.

Stabilization and Other Transactions

The underwriters pursuant to Regulation M under the Exchange Act may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing our shares in the open market or from market participants. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the market as compared to the price at which it may purchase shares through the over-allotment option.

“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

We estimate that our portion of the total expenses of this offering payable by us will be $700,000, excluding underwriting discounts and commissions. We have agreed to bear all fees, disbursements and expenses in connection with this offering, including without limitation our legal and accounting fees and disbursements, the costs of preparing, printing, mailing and delivering the registration statement and preliminary and final prospectuses, all amendments, post-effective amendments and supplements thereto and the underwriting agreement and related documents (all in such quantities as underwriters may reasonably require), preparing and printing stock certificates, the costs of any “due diligence” meetings and productions of documents, filing fees, costs and expenses incurred in registering the offering with FINRA, costs and expenses (including legal fees and disbursements) of listing the securities on the NYSE or Nasdaq, transfer taxes, transfer and agent and registrar fees and the cost of background searches. We will reimburse the underwriters for the reasonable and documented fees, disbursements and expenses of outside legal counsel to underwriters, and all other expenses, including an investigative search firm of underwriters’ choice to conduct an investigation of principals of the Company, up to $150,000 in the aggregate.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Market Making

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the shares, that you will be able to sell any of the shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

Other Terms

The underwriting agreement provides that following the completion of this offering, the obligations of the underwriters with respect to this offering will be deemed to be satisfied and the underwriters are not bound by any commitment or obligation to offer or sell to the public any of our securities or of any target business in an initial business combination or otherwise solicit holders of our securities or any target business in an initial business combination to approve the business combination.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. Upon consummation of this offering, the funds will be deposited into a U.S. based trust account with Continental Stock Transfer & Trust Company acting as trustee. Additionally, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriters provide services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 60 days from the date of the final prospectus filed in connection with this offering, unless such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their respective customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33 - 105 Underwriting Conflicts (“NI 33 - 105”). Pursuant to section 3A.3 of NI 33 - 105, this prospectus is exempt from the requirement that the issuer and the underwriter(s) provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the issuer and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33 - 105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of the securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and the underwriter(s) that the investor (i) is purchasing the securities as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45 - 106 Prospectus Exemptions (“NI 45 - 106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31 - 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45 - 501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45 - 107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriter have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriter which constitute the final placement of securities contemplated in this document.

The issuer and the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party. There are on-sale restrictions that may be applicable to investors who acquire securities. As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

●	securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

●	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

●	where no consideration is given for the transfer;

●	where the transfer is by operation of law;

●	as specified in Section 276(7) of the SFA; or

●	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriter that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriter have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriter which constitute the final placement of securities contemplated in this document.

The issuer and the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Dubai

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Cayman Islands

No offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities.

Legal matters

The validity of the shares of Class A common stock being offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. In connection with this offering, King & Spalding LLP, is acting as counsel to the underwriters.

Sichenzia Ross Ference Carmel LLP and certain of its members have agreed to purchase (whether or not the over-allotment option is exercised), indirectly through the purchase of non-managing sponsor membership interests, 125,000 private shares and 246,696 founder shares.

Experts

The financial statements of American Ventures Acquisition Corp. I as of December 31, 2025, and for the period from December 29, 2025 (inception) through December 31, 2025, appearing in this prospectus have been audited by Grassi & Co., CPAs, P.C., independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 2, 2026, our management dismissed Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm. The dismissal was ratified by our board of directors on October 9, 2026. Also on October 9, 2026, our board of directors approved the engagement of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm, effective immediately.

Grassi & Co., CPAs, P.C. has been engaged to re-audit our financial statements as of December 31, 2025 and for the period from December 29, 2025 (inception) through December 31, 2025. The financial statements for that period included in this prospectus have been re-audited by Grassi. RRBB’s report on those financial statements is not included in this prospectus.

The report of Rosenberg Rich Baker Berman, P.A. regarding our financial statements as of December 31, 2025 and for the period from December 29, 2025 (inception) through December 31, 2025 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from December 29, 2025 (inception) through December 31, 2025 and the subsequent interim period through October 2, 2026, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Rosenberg Rich Baker Berman, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Rosenberg Rich Baker Berman, P.A. ‘s satisfaction, would have caused Rosenberg Rich Baker Berman, P.A. to make reference to the subject matter of the disagreements in connection with its report on our financial statements for that period and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the period from December 29, 2025 (inception) through December 31, 2025, and the subsequent interim period through October 9, 2026, neither we nor anyone on our behalf consulted with Grassi & Co., CPAs, P.C. regarding any of the matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

We provided Rosenberg Rich Baker Berman, P.A. with a copy of the above disclosures and requested that Rosenberg Rich Baker Berman, P.A. furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Rosenberg Rich Baker Berman, P.A.’s letter dated October 30, 2026 is filed as Exhibit 16.1 to the registration statement on Form S-1 of which this prospectus forms a part.

Where You Can Find Additional Information

We have filed a registration statement on Form S-1 with the SEC under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon the effectiveness of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

AMERICAN VENTURES ACQUISITION CORP. I

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements of American Ventures Acquisition Corp. I:
Report of Independent Registered Public Accounting Firm (PCAOB ID#606)	F-2
Balance Sheets as of September 30, 2026 (unaudited) and December 31, 2025	F-3
Statements of Operations for the nine months ended September 30, 2026 (unaudited) and for the period from December 29, 2025 (inception) through December 31, 2025	F-4
Statements of Changes in Stockholder’s Deficit for the nine months ended September 30, 2026 (unaudited) and for the period from December 29, 2025 (inception) through December 31, 2025	F-5
Statements of Cash Flows for the nine months ended September 30, 2026 (unaudited) and for the period from December 29, 2025 (inception) through December 31, 2025	F-6
Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
American Ventures Acquisition Corp. I

Opinion on the Financial Statements

We have audited the accompanying balance sheet of American Ventures Acquisition Corp. I. (the “Company”) as of December 31, 2025, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from December 29, 2025 (inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from December 29, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standard generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditor since 2026.

Glastonbury, Connecticut
November 4, 2026

AMERICAN VENTURES ACQUISITION CORP. I
BALANCE SHEETS

	September 30, 2026 (unaudited)	December 31, 2025
ASSETS
Cash	$21,761	$—
Prepaid expenses	1,750	—
Total Current Assets	23,511	—
Deferred offering costs	400,632	—
TOTAL ASSETS	$424,143	$—

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accrued payable	$300	$—
Accrued expenses	17,430	430
Accrued offering costs	202,000	—
Accrued offering costs – underwriters’ expense reimbursement	150,000	—
Accrued interest – promissory note related party	1,654	—
Promissory note – related party	107,000	—
Due to related party	1,352	332
Total Current Liabilities	479,736	762

Commitments and Contingencies (Note 6)

Stockholder’s Deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 10,250,000 and none issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1,025 (1)	—
Additional paid-in capital	23,975	—
Accumulated deficit	(80,593)	(762)
Total Stockholder’s Deficit	(55,593)	(762)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$424,143	$—

(1)	Effective September 30, 2026, the Sponsor surrendered 12,750,000 shares of Class B common stock to the Company for no consideration, and the shares were cancelled. Share and per-share amounts are presented retroactively to reflect the surrender (See Notes 5 and 7).

The accompanying notes are an integral part of these financial statements.

AMERICAN VENTURES ACQUISITION CORP. I
STATEMENTS OF OPERATIONS

	For the nine months ended September 30, 2026 (unaudited)		For the period from December 29, 2025 (inception) through December 31, 2025

Formation and operating costs	$78,179		$762
Loss from operations	$(78,179)		$(762)

Other income (expense):
Interest expense – related party	(1,654)		—
Interest income	2		—
Total other income (expense), net	(1,652)		—

Income (loss) before provision for income taxes	(79,831)		(762)
Provision for income taxes	—		—

Net loss	(79,831)		(762)

Basic and diluted weighted average shares outstanding, Class B common stock	8,917,940	(1)(2)	8,913,043
Basic and diluted net loss per share, Class B common stock	$(0.01)		—

(1)	Effective September 30, 2026, the Sponsor surrendered 12,750,000 shares of Class B common stock to the Company for no consideration, and the shares were cancelled. Share and per-share amounts are presented retroactively to reflect the surrender (See Notes 5 and 7).

(2)	Excludes, until September 30, 2026, 1,336,957 shares of Class B common stock (as retroactively adjusted) that were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full (See note 2).

The accompanying notes are an integral part of these financial statements.

AMERICAN VENTURES ACQUISITION CORP. I
STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2026 (UNAUDITED)

	Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2026	—	$—	$—	$(762)	$(762)
Issuance of Class B shares to the Sponsor(1)	10,250,000	1,025	23,975	—	25,000
Net loss	—	—	—	(38,153)	(38,153)
Balance at March 31, 2026	10,250,000	1,025	23,975	(38,915	(13,915)
Net loss	—	—	—	(22,995)	(22,995)
Balance at June 30, 2026	10,250,000	1,025	23,975	(61,910)	(36,910)
Net loss	—	—	—	(18,683)	(18,683)
Balance at September 30, 2026	10,250,000	$1,025	$23,975	$(80,593)	$(55,593)

(1)	On September 30, 2026, the Sponsor surrendered 12,750,000 shares of Class B common stock to the Company for no consideration, and the shares were cancelled. Share and per-share amounts are presented retroactively to reflect the surrender (See Notes 5 and 7).

FOR THE PERIOD FROM DECEMBER 29, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

	Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 29, 2025 (inception)	—	$—	$—	$—	$—
Net loss	—	—	—	(762)	(762)
Balance at December 31, 2025	—	$—	$—	$(762)	$(762)

The accompanying notes are an integral part of these financial statements.

AMERICAN VENTURES ACQUISITION CORP. I
STATEMENTS OF CASH FLOWS

	For the nine months ended September 30, 2026 (unaudited)	For the period from December 29, 2025 (inception) through December 31, 2025
Cash Flows from Operating Activities:
Net loss	$(79,831)	$(762)
Adjustments to reconcile net loss to net cash used in operating activities:
Operating costs paid via advances from related party	1,020	332
Accrued interest – promissory note related party	1,654	—
Changes in operating liabilities:
Prepaid expenses	(1,750)	—
Accounts payable	300	—
Accrued expenses	17,000	430
Net cash used in operating activities	(61,607)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares to the Sponsor	25,000	—
Proceeds from promissory note – related party	107,000	—
Payment of offering costs	(48,632)	—
Net cash provided by financing activities	83,368	—

Net Change in Cash	21,761	—
Cash – Beginning of period	—	—
Cash – End of period	$21,761	$—

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$202,000	$—
Deferred offering costs included in accrued offering costs – underwriters’ expense reimbursement	$150,000	$—

The accompanying notes are an integral part of these financial statements.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS

American Ventures Acquisition Corp. I (the “Company”) is a blank check company incorporated in the State of Florida on December 29, 2025. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target.

As of September 30, 2026, the Company had not commenced any operations. All activity for the period from December 29, 2025 (inception) through September 30, 2026 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 15,000,000 shares of Class A common stock (the “Public Shares”) at $5.00 per Public Share (or 17,250,000 Public Shares if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 2,250,000 private shares (the “Private Shares”) at a price of $2.00 per Private Share in a private placement to American Ventures Sponsor I LLC (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The rules of Nasdaq require that the Company must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account described below (the Trust Account”), excluding taxes payable on the interest earned on the Trust Account at the time of the agreement to enter into the initial Business Combination. Based on the $75,000,000 expected to be held in the Trust Account, the 80% test would require a Business Combination with a fair market value of at least $60 million. The Company anticipates structuring the initial Business Combination so that the post-transaction company in which the public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. The Company may, however, structure the initial Business Combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but the Company will only complete such Business Combination if the post transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

Upon the closing of the Proposed Public Offering, management has agreed that $5.00 per Public Share sold in the Proposed Public Offering, including proceeds of the sale of the Private Shares, will be held in the Trust Account and held in cash or invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on the management team’s ongoing assessment of all factors related to the potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest bearing demand deposit account at a bank. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the proceeds from the Proposed Public Offering and the sale of the Private Shares will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of the Company’s Public Shares if the Company is unable to complete the initial Business Combination within 18 months from the closing of the Proposed Public Offering (or 24 months from the closing of the Proposed Public Offering if the Company has executed a definitive agreement for an initial Business Combination within 18 months from the closing of the Proposed Public Offering, as may be further extended by stockholder approval to amend the Company’s amended and restated articles of incorporation to extend the date by which the Company must consummate its initial Business Combination or until such earlier liquidation date as the board of directors may approve (the “Completion Window”), subject to applicable law, and (iii) the redemption of the Company’s Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated articles of incorporation to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s Public Shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide the public stockholders with the opportunity to redeem, regardless of whether they abstain, vote for, or vote against, the initial Business Combination, all or a portion of their Public Shares, upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account, less taxes payable, divided by the number of then outstanding Public Shares, subject to certain limitations and conditions. The proceeds placed in the Trust Account and the interest earned thereon will not be used to pay for possible excise tax or any other fees or taxes that may be levied on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 on any redemptions or share buybacks by the Company. The Company will provide the public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a meeting of stockholders called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek stockholder approval under applicable law or stock exchange listing requirements.

The Sponsor and the Company’s officers, directors and members of its advisory board, pursuant to a letter agreement to be entered into with the Company, will agree to (A) (i) waive their redemption rights with respect to their Founder Shares (as defined in Note 5), Private Shares and Public Shares in connection with the completion of the initial Business Combination; and (ii) waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares in connection with a stockholder vote to approve an amendment to the amended and restated articles of incorporation (a) to modify the substance or timing of the obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the Completion Window or (b) with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, (B) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares and Private Shares if the Company fails to complete an initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete an initial Business Combination within such time period and to liquidating distributions from assets outside the Trust Account and (C) vote any Founder Shares held by them and any Public Shares purchased during or after the Proposed Public Offering (including in open market and privately-negotiated transactions) in favor of an initial Business Combination (except that any Public Shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) would not be voted in favor of approving the Business Combination transaction), if a vote is required by law. If a stockholder vote is required by law, the Company will conduct a proxy solicitation pursuant to the proxy rules and will offer to redeem shares in conjunction with such proxy solicitation pursuant to the proxy rules.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

The Company will have until the Completion Window to consummate an initial Business Combination. If the Company anticipates that it may be unable to consummate an initial Business Combination within 18 months from the closing of the Proposed Public Offering (or 24 months from the closing of the Proposed Public Offering if the Company has executed a definitive agreement for an initial Business Combination within 18 months from the closing of the Proposed Public Offering), the Company may seek stockholder approval to amend its amended and restated articles of incorporation to extend the date by which the Company must consummate an initial Business Combination. There are no limitations on the number of times the Company may seek stockholder approval for an extension or the length of time of any such extension. However, if the Company seeks stockholder approval for an extension, holders of Public Shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon (less taxes payable), divided by the number of then issued and outstanding Public Shares, subject to applicable law.

Pursuant to the letter agreement to be entered into with the Company on or prior to the date of the Proposed Public Offering, the Sponsor and each of the Company’s officers and directors and will agree not to take any action to amend or waive any provision of the Company’s amended and restated articles of incorporation relating to its obligation to redeem the Public Shares if the Company fails to consummate an initial Business Combination within the Completion Window in a manner that would limit the Company’s obligations to redeem the Public Shares. If the Company does not consummate an initial Business Combination within the Completion Window and the Company does not hold a stockholder vote to amend its amended and restated articles of incorporation to extend the amount of time the Company will have to consummate an initial Business Combination, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate subject in each case to the Company’s obligations under Florida law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has waived its rights to liquidating distributions from the Trust Account with respect to the Founder Shares, and the Sponsor and the Company’s officers, directors and members of its advisory board will agree to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Shares they will receive if the Company fails to complete a Business Combination within the Completion Window. However, if Sponsor or any of the Company’s officers, directors or members of its advisory board acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Completion Window. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Public Share ($5.00).

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 1 — ORGANIZATION AND PLAN OF BUSINESS OPERATIONS (cont.)

In order to protect the amounts held in the Trust Account, the Sponsor will agree to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account; provided that, such indemnification shall only apply to the extent necessary to ensure that such third party claims do not reduce the amount of funds in the Trust Account to below the lesser of (i) $5.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $5.00 per share due to reductions in the value of the trust assets, less taxes payable other than excise taxes; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The financial statements as of September 30, 2026 and for the nine months then ended are unaudited. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted from these interim financial statements, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying financial statements include all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The interim results for the nine months ended September 30, 2026, are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future periods.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revision of the December 31, 2025 Financial Statements

The financial statements as of December 31, 2025 and for the period from December 29, 2025 (inception) through December 31, 2025 have been revised to correct immaterial omissions in the financial statements previously included in the registration statement: net loss per share, which was not presented, is now presented for that period in accordance with SEC Staff Accounting Bulletin Topic 4D (see Net Loss per Share), and the income tax disclosures now include the Company’s major tax jurisdictions, its deferred tax assets and valuation allowance, and a reconciliation of the income tax benefit at the U.S. federal statutory rate to the income tax provision (see Income Taxes). The revision did not change the balance sheet, net loss, stockholder’s deficit or cash flows for that period.

Liquidity

As of September 30, 2026 and December 31, 2025, the Company had $21,761 and $0 of cash, respectively, and a working capital deficit of $456,225 and $762, respectively. Through September 30, 2026, the Company’s liquidity needs were satisfied through the payment of $25,000 by the Sponsor for the Founder Shares, $107,000 of borrowings under the Company’s promissory note issued to the Sponsor (as amended and restated, the “Sponsor Note”; see Note 5) and $1,352 of costs paid on the Company’s behalf by its Chief Executive Officer (see Note 5). The Sponsor Note is payable on the earlier of December 31, 2027 and the date on which the Company consummates the Proposed Public Offering, and, since its amendment and restatement on October 22, 2026, borrowings under it may be used for costs related to the Proposed Public Offering and for working capital; $193,000 remained available under the Sponsor Note as of September 30, 2026 and $293,000 after the amendment. On November 3, 2026, the Sponsor committed to provide the Company with loans or capital contributions of up to $300,000 through December 31, 2027, if needed to pay its obligations as they become due, including amounts payable if the Proposed Public Offering is not completed (see Note 9). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. If the Proposed Public Offering is not completed, the Company will remain liable for, among other obligations, fees of its legal counsel, the underwriters’ reimbursable expenses and the fees of its independent registered public accounting firm (see Notes 6 and 9).

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 205-40, “Presentation of Financial Statements — Going Concern,” management determined that the working capital deficit and the obligations the Company would be required to settle if the Proposed Public Offering is not completed raised substantial doubt about the Company’s ability to continue as a going concern, because those obligations, principally up to $250,000 of legal fees and $150,000 of the underwriters’ expense reimbursement (see Note 6), together with the costs of the offering process, would exceed the Company’s cash and the amount available under the Sponsor Note by up to approximately $227,000 within one year after the date these financial statements are available to be issued. Management has determined that the Sponsor’s commitment, together with the amount available under the Sponsor Note, is sufficient to meet the Company’s obligations for at least one year after the date these financial statements are available to be issued, and that the Sponsor’s commitment alleviates the substantial doubt. There can be no assurance that the Proposed Public Offering or a Business Combination will be completed.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $21,761 and $0 as of September 30, 2026 and December 31, 2025, respectively and did not have any cash equivalents as of September 30, 2026 and December 31, 2025.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash held in a brokerage account, which is swept into deposit accounts at one or more banks insured by the Federal Deposit Insurance Corporation. At times, those deposits may exceed the Federal Deposit Insurance Corporations coverage limit of $250,000 per bank, and they are not covered by the Securities Investor Protection Corporation. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s major tax jurisdictions are the United States and the State of Florida, and its tax year 2025, its first tax year, remain subject to examination in both jurisdictions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2026 and December 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company’s provision for income taxes was $0 for the nine months ended September 30, 2026 and for the period from December 29, 2025 (inception) through December 31, 2025, all of the Company’s loss before income taxes is domestic, and the Company has paid no income taxes since inception. The Company’s deferred tax assets arise from start-up and organizational costs, which are capitalized for income tax purposes, and from interest accrued on the Sponsor Note and are measured at the enacted U.S. federal rate of 21% and the Florida rate of 5.5% (approximately 4.3%, net of the federal benefit). Costs that facilitate the Proposed Public Offering, which are the audit, review and financial statement preparation fees for the registration statement, are capitalized for income tax purposes as costs of issuing stock under Treasury Regulation Section 1.263(a)-5. Because management expects to complete the Proposed Public Offering, they are treated as nondeductible; if the Proposed Public Offering were abandoned, they would be deductible under Section 165 of the Internal Revenue Code. The Company has incurred losses since inception and its ability to complete a Business Combination is uncertain; management has therefore determined that realization of the deferred tax assets is not more likely than not and has recorded a full valuation allowance against them. The Company’s net deferred tax assets are as follows:

	September 30, 2026 (unaudited)	December 31, 2025
Deferred tax assets:
Start-up and organizational costs	$20,003	$193
Accrued interest – related party	419	—
Total deferred tax assets	20,422	193
Valuation allowance	(20,422)	(193)
Deferred tax assets, net of valuation allowance	$—	$—

A reconciliation of the income tax benefit at the U.S. federal statutory rate to the Company’s income tax provision is as follows:

	Nine months ended September 30, 2026 (unaudited)		Period from December 29, 2025 (inception) through December 31, 2025
	Amount	Percent	Amount	Percent
Income tax benefit at the U.S. federal statutory rate	$(16,765)	21.0%	$(160)	21.0%
State and local income tax, net of federal income tax effect	—	0.0%	—	0.0%
Nondeductible items – costs to facilitate the Proposed Public Offering	(3,465)	4.34%	—	0.0%
Change in valuation allowance	20,230	(25.34)%	160	(21.0)%
Income tax provision	$—	0.0%	$—	0.0%

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The state and local income tax category relates to Florida. The Florida income tax benefit, net of the Florida effect of the nondeductible costs to facilitate the Proposed Public Offering, is offset in full by a valuation allowance; all three are included in that category. The change in valuation allowance category reflects federal income taxes only. The valuation allowance increased by $20,230 in the nine months ended September 30, 2026 (federal $16,765 and Florida $3,465) and by $193 in the period from December 29, 2025 (inception) through December 31, 2025.

Net Loss per Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of Class B common stock outstanding during the period, excluding shares subject to forfeiture. The Founder Shares were issued to the Sponsor for nominal consideration ($0.0024 per share) and, in accordance with SEC Staff Accounting Bulletin Topic 4D, are treated as outstanding for all periods presented, in the same manner as a stock split, although they were issued on January 26, 2026. Net loss per share is therefore presented for the period from December 29, 2025 (inception) through December 31, 2025, for which it was not presented in the financial statements previously included in the registration statement. Until September 30, 2026, up to 1,336,957 Founder Shares (3,000,000 shares before the retroactive adjustment for the surrender described in Note 5) were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full. Those shares were excluded from the weighted average number of shares outstanding until September 30, 2026, when Amendment No. 1 to the Subscription Agreement (as defined in Note 5) removed the forfeiture provision. Those shares were the Company’s only potentially dilutive securities; because they were antidilutive in a period of loss, diluted net loss per share is the same as basic net loss per share.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist of legal, underwriting, printing, registration and listing fees, fees of the independent registered public accounting firm for its consents, and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering. Audit, review and financial statement preparation fees are expensed as incurred. Upon completion of the Proposed Public Offering, offering costs will be allocated between the Class A common stock subject to possible redemption and the over-allotment option liability in proportion to the proceeds allocated to each; the over-allotment option liability is allocated proceeds equal to its fair value and the Class A common stock the residual. Costs allocated to the Class A common stock will be charged against its carrying amount in temporary equity, and costs allocated to the over-allotment option liability will be expensed. No costs of the Proposed Public Offering are allocated to the Private Shares. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of September 30, 2026 and December 31, 2025, the Company had deferred offering costs of $400,632 and $0, respectively.

Class A Common Stock Subject to Possible Redemption

The Company will account for the Public Shares in accordance with ASC Topic 480, “Distinguishing Liabilities from Equity.” Upon the closing of the Proposed Public Offering, the Public Shares will be redeemable upon the occurrence of events that are not solely within the Company’s control and will therefore be classified as temporary equity, outside the stockholders’ equity section of the balance sheets. The Public Shares will be recorded initially at the proceeds allocated to them, net of the offering costs allocated to them, and will be remeasured to their redemption amount (the amount then on deposit in the Trust Account per Public Share, net of taxes payable) immediately after the closing of the Proposed Public Offering and at the end of each reporting period, as permitted by ASC 480-10-S99-3A. Each remeasurement will be charged against additional paid-in capital and, to the extent additional paid-in capital is insufficient, against accumulated deficit. The Private Shares will not be redeemable and will be classified in permanent equity. As of September 30, 2026 and December 31, 2025, no shares of Class A common stock were issued or outstanding.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. The Company’s significant estimates include its accrual for the value of legal counsel’s work in progress and its accrual for the underwriters’ reimbursable expenses (see Note 6).

Recent Accounting Standards

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in ASU 2023-07 require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. ASU 2023-07 requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. In condensed interim financial statements, public entities provide all reportable segment profit or loss and assets disclosures required annually by Topic 280, as well as those introduced by ASU 2023-07, and entities with a single reportable segment provide all the disclosures required by the amendments in ASU 2023-07 and existing segment disclosures in Topic 280. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on December 29, 2025, the date of its inception.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disaggregated information about an entity’s effective tax rate reconciliation and income taxes paid. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 on December 29, 2025, the date of its inception.

In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40)” (“ASU 2024-03”), which requires public business entities to disclose disaggregated information about certain income statement expense captions in the notes to the financial statements. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual periods beginning after December 15, 2026 and interim periods within annual periods beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the effect of ASU 2024-03 on its disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the issuance date and remeasured at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheets as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is a freestanding financial instrument indexed to the contingently redeemable Class A common stock and will be accounted for as a liability under ASC 480, “Distinguishing Liabilities from Equity,” to the extent it is not exercised in full at the closing of the Proposed Public Offering. The liability will be measured at fair value using the Black-Scholes option-pricing model, with an exercise price of $4.975 per share (the public offering price less the underwriting discount), and changes in fair value will be recognized in the statements of operations until the option is exercised or expires. Upon exercise, the liability will be remeasured to fair value and reclassified to Class A common stock subject to possible redemption; upon expiration, the liability will be derecognized through the statements of operations.

Stock-Based Compensation

The Company accounts for share-based payments in accordance with ASC 718, “Compensation — Stock Compensation.” Interests in Founder Shares that the Sponsor transfers to the Company’s officers, directors, members of its advisory board or other service providers as compensation for services to the Company are share-based payments of the Company. They are measured at their grant-date fair value less any amount paid by the recipient and are recognized with a corresponding capital contribution from the Sponsor. For awards that are forfeited if the holder’s service ends before a Business Combination, the Business Combination is a performance condition that is not considered probable until it is consummated; compensation cost for those awards is therefore recognized when a Business Combination is consummated. The Company accounts for forfeitures as they occur, for both employee and nonemployee awards. No stock-based compensation was recognized for the nine months ended September 30, 2026 or for the period from December 29, 2025 (inception) through December 31, 2025.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 15,000,000 Public Shares (or 17,250,000 Public Shares if the underwriter’s over-allotment option is exercised in full) at a purchase price of $5.00 per Public Share.

NOTE 4 — PRIVATE PLACEMENT

The Sponsor will agree to purchase an aggregate of 2,250,000 Private Shares at a price of $2.00 per Private Share, for an aggregate purchase price of $4,500,000, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. A portion of the proceeds from the Private Shares will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete an initial Business Combination within the Completion Window, the holders of the Private Shares will not receive any liquidating distributions from the Trust Account with respect to them, because they will waive their rights to such distributions (see Note 1).

The Private Shares will be identical to the shares sold in the Proposed Public Offering except that, so long as they are held by the Sponsor or its permitted transferees, the Private Shares (i) will be locked up until the completion of an initial Business Combination, (ii) will be entitled to registration rights and (iii) will not be entitled to redemption rights.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 5 — RELATED PARTY TRANSACTIONS

On January 26, 2026, the Company issued 23,000,000 shares of Class B common stock (the “Founder Shares”) to the Sponsor for $25,000 under a subscription agreement (the “Subscription Agreement”). Up to 3,000,000 of the Founder Shares were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full. Effective September 30, 2026, the Company and the Sponsor entered into Amendment No. 1 to the Subscription Agreement, which removed the forfeiture provision, and, immediately thereafter, the Sponsor surrendered 12,750,000 Founder Shares to the Company for no consideration, as a contribution to capital, under a Share Surrender and Cancellation Agreement, and the surrendered shares were canceled. As a result, 10,250,000 Founder Shares are outstanding, none of which is subject to forfeiture. The surrender is presented retroactively in these financial statements, and all share and per-share amounts reflect it (see Notes 2 and 7). The Founder Shares will represent, on an as-converted basis, approximately 41% of the Company’s issued and outstanding shares of common stock after the Proposed Public Offering (or approximately 37% if the underwriters’ over-allotment option is exercised in full), assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares. The Sponsor holds all of the Company’s outstanding shares. The Sponsor’s manager, who is Executive Vice President and Global Head of Investment Banking of Dominari Securities LLC, has sole voting and investment discretion with respect to the securities held by the Sponsor.

The Sponsor will agree, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the completion of a Business Combination.

Administrative Support Agreement

The Company intends to enter into an agreement, commencing on the date that the securities are first listed on Nasdaq through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay Dominari Holdings Inc. (“Dominari”), an affiliate of the Sponsor, a total of $20,000 per month for office space, administrative services and compensation for Sponsor officer time made available to the Company. The Company’s Chairman is the President and a director of Dominari, a director of the Company is Dominari’s Chief Executive Officer and Chairman, and the Company’s Chief Executive Officer is Dominari’s Chief Operating Officer.

Promissory Note

On January 26, 2026, the Sponsor agreed to loan the Company up to $300,000 under the Sponsor Note to fund costs related to the Proposed Public Offering. The Sponsor Note was originally non-interest-bearing and payable on the earlier of June 30, 2026 and the date on which the Company consummates the Proposed Public Offering. The Sponsor Note was amended and restated as of April 13, 2026 to bear interest at 4.00% per annum from that date, and was further amended and restated as of June 30, 2026 to extend its maturity to the earlier of December 31, 2026 and the date on which the Company consummates the Proposed Public Offering. The Note was further amended on October 22, 2026 to extend its maturity date to the earlier of December 31, 2027 and the date on which the Company consummates the Proposed Public Offering and to increase the loan up to $400,000. As of September 30, 2026 and December 31, 2025, $107,000 and $0, respectively, were outstanding under the Sponsor Note, and as of September 30, 2026, $193,000 remained available. Interest expense on the Sponsor Note was $1,654 for the nine months ended September 30, 2026, all of which was unpaid as of September 30, 2026 and is presented as accrued interest on the balance sheets. No principal or interest has been repaid.

Due to Related Party

The Company’s Chief Executive Officer (who served as the Company’s President until August 13, 2026) has paid certain operating costs on behalf of the Company, principally domain registration, telephone, electronic signature and software license fees. Advances were $1,020 in the nine months ended September 30, 2026 and $332 in the period from December 29, 2025 (inception) through December 31, 2025, and the amounts due to the Chief Executive Officer were $1,352 and $332 as of September 30, 2026 and December 31, 2025, respectively, presented as due to related party on the balance sheets. The advances are non-interest-bearing, have no fixed repayment date and are not governed by a written agreement.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,500,000 of such Working Capital Loans may be convertible into private shares of the post-Business Combination entity at a price of $5.00 per share. The shares would be identical to the Private Shares. As of September 30, 2026 and December 31, 2025, the Company had no outstanding borrowings under the Working Capital Loans.

Sponsor Membership Interests

As described in the registration statement, the Company’s Chairman and a member of its advisory board each purchased for a nominal price, through membership interests in a member of the Sponsor, an indirect interest in 2,960,353 Founder Shares. The Sponsor will issue membership interests in the Sponsor representing indirect interests in Founder Shares to six of the Company’s officers, directors and director nominees (135,461 in the aggregate) for their services. Certain of the Company’s officers, directors and director nominees are also expected to purchase, through membership interests, indirect interests in Private Shares at $2.00 per share, the price to be paid by the non-sponsor investors. Interests in Founder Shares transferred for services are share-based payments of the Company (see Note 2).

The Company is party to an advisory agreement dated as of July 22, 2026, which the board of directors ratified on July 27, 2026, with Advance Endeavor LLC, an entity whose manager is a member of the Company’s advisory board. Under the agreement, the advisor will make introductions and provide other advisory services to the Company’s management and board of directors for a term of four years, which either party may end on 30 days’ notice; the Company will reimburse the advisor’s reasonable expenses approved in advance and has agreed to indemnify it. The agreement provides for no fee.

The Company’s legal counsel and certain of its members have agreed to purchase, through non-managing membership interests in the Sponsor, indirect interests in 125,000 Private Shares at $2.00 per share, the price paid by the unaffiliated non-sponsor investors. The purchase is an investment, and the Company records nothing beyond the private placement.

Brokerage Account

The Company’s cash is held in a brokerage account introduced by Dominari Securities LLC, a broker-dealer of which the Company’s Chairman is Chief Executive Officer and Chairman.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s ability to complete an initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate an initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East, including the recent military conflict involving Iran. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete an initial Business Combination.

Registration Rights

The holders of the Founder Shares, Private Shares and any shares that may be issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the effective date of the Proposed Public Offering requiring the Company to register a sale of any of the Company’s securities held by them and any other securities of the Company acquired by them prior to the consummation of an initial Business Combination. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 2,250,000 additional Public Shares to cover over-allotments at the Proposed Public Offering price less the underwriting discount, or $4.975 per share.

The underwriters will be entitled to a fixed cash underwriting discount of $375,000 ($0.025 per Public Share), payable upon the closing of the Proposed Public Offering whether or not the underwriters’ over-allotment option is exercised, and to $0.025 per share ($56,250 if the over-allotment option is exercised in full) for any shares sold under the over-allotment option. The underwriters will not be entitled to any deferred underwriting commissions.

Underwriters’ Expense Reimbursement

Under its engagement letter dated March 31, 2026 with JonesTrading Institutional Services LLC (“JonesTrading”), a representative of the underwriters, the Company agreed to reimburse JonesTrading for the reasonable and documented fees and expenses of its outside legal counsel and its other expenses, including an investigative search firm, up to $150,000 in the aggregate. This reimbursement obligation is binding whether or not the Proposed Public Offering is completed, and reimbursable expenses incurred before any termination of the engagement survive termination. The Company accrues these costs at the amount incurred, as deferred offering costs and accrued offering costs – underwriters’ expense reimbursement. As of September 30, 2026, the Company had accrued $150,000 the costs incurred through that date.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 6 — COMMITMENTS AND CONTINGENCIES (Cont.)

Legal Fees

Under its engagement letter dated January 30, 2026, the Company’s legal counsel will receive a flat fee of $250,000 for its services in connection with the Company’s formation, the Proposed Public Offering, the private placement and the listing application, payable upon the closing of the Proposed Public Offering. If the Proposed Public Offering does not close, the Company is responsible for counsel’s fees for the time expended, up to $250,000. Counsel has reserved the right to increase its fee caps if it encounters unexpected complications, delays or hurdles or if the scope of its representation increases, after discussing the additional fees with the Company. As of September 30, 2026, the Company had accrued $200,000 of these fees, management’s estimate of the value of counsel’s work in progress through that date, as deferred offering costs and accrued offering costs. The remaining $50,000 of the flat fee is a commitment payable upon the closing of the Proposed Public Offering. From the effectiveness of the registration statement, counsel will also receive a flat fee of $5,000 per month for the Company’s periodic reporting and general corporate work, increasing to $9,500 per month after a Business Combination. Counsel and certain of its members have also agreed to purchase indirect interests in Founder Shares and Private Shares through the Sponsor (see Note 5).

Other Fees Payable upon the Closing of the Proposed Public Offering

Upon the closing of the Proposed Public Offering, the Company’s financial printer will receive $10,000 and its accounting services provider $15,000. The Company’s transfer agent and trustee will receive $12,500 of fees at or after the closing of the Proposed Public Offering (a service charge for the Proposed Public Offering, a trust acceptance fee and first-year transfer agent and trust administration fees) and a $1,000 fee for the eligibility of the Class A common stock with The Depository Trust Company. See Note 9 for the fees of the independent registered public accounting firm engaged in October 2026.

NOTE 7 — STOCKHOLDER’S DEFICIT

Preferred Stock — The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2026 and December 31, 2025, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 500,000,000 shares of Class A common stock, with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2026 and December 31, 2025, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock, with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each share. At September 30, 2026 and December 31, 2025, there were 10,250,000 and no shares of Class B common stock issued and outstanding, respectively. Effective September 30, 2026, the Sponsor surrendered 12,750,000 Founder Shares to the Company for no consideration, and the shares were canceled; share and per-share amounts are presented retroactively to reflect the surrender. None of the 10,250,000 Founder Shares outstanding is subject to forfeiture (see Note 5). In accordance with Accounting Standard Codification (“ASC”) 260 Earnings Per share, the affects of this surrender must be retrospectively applied to all periods presented to ensure comparability for financial statement readers.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 7 — STOCKHOLDER’S DEFICIT (cont.)

Prior to the closing of an initial Business Combination, only holders of the shares of Class B common stock will be entitled to vote on the appointment and removal of directors. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.

The Founder Shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of an initial Business Combination or such earlier time at the option of the holder on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described below. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Proposed Public Offering and related to the closing of the initial Business Combination, all issued and outstanding shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the closing of the initial Business Combination so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 37.27% of the sum of (i) the total number of all shares of common stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) upon the completion of the Proposed Public Offering (including all shares of Class A common stock issuable pursuant to an exercise of the underwriters’ over-allotment option, if any, the Private Shares and the Founder Shares issued to the Sponsor before the closing of the Proposed Public Offering), plus (ii) all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the closing of the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any shares issued to the Sponsor or any of its affiliates or to the Company’s officers or directors upon conversion of Working Capital Loans), minus (iii) any redemptions of shares of Class A common stock by public stockholders in connection with the initial Business Combination. This adjustment may be waived as to any particular issuance or deemed issuance of additional shares of Class A common stock or equity-linked securities by the written consent or agreement of the holders of a majority of the shares of Class B common stock then outstanding, consenting or agreeing separately as a single class, and in no event will the shares of Class B common stock convert into shares of Class A common stock at a ratio that is less than one-for-one.

NOTE 8 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM is a group consisting of its Chief Executive Officer and its Chief Financial Officer, who together review the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company has one operating segment, which is its only reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss, as reported on the statements of operations. The measure of segment assets is total assets, as reported on the balance sheets. The CODM is regularly provided with formation and operating costs by account, which separately identify professional fees. Professional fees, which consist of audit, review, financial statement preparation and bookkeeping fees, are the Company’s only significant segment expense. Other segment items are the other formation and operating

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 8 — SEGMENT INFORMATION (cont.)

costs (formation costs, bank charges, software, domain and telephone costs, and transfer agent fees), interest expense on the Sponsor Note and interest income. The significant segment expense and other segment items included in net loss are as follows:

	For the nine months ended September 30, 2026 (unaudited)	For the Period from December 29, 2025 (Inception) through December 31, 2025
Professional fees	$(76,420)	$—
Other formation and operating costs	(1,759)	(762)
Formation and operating costs	(78,179)	(762)
Interest expense – related party	(1,654)	—
Interest income	2	—
Net loss	$(79,831)	$(762)

Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Proposed Public Offering and, eventually, a Business Combination within the Completion Window. The CODM also reviews formation and operating costs, and interest on the Sponsor Note, to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through November 3, 2026, the date the financial statements were available to be issued. For the financial statements as of December 31, 2025 and for the period from December 29, 2025 (inception) through December 31, 2025, subsequent events were evaluated for recognition through April 2, 2026, the date those financial statements were originally available to be issued; events after that date were evaluated for disclosure through November 3, 2026, 2026, the date these revised financial statements (see Note 2) were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On October 2, 2026, the Company dismissed Rosenberg Rich Baker Berman, P.A. (“RRBB”) as its independent registered public accounting firm, and on October 9, 2026, the board of directors ratified the dismissal. In October 2026, following its dismissal, RRBB refunded to the Company the $37,000 of fees the Company had paid to it for its audit of the December 31, 2025 financial statements and its review of the March 31, 2026 interim financial statements, and released the Company from its fee for the review of the June 30, 2026 interim financial information ($12,000, accrued as of September 30, 2026) and from its $2,000 consent fee, accrued as an offering cost. These occurred after September 30, 2026 and are not recognized in these financial statements; the Company will recognize them in the fourth quarter of 2026.

AMERICAN VENTURES ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

NOTE 9 — SUBSEQUENT EVENTS (cont.)

On October 9, 2026, the board of directors approved the engagement of Grassi & Co., CPAs, P.C. (“Grassi”) as the Company’s independent registered public accounting firm, and on October 12, 2026, the Company countersigned Grassi’s engagement letter dated October 8, 2026. Grassi’s fees for the audit of the December 31, 2025 financial statements, the review of the September 30, 2026 interim financial statements, its review of and consents to the registration statement, and the audit of the financial statements to be included in a Current Report on Form 8-K following the Proposed Public Offering total $45,000, payable $25,000 upon engagement and $20,000 on October 31, 2026, plus a 2.75% administrative fee. On October 20, 2026, the Company paid the first installment of $25,000, plus the administrative fee.

On October 22, 2026, the Company and the Sponsor amended and restated the Sponsor Note to extend its maturity to the earlier of December 31, 2027 and the date on which the Company consummates the Proposed Public Offering and to increase the amount that may be borrowed under it to $400,000, and to permit borrowings for the Company’s working capital requirements before the Proposed Public Offering. On November 3, 2026, the Sponsor delivered a letter irrevocably committing to provide the Company with loans or capital contributions of up to $300,000, as needed to pay its obligations as they become due, including amounts payable if the Proposed Public Offering is not completed, through the earlier of the consummation of a Business Combination and December 31, 2027. Amounts advanced before the Proposed Public Offering are in addition to, and do not reduce, the amount available under the Sponsor Note, and are made on terms no less favorable to the Company than the Sponsor Note. Amounts advanced after it are non-interest-bearing working capital loans, repayable upon consummation of a Business Combination or from funds held outside the Trust Account, of which up to $2,500,000 may be converted into private shares at $5.00 per share. If the Company does not consummate a Business Combination, amounts that cannot be repaid from funds held outside the Trust Account will be forgiven.

American Ventures Acquisition Corp. I

15,000,000 Shares of Class A Common Stock

PRELIMINARY PROSPECTUS

, 2026

Lead Book-Running Manager

Joint Book-Running Manager

D. Boral Capital

Until, 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our shares of Class A common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information not required in prospectus

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$250,000
Printing and road show expenses	$30,000
Accounting fees and expenses	$45,000
SEC registration	$15,882
FINRA registration fee	$17,750
Nasdaq listing and filing fees	$85,000
Reimbursement to underwriters for expenses	$150,000
Miscellaneous expenses	$106,368
Deal Expenses	$700,000

Item 14. Indemnification of Directors and Officers.

Under Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision to take or not to take action, or any failure to take any action unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes any of the following: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable (relating to liability for unlawful distributions); (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the corporation, or willful or intentional misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Under Section 607.0851 of the FBCA, except as otherwise provided in Section 607.0859 (as described below), and not in limitation of indemnification allowed under Section 607.0858 of the FBCA (regarding variation by corporate action), a corporation may indemnify an individual who is a party to any proceeding because the individual is or was a director or officer of the corporation against liability incurred in the proceeding if (a) the director or officer acted in good faith; (b) the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and (c) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the director or officer did not meet the relevant standard of conduct described in this section of the FBCA. Unless ordered by a court, a corporation may not indemnify a director or an officer in connection with a proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

For purposes of the indemnification provisions of the FBCA, “director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director or officer, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or another enterprise or entity and the terms include, unless the context otherwise requires, the estate, heirs, executors, administrators, and personal representative of a director or officer.

Section 607.0852 of the FBCA provides that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

Section 607.0853 of the FBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852; and (b) it is ultimately determined under Section 607.0854 or Section 607.0855 (as described below) that the director or officer has not met the relevant standard of conduct described in Section 607.0851 or the director or officer is not entitled to indemnification under Section 607.0859 (as described below).

Section 607.0854 of the FBCA provides that, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board of directors or of the stockholders in the specific case, a director or officer of the corporation who is a party to a proceeding because he or she is or was a director or officer may apply for indemnification or an advance for expenses, or both, to a court having jurisdiction over the corporation which is conducting the proceeding, or to a circuit court of competent jurisdiction. Our articles of incorporation do not provide any such exclusion. After receipt of an application and after giving any notice it considers necessary, the court may order indemnification or advancement of expenses upon certain determinations of the court.

Section 607.0855 of the FBCA provides that, unless ordered by a court under Section 607.0854, a corporation may not indemnify a director or officer under Section 607.0851 unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director or officer has met the relevant standard of conduct set forth in Section 607.0851.

Section 607.0857 of the FBCA provides that a corporation has the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is entitled to indemnification as set forth therein, whether or not the corporation would have the power to indemnify or advance expenses to the individual against the same liability under the FBCA, and Section 607.0858 of the FBCA provides that the indemnification provided pursuant to Section 607.0851 and Section 607.0852, and the advancement of expenses provided pursuant to Section 607.0853 are not exclusive. A corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of stockholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers.

Section 607.0859 of the FBCA provides that, unless ordered by a court under the provisions of Section 607.0854 of the FBCA, a corporation may not indemnify a director or officer under Section 607.0851 or Section 607.0858 or advance expenses to a director or officer under Section 607.0853 or Section 607.0858 if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder; (b) a transaction in which a director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable (relating to unlawful distributions).

Our amended and restated articles limits the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the FBCA.

We also intend to enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Florida law against liabilities that may arise by reason of their service to us, and, to the fullest extent permitted under Florida law, to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On January 26, 2026, our sponsor purchased 23,000,000 shares of our Class B common stock for $25,000, of which 12,750,000 shares have been cancelled, resulting in 10,250,000 shares of our Class B common stock outstanding. The sponsor is deemed to have purchased the founder shares for $0.0024 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 17,250,000 shares if the underwriters’ over-allotment option is exercised in full and therefore that such founder shares would represent approximately 41% (or approximately 37% if the underwriters exercise their over-allotment option in full) of our issued and outstanding shares of common stock (excluding securities sold in the private placement).

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering.

Our sponsor has committed, pursuant to a written agreement, to purchase from us an aggregate of 2,250,000 private shares (whether or not the over-allotment option is exercised) at $2.00 per share, for an aggregate purchase price of $4,500,000. The private shares will also be worthless if we do not complete our initial business combination. This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.
1.1	Form of Underwriting Agreement.
3.1	Articles of Incorporation.
3.2	Form of Amended and Restated Articles of Incorporation.
3.3	Bylaws of American Ventures Acquisition Corp. I
4.2	Specimen Common Stock Certificate.
5.1	Opinion of Sichenzia Ross Ference Carmel LLP.
10.1	Form of Letter Agreement among the Registrant, American Ventures Sponsor I LLC and each of the officers and directors of the Registrant.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust and the Registrant.
10.3	Form of Registration Rights Agreement among the Registrant, American Ventures Sponsor I LLC and the Holders signatory thereto.
10.4	Form of Private Shares Purchase Agreement between the Registrant and American Ventures Sponsor I LLC.
10.5	Form of Indemnity Agreement.
10.6	Promissory Note dated January 26, 2026, issued to American Ventures Sponsor I LLC.
10.7	Amended and Restated Promissory Note dated April 13, 2026, issued to American Ventures Sponsor I LLC.
10.8	Second Amended and Restated Promissory Note dated June 30, 2026, issued to American Ventures Sponsor I LLC.
10.9	Third Amended and Restated Promissory Note dated October 22, 2026, issued to American Ventures Sponsor I LLC.
10.10	Subscription Agreement dated January 26, 2026, between American Ventures Sponsor I LLC and the Registrant.
10.11	Amendment No. 1 to Subscription Agreement dated September 30, 2026, between American Ventures Sponsor I LLC and the Registrant.
10.12	Share Cancellation Agreement dated September 30, 2026, between American Ventures Sponsor I LLC and the Registrant.
10.13	Form of Administrative Services Agreement.
10.14	Sponsor Support Letter, dated November 3, 2026
14.1	Form of Code of Ethics.
16.1	Letter from Rosenberg Rich Baker Berman, P.A. dated October 30, 2026 addressed to the Securities and Exchange Commission.
23.1	Consent of Grassi & Co., CPAs, P.C.
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included on Exhibit 5.1).
24.1	Power of Attorney
99.1	Audit Committee Charter.
99.2	Compensation Committee Charter.
99.3	Nominating Committee Charter.
99.4	Form of Clawback Policy.
99.5	Consent of Kyle Haug to be named as director nominee.
99.6	Consent of Steven Scopellite to be named as director nominee.
99.7	Consent of Stefan Passantino to be named as director nominee.
107	Filing Fee Table.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 of any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the fourth day of November, 2026.

American Ventures Acquisition Corp. I

By:	/s/ Christopher Devall
Name:	Christopher Devall
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Devall as such person’s true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Christopher Devall	Chief Executive Officer	November 4, 2026
Christopher Devall	(principal executive officer)

/s/ David Kutcher	Chief Financial Officer	November 4, 2026
David Kutcher	(principal financial and accounting officer)

/s/ Kyle Wool	Chairman and Director	November 4, 2026
Kyle Wool

/s/ Anthony Hayes	Director	November 4, 2026
Anthony Hayes

Authorized representative

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amended registration statement, solely in its capacity as the duly authorized representative of American Ventures Acquisition Corp. I, in New York, New York, on the fourth day of November, 2026.

By:	/s/ Christopher Devall
Name:	Christopher Devall
Title:	Chief Executive Officer